As filed with the Securities and Exchange Commission on May   , 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 2)

                             DELI SOLAR (USA), INC.
                 (Name of small business issuer in its charter)

            Nevada                                3433                        95-3819300
     (State or Jurisdiction           (Primary Standard Industrial   (IRS Employer Identification
 of Incorporation or Organization)     Classification Code Number)              Number)


                               558 Lime Rock Road,
                          Lakeville, Connecticut, 06039
                                  (860)435-7000
          (Address and telephone number of principal executive offices)

                            No. 28, Fengtai Bei Road
                      Fengtai District, Beijing, PRC 100071
                             Tel: 011-86-10-63835176
(Address of principal place of business or intended principal place of business)

                               558 Lime Rock Road,
                          Lakeville, Connecticut, 06039
                                  (860)435-7000
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                               Darren Ofsink, Esq.
                                Guzov Ofsink, LLC
                         600 Madison Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 371-8008

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

================================================================================================================
Title of each class          Dollar               Proposed              Proposed
 of securities to         Amount to be        maximum offering      maximum aggregate            Amount of
  be registered          registered (1)      price per unit (2)     offering price (2)       registration fee
================================================================================================================
$.001 par value per        3,952,025              $ 11.75           $ 46,436,293.75            $ 5,465.55
share common                                                                                   (previously
stock                                                                                             paid)

(1) This registration statement relates to the offer and resale by the selling stockholders identified herein of up to 3,952,025 shares of our common stock, including 1,825,719 shares which they may acquire upon exercise of the outstanding warrants.

(2) The registration fee is calculated pursuant to Rule 457(c). As of the date of this prospectus, our common stock is quoted under the symbol "DLSL.OB" on the NASD's Over-the-Counter (OTC) Bulletin Board. As of October 28, 2005, the last reported bid price was $6.75 per share and the last reported asked price was $16.75 per share. The average of the bid and asked price was thus $11.75 per share. Accordingly, the registration fee is $4,968.68 based on $11.75 per share.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY____, 2006

                             PRELIMINARY PROSPECTUS

                             DELI SOLAR (USA), Inc.

                                  Common Stock
                                ----------------

      This prospectus relates to the offer and sale by the selling stockholders identified under the caption "Selling Stockholders" (collectively, the "Selling Stockholders"; individually, "Selling Stockholder") of up to 3,952,025 shares of our Common Stock, including 1,825,719 that they may acquire upon exercise of warrants. The Selling Stockholders acquired substantially all of the shares and the warrants in connection with a private placement completed on March 31, 2005. The remaining 230,674 shares offered by Halter Capital Corporation and Kevin Halter, Jr. were acquired from the former controlling stockholders of our company in a private sale completed on January 31, 2005. We have registered the shares for resale under registration rights granted to the Selling Stockholders in connection with the purchase transactions.

      We will not receive any of the proceeds from sales of the shares by the Selling Stockholders. However, if the Selling Stockholders decide to exercise their warrants, we will receive the net proceeds of the exercise of outstanding warrants held by the Selling Stockholders. We will pay all expenses of registration incurred in connection with this offering, but the Selling Stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the Selling Stockholders against some liabilities, including liabilities under the Securities Act.

      Our Common Stock is currently quoted on the National Association of Securities Dealers' Over-the-Counter Bulletin Board under the symbol "DLSL.OB." As of May 15, 2006, the last reported bid price was $6.50 per share and the last reported asked price was $10.90 per share. During the past 60 business days, however, neither the bid quotation nor the asked quotation has appeared regularly in the Bulletin Board. Further, there has been no participation of a broker or dealer in trading our common stock. Thus, there is no existing "public market" for our common stock.

      The shares are being offered by the Selling Stockholders in anticipation of the development of a secondary trading market in our common stock. We cannot give you any assurance that an active trading market in our common stock will develop, or if an active market does develop, that it will continue.

          Investing in our common stock involves a high degree of risk.
                    See "Risk Factors" beginning on page 12.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is _______.

           ----------------------------------------------------------

                              ABOUT THIS PROSPECTUS

      You should rely only on the information contained in this prospectus. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the Selling Stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any Selling Stockholder.

      The information in this prospectus is not complete and may be changed. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or share warrants. The Selling Stockholders are offering to sell and seeking offers to buy shares of our common stock and shares for which their warrants are exercisable only in jurisdictions where offers and sales are permitted. The Selling Stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

                                TABLE OF CONTENTS


Cautionary Note Regarding Forward Looking Statements
   and Other Information Contained in this Prospectus..........................6
Prospectus Summary ............................................................7
Risk Factors..................................................................12
Use of Proceeds...............................................................23
Determination of Offering Price...............................................23
Selling Stockholders..........................................................24
Business......................................................................27
Description of Property.......................................................46
Selected Financial Data.......................................................47
Management's Discussion and Analysis of Financial Condition
  and Results of Operations...................................................48
Security Ownership of Certain Beneficial Owners and Management................61
Directors and Executive Officers, Promoters
   and Control Persons .......................................................63
Executive Compensation........................................................65
Certain Relationships and Related Party Transactions..........................66
Plan of Distribution..........................................................67
Description of Securities.....................................................68
Market Price of and Dividends on Our Common Equity and
  Related Stockholder Matters.................................................70
Legal Proceedings.............................................................72
Legal Matters.................................................................72
Experts.......................................................................72
Interest of Named Experts and Counsel.........................................72
Disclosure of Commission Position of Indemnification for
   Securities Act Liabilities.................................................72
Changes in and Disagreements with Accountants.................................73
Financial Statements..........................................................74
Where You Can Find More Information...........................................74


Part II.  Information Not Required in Prospectus
Indemnification of Directors and Officers...................................II-1
Other Expenses of Issuance and Distribution.................................II-1
Recent Sales of Unregistered Securities.....................................II-2
Exhibits....................................................................II-3
Undertakings................................................................II-4

         CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER
                    INFORMATION CONTAINED IN THIS PROSPECTUS

      Our disclosure and analysis in this prospectus contain some forward-looking statements. These statements relate to our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for solar hot water heaters in the People's Republic of China, which we refer to herein as the PRC, competition, exchange rate fluctuations, and the effect of economic conditions. These statements are forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports filed with the Securities and Exchange Commission ("SEC").

      Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

      Certain of the information provided in this prospectus, such as data regarding the market for our products, has been obtained from third parties. While we believe that these sources are accurate, you should be aware that we have not independently verified the information and that we disclaim any duty to update the information provided by these sources in the future.

      Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the currency of the People's Republic of China (the "PRC"), yuan (also known as the Renminbi). According to Xe.com as of May 15, 2006, $1 = 8.0055 yuan.


      The "Company", "we," "us," "our," and the "Registrant" refer to (i) Deli Solar (USA), Inc. ("Deli Solar (USA)", formerly also known as Meditech Pharmaceuticals, Inc.), (ii) Deli Solar Holding Ltd., ("Deli Solar (BVI)"), a wholly-owned subsidiary of Deli Solar (USA) and a limited liability company organized under the International Business Companies Act of the British Virgin Islands, and (iii) Bazhou Deli Solar Energy Heating Co., Ltd. ("Deli Solar
(PRC)"), a wholly-owned subsidiary of Deli Solar (BVI) and a limited liability company organized under the laws of the PRC.



                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.


                                   OUR COMPANY

Our Corporation History and Structure

      Meditech Pharmaceuticals, Inc. ("Meditech") was incorporated in Nevada on March 21, 1983. Meditech was a drug development company, focusing on research, development, and marketing of anti-infective drugs in the biomedical industry. In late 2004, Meditech spun off its drug development business, whose primary assets consisted of various intellectual property rights, by assigning such intellectual property rights to East West Distributors, Inc. ("East West"), a wholly-owned subsidiary of Meditech formed on December 13, 2004 under the Nevada law. Thereafter, Meditech distributed all of the capital stock of East West, pro rata, in the form of a stock dividend to the shareholders of Meditech of record on February 17, 2005. East West reported the spin-off on a Registration Statement on Form 10-SB with the SEC on June 28, 2005. The spin-off was completed on August 29, 2005. The spin-off was not required to be registered under the Securities Act of 1933, as amended.

      Deli Solar (BVI) is a holding company for Deli Solar (PRC), which operates a solar and renewable energy business in the PRC. On March 31, 2005, Meditech entered into a Stock Contribution Agreement (the "Stock Contribution Agreement") with Mr. Deli Du of Bazhou City, Hebei Province, PRC. Under the Stock Contribution Agreement, Meditech acquired all of the issued and outstanding shares of capital stock of Deli Solar (BVI) (par value US$0.05 per share) in exchange for the issuance of 4,067,968 shares (the number and the price of the shares as described in this paragraph have been adjusted to give effect to the one-for-six reverse stock split of all issued and outstanding shares of our common stock, which became effective on August 15, 2005) of Meditech's common stock (par value $.001 per share). In connection with the transactions contemplated by the Stock Contribution Agreement, on March 31, 2005, certain non-affiliated accredited investors paid $6,000,015 to Meditech in exchange for the issuance of 1,714,290 shares of common stock of Meditech and warrants to purchase ten (10) shares of common stock for each ten (10) shares of common stock issued to such accredited investors, representing warrants to purchase an aggregate of 1,885,719 shares of common stock of Meditech at an exercise price of $3.85 per share, which warrants are exercisable through March 31, 2010. As a result of foregoing transactions, the former shareholders of Deli Solar (BVI) became holders of majority of the common stock of Meditech and Deli Solar (BVI) became a wholly-owned subsidiary of Meditech. On August 15, 2005, Meditech changed its name from "Meditech Pharmaceuticals, Inc." to "Deli Solar (USA), Inc." (the transactions described in this paragraph, are collectively referred to herein, the "Reverse Merger"). Further information regarding the Reverse Merger is contained in the Current Report on Form 8-K filed with the SEC by Meditech on April 6, 2005 and a Schedule 13D filed by Mr. Deli Du with the SEC on April 18, 2005.

      Deli Solar (BVI) was formed in June, 2004. On August 1, 2004, Deli Solar
(BVI) purchased Deli Solar (PRC), a corporation duly organized under the laws of the PRC from Messrs. Deli Du, Xiao'er Du, and Xiaosan Du for RMB6,800,000. As a result of this transaction, Deli Solar (PRC) became a wholly-foreign owned enterprise ("WFOE") under PRC law on March 30, 2005, by virtue of its status as a wholly-owned subsidiary of a foreign company, Deli Solar (BVI).

      On November 21, 2005, Deli Solar (PRC) acquired all the capital stock of Beijing Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang") for a total purchase price of RMB500,000 pursuant to a stock purchase agreement with Ailiyang dated February 24, 2005, whereby Ailiyang has become a wholly-owned subsidiary of Deli Solar (PRC). The sole business of Ailiyang has been to serve as a distributor of Deli Solar (PRC). Details of the acquisition were reported in our Current Report filed with the SEC on November 28, 2005.

      On August 15, 2005 we changed our name from Meditech Pharmaceuticals, Inc. to Deli Solar (USA), Inc. The result of the above transactions, as set forth in the following diagram, is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (PRC) remains a wholly-owned subsidiary of Deli Solar
(BVI). Ailiyang became a wholly-owned subsidiary of Deli Solar (PRC).


                             ----------------------
                             Deli Solar (USA), Inc.
                             ----------------------
                                        |    100%

                             ----------------------
                             Deli Solar Holding Ltd.
                               "Deli Solar (BVI)"
                             ----------------------
                                        |    100%
                             ----------------------
                               Bazhou Deli Solar
                             Energy Heating Co., Ltd.
                               "Deli Solar (PRC)"
                             ----------------------
                                        |    100%
                             ----------------------
                               Ailiyang Solar
                             Energy Technology Co., Ltd.
                               "Ailiyang"
                             ----------------------

      Our U.S. offices are located at 558 Lime Rock Road, Lakeville, Connecticut 06039 and our telephone number is (860) 435-7000. Deli Solar (PRC)'s executive office is located at No. 28, Fengtai Bei Road, Fengtai District, Beijing, PRC 100071. Its principal place of business is located outside of the city of Bazhou in the Hebei Province of the PRC.

Our Business

      Deli Solar (PRC) is a limited liability company under the laws of the PRC that was founded in 1997 and is engaged in the business of designing, manufacturing and selling renewable energy systems that produce hot water and provide space heating. Its principal products are solar hot water heaters and multifunctional space heating products, including coal-fired residential boilers. Deli Solar (PRC) also sells component parts for its systems, and provides after-sales maintenance and repair services.

      Our primary products are solar hot water heaters, comprising approximately 68% of our total sales revenues in the year of 2005. We manufacture two types of solar hot water heaters: evacuated tubular solar water heaters and flat plate solar water heaters. Our solar water heaters are primarily used to generate hot water for residential and household uses. Among evacuated tubular solar water heaters, regular evacuated tubular solar water heaters using all-glass vacuum collectors are our best selling product, comprising approximately 85% of our total solar product revenue. This type of solar water heater can generate hot water even in cold weather and therefore, can be used throughout the year. Further, they are relatively easy and inexpensive to produce compared to other solar hot water heaters using other types of vacuum collectors. Because our primary market is in rural areas of the PRC, our regular evacuated tubular solar water heaters account for a majority of our sales.

      We also manufacture boilers, furnaces, stove heating, and space heating products, comprising approximately 32% of our total sales revenues in the year of 2005. Most of our boilers and space heating products are coal-fired, small scale units for residential space heating and cooking.

Our Strengths, Strategies and Risks

      We believe that our success in the PRC is primarily attributable to the following strengths:

      o Our focus on rural market segment in the PRC and our eight years of experience with rural marketing and sales agents.

      o     Our multiple brands which are marketed to different customers.

      o Our extensive and effective distribution network of over 585 distributors and wholesalers, as well as approximately 2,000 local electronics retailers or dealers covering 27 provinces in the PRC, with a focus on northern and north-eastern parts of the PRC.

      o Our support to our distributors and independent sales agents, which allow them to effectively market our products by educating consumers about their features. Our distributors also provide feedback to our management team allowing us to change our marketing strategies based on customer sentiment.

      Our goals are to increase our market share and become a leading producer in the PRC's solar hot water heater industry. We seek to achieve our goals by implementing the following strategies:

      o Expanding our market coverage to more rural areas, as well as urban areas in the PRC by recruiting more distributors and sales agents.

      o     Continuing to increase our sales of premium brand products.

      o Improving our products' features and developing new environmentally friendly products.

      o Strengthening our after-sales services network in parallel with our distribution network.

      o Pursuing selective strategic acquisitions and alliances that will allow us to increase our market and competitive position.

      o Expanding our product offerings and achieving economies of scale in manufacturing.

      The successful implementation and execution of our strategies are subject to a series of risks and uncertainties, such as the following:

      o Our ability to successfully control our manufacturing cost and management expenses, such as our ability to obtain raw materials in a cost-effective manner.

      o Our ability to offer new and improved products in order to attract more customers.

      o     Our ability to manage and attract talented independent sales people.

      o     Our ability to respond to technological changes in our industry.

      o Our ability to attract, retain and motivate qualified management personnel.

      Please see the "Risk Factors" and other information included in this prospectus for a further discussion of these risks and uncertainties.

                                  THE OFFERING

         This prospectus relates to the resale by the Selling Stockholders identified herein. The following table sets forth information about the shares being offered for resale under this prospectus:

Common stock outstanding prior to this offering ..................... 6,205,290 shares Common stock offered by us ................................... 0 shares
Total shares of common stock offered by Selling                       3,952,025 shares
Stockholders(1)......................................................
Common stock to be outstanding after the offering (assuming
all warrants have been exercised) ................................... 8,031,009 shares
Use of Proceeds ..................................................... We will not receive any of the proceeds from the sales of the
                                                                      shares owned by the Selling
                                                                      Stockholders. We may receive,
                                                                      however, most of the proceeds
                                                                      in connection with the
                                                                      exercise of warrants for the
                                                                      underlying shares of common
                                                                      stock, which may in turn be
                                                                      sold by the Selling
                                                                      Stockholders under this
                                                                      prospectus. We intend to use
                                                                      any proceeds we receive from
                                                                      the exercise of warrants for
                                                                      working capital and other
                                                                      general corporate purposes.
                                                                      There is no assurance that any
                                                                      of the warrants will ever be
                                                                      exercised for cash, if at all.
Our OTC Bulletin Board Trading Symbol ............................... DLSL.OB
Risk Factors ........................................................ See "Risk Factors" beginning on page 12 and other information
                                                                      included in this prospectus for
                                                                      a discussion of factors you
                                                                      should consider before deciding
                                                                      to invest in shares of our
                                                                      common stock.

      (1) Seventeen of the Selling Stockholders acquired their securities in our private placement of securities completed on March 31, 2005. In consideration for their payment of $6,000,015 to us, we issued to these investors an aggregate of 1,714,290 shares of common stock (after adjustment for a reverse stock split), along with warrants to purchase 10 shares of our common stock for every 10 shares purchased, with an exercise price of $3.85 per share . The warrants are exercisable until March 31, 2010. An additional 292,771 shares of common stock and 171,429 warrants were issued to our financial advisors and others in connection with the private placement and our acquisition of Meditech.

                            MARKET FOR OUR SECURITIES

      Our common stock is currently quoted under the symbol "DLSL.OB" on the over-the-counter Bulletin Board. As of May 15, 2006, the last reported bid price was $6.50 per share and the last reported asked price was $10.90 per share. However, there was no reported trading volume of our common stock. Neither the bid quotation nor the asked quotation of our stock has appeared regularly on the over-the-counter Bulletin Board during the past 60 business days. Further, there has been no participation of a broker or dealer in trading our common stock. Thus, there is no existing "public market" for our common stock, as such term defined under Item 10 of Regulation S-B.

                          SALES BY SELLING STOCKHOLDERS

      The Selling Stockholders named herein may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common stock may be through the facilities of the over-the-counter Bulletin Board or such other exchange or reporting system where our common stock may be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock. See "Plan of Distribution" in this prospectus for more information.


                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

      The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and/or operating results. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.


Risks Related to our Business

We operate in a highly-competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

      We are principally engaged in the manufacture and marketing of solar hot water heaters. According to statistics from the Chinese Energy Research Association, there are currently over 3,500 solar hot water heater manufacturers producing products under more than 3,000 brands. Many of our competitors are better capitalized and more experienced, and have deeper ties in the PRC marketplace. The profit margin on the sale of our solar hot water heaters was decreased to 21% in the first quarter of 2006 as compared to 22% in the year of 2005 as a result of increased advertising costs, which is expected to continue to rise in the following quarters in 2006. Consequently, we expect the profit margin on the sale of our solar water heaters to decrease. We may be unsuccessful in our attempts to upgrade our product mix, which would have a material adverse impact on our business and financial condition.

      While most solar hot water manufacturers focus on the urban market, we have always focused on the rural market. While there are relatively fewer competitors in the rural market currently, there can be no assurance that our competitors will not focus their marketing efforts on rural customers in the future.

We rely on our sales agents to distribute our products and we could lose a substantial portion of our sales if we are not able to maintain an efficient internal control system to effectively monitor the activities of our sales agents, or to attract new sales agents.

      We believe that our success relies, to a large degree, on our distribution network. The PRC is a geographically vast country and it is critical to market our products in a range of various regions. In order to expand our business, we will need to increase our distribution network by adding more sales agents, distributors, wholesalers and retailers that carry our products. There can be no assurance that we will be able to effectively manage our independent distributors and sales agents, as our internal resource may be limited. Nor can there be any assurance that we will be able to grow our distribution network, as our competitors may offer better products and commission to distributors and sales agents, and, if we can grow our distribution network, there can be no assurance that we will be able to operate it efficiently.

We may not be able to effectively control and manage our growth.

      If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

Our profitability depends on our success on brand recognition and we could lose our competitive advantage if we are not able to protect our trademarks against infringement, and any related litigation could be time-consuming and costly.

      Our trademarked brands have gained substantial recognition to the customers in various areas, however, the protection of intellectual property rights in the PRC may not be as effective as those in the United States or other countries. The unauthorized use of our brands could enable some other manufacturers take unfair advantage, which could harm our business and competitive position.

We do not have any long-term supply contracts with our raw materials suppliers and any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

      Stainless steel and glass tube are two major raw materials we use, the price of which are subject to market conditions and for which we normally do not have long-term contracts or arrangements with our suppliers. While these raw materials are generally available and we have not experienced any raw material shortage in the past, there can be no assurance that prices will not rise because of changes in market conditions. An increase in component or raw material costs relative to our product prices could have a material adverse effect on our gross margins and earnings.

We have to outsource our production to third party manufacturers during the sales peak season due to our limited manufacturing capacity.

      Approximately 30% to 40% of our total sales during our peak season are manufactured through an Original Equipment Manufacturer ("OEM") arrangement. Under an OEM arrangement, we contract with other manufacturers to produce our products and authorize these manufacturers to put our brand names or trademarks on these products. There is no assurance that we will continue to find qualified manufacturers on acceptable terms in the areas where our customers are located and, if we do, there can be no assurance that product quality will continue to be acceptable which could lead to a loss of sales and revenues.

We do not have key man insurance on our President and CEO, Mr. Du, on whom we rely for the management of our business.

      We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Deli Du. The loss of the services of Mr. Du, for any reason, may have a material adverse effect on our business and prospects. There can be no assurance in this regard nor can there be any assurance that we will be able to find a suitable replacement for Mr. Du. We do not carry key man life insurance for any key personnel.

We are responsible for the indemnification of our officers and directors.

      Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

      Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

      We do not maintain fire, theft, product liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. While product liability lawsuits in the PRC are rare, and we have never experienced significant failure of our products, there can be no assurance that we would not face liability in the event of the failure of any of our products.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

      The solar hot water industry is subject to rapid technological changes. Our future success will depend on our ability to respond to rapidly changing technologies and improve the product quality. Our failure to adapt to such changes could harm our business. Our future plans to market our products to urban areas require our products to be innovative. If we are slow to develop products and technologies that are attractive to people in these areas, we may not be successful in capturing a significant share of this market. For example, most of our current products rely on a tubular structure while urban customers prefer a flat plate collector for aesthetic purposes. If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future marketing and expansion may be adversely affected.

Our agents' deposit may not cover total warranty claims.

      We typically offer a three-year warranty coverage for our products. During the first year of this warranty program, we cover any defects and product malfunctions. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1-2% discount of the purchase price they pay for our products. We normally require our new sales agents and distributors to pay us a deposit varying from RMB5,000 to 20,000 depending on their represented areas, which we believe to certain extent, will ensure their performance of the necessary warranty services. Although we have not experienced any significant product returns or repairs, there can be no assurance that these sales agents and distributors will perform the warranty services as we require, and if they fail to provide the required warranty services, there can be no assurance that the agents' deposits will be sufficient to cover all remaining warranty services on the products sold by these sales agents and distributors.

We lease some of the real property on which our business center and exhibition center and other facilities are located and there is no guarantee that our lease will be renewed.

      All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the PRC government grants landholders a "land use right." Our business center in Bazhou City and our exhibition center in Beijing are located on the leased land. See Description of Property of this prospectus. Under the lease for the land for the business center at Bazhou City, upon the expiration of the initial lease term and if the lessor decides to continue to lease the land, we have the right of first refusal to renew the lease. Under the lease for the land for the exhibition center at Beijing, the lease is renewable by a three month notice prior to the expiration date. However, there is no assurance that we may renew the lease on acceptable terms. Any failure by Deli Solar (PRC) to obtain the reasonable renewal of the lease could cause the Company extra expenses and cost for any alternative land and for the reconstruction of the buildings thereon.

Our acquisition of the land use rights from villagers is subject to announcement and approval procedures and we cannot assure you that they will be through.


      On March 16, 2006, Deli Solar (PRC) entered into an agreement with the Governance Commission of Beijiahe Village Chaheji County Bazhou City (the "Village Governance Commission") to acquire land use rights to a piece of land comprising 61,530 square meters (the "Land") at a price of approximately $919,858, subject to the procedures as mentioned below. The previous users of the Land were villagers and the Land was used for agricultural purposes. According to the relevant PRC regulations, the Village Governance Commission shall announce its intention to transfer of land use rights to Deli Solar (PRC) (the "Announcement Procedure") and provide the villagers with reasonable compensation to acquire their land use rights from them. The conversion of land use from agricultural to non-agricultural requires the approval of the local government. Further once the approval from the local government has been obtained, the new holder of such land use rights will have to be registered with the land administration bureau. We cannot guarantee that the Village Governance Commission will carry out the Announcement Procedure and provide reasonable compensation to the villagers as prescribed. We further cannot guarantee that the application to change the purpose of land use will be approved by the local government or that the new holder of the land use rights would be able to be registered with the land administration bureau.


Risk Related to Our Industry

A drop in the retail price of conventional energy non-solar alternative energy or any improvement to the rural household's electricity supply system in the PRC may have a negative effect on our business.

      A customer's decision to purchase our solar power products is primarily driven by the poor electricity supply system in the rural areas of the PRC, as well as the return on investment resulting from the energy savings from our solar power products. An improvement in the power supply infrastructure in the rural areas of the PRC could adversely affect the demand for our products. In addition, fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels could cause the demand for our solar power heaters to decline. Although we believe that current retail energy prices support a reasonable return on investment for our products, there can be no assurance that future retail pricing of conventional energy and non-solar alternative energy will remain at such levels.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

      Our solar power products and their installation are subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. We are responsible for knowing the requirements of individual cities and must design equipment to comply with varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we would be unable to achieve or sustain profitability.

      The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

      o cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

      o performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

      o capital expenditures by customers that tend to decrease if the PRC or global economy slows down;

      o     availability of government subsidies and incentives.


Risks Related to Doing Business in the PRC.

      We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

      The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

      The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

      There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

      A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

      All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The solar hot water and renewable energy industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for solar hot water heaters and boilers. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

      Inflation in the PRC could negatively affect our profitability and growth.

      While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

      Governmental control of currency conversion may affect the value of your investment.

      The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

      The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

      The fluctuation of the Renminbi may materially and adversely affect your investment.

      The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

      On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

      Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

      SAFE, issued a public notice ("October Notice") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in our case: Our PRC resident controlling shareholder, Mr. Du, has taken all necessary steps as instructed by the local SAFE branch at Bazhou city to comply with the October Notice by filing a disclosure form regarding his ownership status in us; however, there can be no assurance that such disclosure document will be sufficient. It is also unclear exactly whether our other PRC resident shareholders must make disclosure to SAFE. While our PRC counsel advised us that only the PRC resident shareholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require our three other PRC resident shareholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of the October Notice by us or otherwise affect us.

      In the event that the proper procedures are not followed under the SAFE October Notice, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

      Our current tax status is uncertain.

      Deli Solar (PRC) has, in the past, received favorable tax treatment from the Bazhou Municipal government and has paid only nominal amounts of income tax at the central, provincial and municipal levels.

      Pursuant to the relevant laws and regulations in the PRC, Deli Solar
(PRC), as a wholly foreign owned enterprise ("WFOE") in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year. Thereafter, it is entitled to a 50% relief from PRC enterprise income tax for the next three years. Because Deli Solar (PRC) was transformed into a WFOE in March 2005, it should be entitled to be exempted from PRC enterprise income tax for two years ending March 2007, and then a preferential relief of 50% of the tax rate for the following three years of its operation ending March 2010.

      However, such tax exemption status has not been formally approved by the local tax authorities yet. We are in the process of requesting a written confirmation. We understand from the authorities that the exact commencement date for the tax exemption period is from March 2005, the date on which Deli Solar (PRC) was transformed into a WFOE; however the taxes we have paid for the period from March, 2005 to present (albeit nominal) will not be refunded. Further, once our tax exemption as a WFOE expires, we do not know whether we will continue to receive the relief from taxes that we received in the past. Finally, there can be no assurance that the central government will not audit our previous tax returns and payments and require that we pay additional taxes and penalties in the future which could materially and adversely affect our business and financial condition.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

      A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where all of the Company's revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

      Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and two of our directors and nearly all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce U.S. court judgment against us or them in the PRC.

      Two of our five directors and nearly all of our officers reside outside of the United States. In addition, Deli Solar (PRC), our operating subsidiary, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

      The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Related to Our Common Stock.

      Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

      Our officers, directors and affiliates beneficially own approximately 65.73% of our common stock. Deli Du, our Chief Executive Officer, beneficially owns approximately 51.62% of our Common Stock. As a result, Mr. Du is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporation transactions including business combinations. Mr. Du's interests may differ from other stockholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We are not likely to pay cash dividends in the foreseeable future.

      We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

There is currently a limited trading market for our common stock.

      Our common stock is quoted on the over-the-counter Bulletin Board. However, our bid and asked quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is no established trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDQ Stock Market). You may be unable to sell your shares due to the absence of a trading market.

      Our common stock may be also subject to the "penny stock" rules to the extent that the price drops below $5.00, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See
Item 20, "Market for Common Equity and Related Stockholder Matters" of this prospectus. These requirements may further limit your ability to sell your shares.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

      The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

      This is an offering of 3,952,025 shares of our common stock by the Selling Stockholders, among which 1,825,719 shares are purchasable upon the exercise of the warrants at the price of $3.85 per share. As of May 10, 2006, there were 6,205,290 shares of our common stock outstanding. In addition to the shares covered by this prospectus, approximately 72,544 of these shares are freely tradable without substantial restriction or the requirement of future registration under the Securities Act.

      Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from any sales of the shares registered under this prospectus by the Selling Stockholders. We may receive proceeds from the issuance of shares of our common stock upon the exercise of warrants we issued in connection with our private placement completed on March 31, 2005, which are exercisable at $3.85 per share, except that the placement agent for the offering, pursuant to its engagement agreement, is entitled to 9% of the proceeds of the exercise of the warrants, or approximately $594,000.


      We intend to use the net proceeds from the exercise of warrants, if any, for working capital and other general corporate purposes. There is no assurance that any of the warrants will ever be exercised for cash, if at all. If all of these outstanding warrants are exercised for cash, we would receive aggregate gross proceeds of approximately $7,029,018, and our placement agent would receive approximately $594,000.



                         DETERMINATION OF OFFERING PRICE

      We are not selling any of the common stock that we are registering, although we will issue shares to warrant holders upon the exercise of these warrants. The common stock will be sold by the Selling Stockholders listed under the section entitled "Selling Stockholders" in this prospectus.

      Our common stock is currently quoted under the symbol "DLSL.OB" on the OTC Bulletin Board. As of May 15, 2006, the last reported bid price was $6.50 per share and the last reported asked price was $10.90 per share. However, there was no reported trading volume of our common stock. Neither the bid quotation nor the ask quotation of our stock has appeared regularly in the over-the-counter Bulletin Board during the past 60 business days. Further, there has been no participation of a broker or dealer in trading our common stock. Thus, there is no existing "public market" for our common stock, as such term defined under
Item 10 of Regulation S-B. A Selling Stockholder will determine when it will sell its common stock and in all cases, will sell its common stock at the current market price or at negotiated prices at the time of the sale.

                              SELLING STOCKHOLDERS

      This prospectus relates to the offer and sale of our common stock by the Selling Stockholders identified in the table below. Each Selling Stockholder identified as an Accredited Investor acquired its shares and warrants in our private placement transaction completed on March 31, 2005. Each Selling Stockholder identified as a member of the Financial Advisor Group acquired its shares and/or warrants for its role as a private placement agent or financial advisor to the Company in connection with the Reverse Merger and private placement transactions. Except as described in the footnotes below, none of the Selling Stockholders has held a position as an officer or director of the Company, nor has any Selling Stockholder had a material relationship of any kind with the Company.

      The shares being offered are being registered to permit public secondary trading of the shares and each Selling Stockholder may offer all or part of the shares owned for resale from time to time. A Selling Stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a Selling Stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the Selling Stockholders upon termination of the offering made hereby.

      As of May 10, 2006, we had outstanding 6,205,290 shares of common stock, our only class of outstanding voting securities.

-----------------------------------------------------------------------------------------------------------------------------
      Name of Selling               Shares            Shares            Percentage          Shares of          Percentage of
      Stockholders(1)            Beneficially        Issuable           Ownership         Common Stock         Securities to
                                   Owned(2)            upon              Before             to be              be Held After
                                                   Exercise of         Offering (4)       registered(5)         Offering (6)
                                                   Warrants(3)
-----------------------------------------------------------------------------------------------------------------------------
Accredited Investors:
-----------------------------------------------------------------------------------------------------------------------------
Lake Street Fund L.P.                514,280           257,140               7.96%            514,280                      0%
-----------------------------------------------------------------------------------------------------------------------------
Lagunitas Partners L.P.              340,000           170,000               5.33%            340,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Gruber & McBaine                      80,000            40,000               1.28%             80,000                      0%
International
-----------------------------------------------------------------------------------------------------------------------------
Jon D. Gruber & Linda W.              80,000            40,000               1.28%             80,000                      0%
Gruber
-----------------------------------------------------------------------------------------------------------------------------
Lynk Capital Partners                481,440           240,720               7.47%            481,440                      0%
Limited
-----------------------------------------------------------------------------------------------------------------------------
MidSouth Investor Fund L.P.          342,860           171,430               5.37%            342,860                      0%
-----------------------------------------------------------------------------------------------------------------------------
Lyman O. Heidtke                     114,280            57,140               1.82%            114,280                      0%
-----------------------------------------------------------------------------------------------------------------------------
Wedbush Morgan Securities,
Custodian FBO Fred L.
Astman, IRA, R/O Holding             228,580           114,290               3.61%            228,580                      0%
10/13/92
-----------------------------------------------------------------------------------------------------------------------------
Scott Hood                            22,860            11,430                   *             22,860                      0%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
MicroCapital Fund L.P.               100,000            50,000               1.60%            100,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
MicroCapital Fund, Ltd.               65,700            32,850               1.05%             65,700                      0%
-----------------------------------------------------------------------------------------------------------------------------
Presidio Partners                    102,000            51,000               1.63%            102,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Geary Partners                        76,000            38,000               1.22%             76,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Brady Fund L.P.                       22,000            11,000                   *             22,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Poling Investments LLC               180,000            90,000               2.86%            180,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Iroquois Capital                     144,000            72,000               2.29%            144,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Perritt Emerging                     120,000       60,000 (11)               1.92%            120,000                      0%
Opportunities Fund
-----------------------------------------------------------------------------------------------------------------------------
C. Barry Zolot                        80,000            40,000               1.28%             80,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Omicron Master Trust                  72,000            36,000               1.15%             72,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Howard L. Farkas & Leslie             30,000            15,000                   *             30,000                      0%
A. Farkas, JT/WROS
-----------------------------------------------------------------------------------------------------------------------------
Farkas Family Trust,
Steven J. Revenig, Esq.,              30,000            15,000                   *             30,000                      0%
Trustee
-----------------------------------------------------------------------------------------------------------------------------
Martin Fabrikant Revocable            30,000            15,000                   *             30,000                      0%
Trust
-----------------------------------------------------------------------------------------------------------------------------
Leong Sing Lye                        28,580            14,290                   *             28,580                      0%
-----------------------------------------------------------------------------------------------------------------------------
Kircher Family Trust U/A/D
3/24/04                               32,000            16,000                   *             32,000                      0%
Steven Kircher, Trustee
-----------------------------------------------------------------------------------------------------------------------------
Steven Kay                            28,000            14,000                   *             28,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Richard A. Bocci                      28,000            14,000                   *             28,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
William H. Hedden                     28,000            14,000                   *             28,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Larry D. Kelley, Sr & Mary
Jane L. Kelley,
co-trustees,                          28,000            14,000                   *             28,000                      0%
Kelley Revocable Trust
U/A/D 10/01/99
-----------------------------------------------------------------------------------------------------------------------------
Subtotal for Accredited            3,428,580         1,714,290                              3,428,580                      0%
Investors                          ---------         ---------                 ---          ---------                    ---
-----------------------------------------------------------------------------------------------------------------------------
Financial Advisors
-----------------------------------------------------------------------------------------------------------------------------
Delphinian Quest Advisors,            77,646            32,143                   *             77,646                      0%
LLC
-----------------------------------------------------------------------------------------------------------------------------
Fletcher Capital                      25,882            10,714                   *             25,882                      0%
Corporation
-----------------------------------------------------------------------------------------------------------------------------
John D. Kuhns (7)                     41,697            20,763                   *             41,697                      0%
-----------------------------------------------------------------------------------------------------------------------------
John H. Starr                         31,046            15,572                   *             31,046                      0%
-----------------------------------------------------------------------------------------------------------------------------
Mary Fellows (8)                      31,954            15,573                   *             31,954                      0%
-----------------------------------------------------------------------------------------------------------------------------
Sam Shoen                             17,726            11,058                                 17,726                      0%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Paul Kuhns                             3,565             2,351                   *              3,565                      0%
-----------------------------------------------------------------------------------------------------------------------------
Kuhns Bros. & Co., Inc.(8)            51,255            51,255                   *             51,255                      0%
-----------------------------------------------------------------------------------------------------------------------------
Robert Drake                           1,000             1,000                   *              1,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Jay Gutterman                         11,000            11,000                   *             11,000                      0%
-----------------------------------------------------------------------------------------------------------------------------
Subtotal for the Financial           292,771           171,429                                292,771                      0%
Advisor Group(9)                     -------           -------                 ---            -------                    ---
-----------------------------------------------------------------------------------------------------------------------------
Former Controlling Group
-----------------------------------------------------------------------------------------------------------------------------
Halter Capital                       184,007              none               2.97%            184,007                      0%
Corporation (10)
-----------------------------------------------------------------------------------------------------------------------------
Kevin Halter, Jr.(10)                 46,667              none               0.75%             46,667                      0%
-----------------------------------------------------------------------------------------------------------------------------
Subtotal for Former                  230,674              none               3.71%            230,674                      0%
                                     -------              ----               ----             -------                    ---
Controlling Group
-----------------------------------------------------------------------------------------------------------------------------
Total                              3,952,025         1,885,719                              3,952,015                      0%
-----------------------------------------------------------------------------------------------------------------------------

* Denotes less than 1% of the outstanding shares of common stock.

(1) Each listed Selling Stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such Selling Stockholder, except as otherwise indicated in the table. Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares
(a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(2) Includes shares that will be acquired upon the exercise of warrants as indicated in column 3 of the table.

(3) Each warrant granted to the Accredited Investors entitles the holder to purchase 10 shares of common stock at the exercise price of $3.85 per share at any time prior to March 31, 2010. Each warrant granted to Kuhns Bros. & Co., Inc. and its designated persons entitles the holder to purchase 1 share of common stock at the exercise price of $3.85 per share at any time prior to March 30, 2015. Kuhns Bros. & Co., Inc. is an investment banking firm 100% owned by Kuhns Brothers, Inc., a holding company founded and 95% owned by John D. Kuhns, one of our Directors.

(4) In determining the percent of common stock owned by a Selling Stockholder on May 10, 2006, (a) the numerator is the number of shares of common stock beneficially owned by such Selling Stockholder, including shares the beneficial ownership of which may be acquired, within 60 days upon the exercise of the warrants held by such Selling Stockholder, and (b) the denominator is the sum of
(i) the total 6,205,290 shares outstanding on May 10, 2006, and (ii) any number of shares underlying the warrants, which each of the Selling Stockholders has the right to acquire within 60 days upon the exercise of its warrants.

(5) The total number of registered shares for each Selling Stockholder is the sum of (i) the number of shares owned by such Selling Stockholder, and (ii) the shares the Selling Stockholder may acquire upon exercise of the warrants.

(6) Assumes the sale of all shares offered by the Selling Stockholders.

(7) Mr. John D. Kuhns, one of our Directors, is the Chairman and 95% shareholder of Kuhns Brothers, Inc. and its 100% subsidiary, Kuhns Bros. & Co., Inc..

(8) Ms. Mary Fellows owns 5% of Kuhns Brothers, Inc.. Kuhns Brothers, Inc. is the sole shareholder of Kuhns Bros. & Co., Inc. Thus, John D. Kuhns and Marry Fellows together have the voting and investment power over the securities held by Kuhns Bros. & Co., Inc..

(9) The shares issued to the Selling Stockholders identified as members of the Financial Advisor Group and the share to be acquired by them upon the exercise of the warrants are subject to a one year lock up agreement commencing from March 31, 2005 to March 31, 2006. They purchased the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(10) The shares held by Halter Capital Corporation were acquired on January 31, 2005 in a private purchase transaction with Gerald N. Kern and Cynthia S. Kern, the former controlling stockholders of the Company. Kevin Halter Jr. and Kevin Halter Sr. are the sole shareholders and officers of Halter Capital Corporation and are the sole members of Halter Capital Corporation's Board of Directors. The percent of shares owned by the Halter Capital Corporation and Kevin Halter Jr. is 3.72%. Kevin Halter Jr. has been President, Treasurer and CEO of Meditech from January 31, 2005 to March 31, 2005. He has also served as Meditech's director from January 31, 2005 to July 17, 2005.

(11) Perritt Emerging Opportunities Fund exercised its warrants to purchase a total of 60,000 shares of our common stock at the exercise price of $3.85 per share in November 2005. We received a total of $231,000 gross proceeds from the exercise of the warrants; however, we are obligated to pay our placement agent 9% of the proceeds of the exercise of the warrants. The 60,000 shares of common stock issued pursuant to the warrant exercise bear a restrictive legend.


                                    BUSINESS


COMPANY HISTORY

      Meditech Pharmaceuticals, Inc. ("Meditech") was incorporated in Nevada on March 21, 1983. Meditech was a drug development company, focusing on research, development, and marketing of anti-infective drugs in the biomedical industry. In late 2004, Meditech spun off its drug development business, whose primary assets consisted of various intellectual property rights, by assigning such intellectual property rights to East West Distributors, Inc. ("East West"), a wholly-owned subsidiary of Meditech formed on December 13, 2004 under the Nevada law. Thereafter, Meditech distributed all of the capital stock of East West, pro rata, in the form of a stock dividend to the shareholders of Meditech of record on February 17, 2005. East West reported the spin-off on a Registration Statement on Form 10-SB with the SEC on June 28, 2005. The spin-off was completed on August 29, 2005. The spin-off was not required to be registered under the Securities Act of 1933, as amended.

      Deli Solar (BVI) is a holding company for Deli Solar (PRC), which operates a solar and renewable energy business in the PRC. On March 31, 2005, Meditech entered into a Stock Contribution Agreement (the "Stock Contribution Agreement") with Mr. Deli Du of Bazhou City, Hebei Province, PRC. Under the Stock Contribution Agreement, Meditech acquired all of the issued and outstanding shares of capital stock of Deli Solar (BVI) (par value US$0.05 per share) in exchange for the issuance of 4,067,968 shares (the number and the price of the shares as described in this paragraph have been adjusted to give effect to the one-for-six reverse stock split of all issued and outstanding shares of our common stock, which became effective on August 15, 2005) of Meditech's common stock (par value $.001 per share). In connection with the transactions contemplated by the Stock Contribution Agreement, on March 31, 2005, certain non-affiliated accredited investors paid $6,000,015 to Meditech in exchange for the issuance of 1,714,290 shares of common stock of Meditech and warrants to purchase ten (10) shares of common stock for each ten (10) shares of common stock issued to such accredited investors, representing warrants to purchase an aggregate of 1,885,719 shares of common stock of Meditech at an exercise price of $3.85 per share, which warrants are exercisable through March 31, 2010. As a result of foregoing transactions, the former shareholders of Deli Solar (BVI) became holders of majority of the common stock of Meditech and Deli Solar (BVI) became a wholly-owned subsidiary of Meditech. On August 15, 2005, Meditech changed its name from "Meditech Pharmaceuticals, Inc." to "Deli Solar (USA), Inc." (the transactions described in this paragraph, are collectively referred to herein, the "Reverse Merger"). Further information regarding the Reverse Merger is contained in the Current Report on Form 8-K filed with the SEC by Meditech on April 6, 2005 and a Schedule 13D filed by Mr. Deli Du with the SEC on April 18, 2005.

      We effectuated a 1 for 6 reverse split in May 2005 pursuant to which the 10,285,744 shares were adjusted to approximately 1,714,290 shares. In August 2005, we increased the warrant coverage to allow these accredited investors to purchase 10 shares of our common stock for every 10 shares (adjust for post split) purchased with an exercise price of $3.85 per share. These shares and the shares to be issued upon the exercise of the warrants constitute a majority part of the shares being registered under this prospectus.

Summary of our Business and Structure

      The business of Deli Solar (BVI) and Deli Solar (USA), respectively, is to serve as the direct and indirect holding company of Deli Solar (PRC), a limited liability company duly organized and registered under the laws of the PRC, with the Bureau for Industry and Commerce in Bazhou City, Heibei Province, the PRC. On August 1, 2004, Deli Solar (BVI) purchased all the capital stock of Deli Solar (PRC) from Messrs Deli Du, Xiao'er Du, and Xiaoshan Du for RMB6,800,000. The purchase was approved by Hebei Provincial Commercial Bureau on March 24, 2005, and the State Administration for Industry and Commerce for the PRC issued a new business license to Deli Solar (PRC) on March 30, 2005. Deli Solar (PRC) became a wholly foreign-owned enterprise ("WFOE") under PRC law, by virtue of its status as a wholly-owned subsidiary of a foreign company, Deli Solar (BVI).

      Deli Solar (PRC) was founded in 1997 and is engaged in the business of designing, manufacturing and selling renewable energy systems to produce hot water and for space heating. Its principal products are solar hot water heaters and multifunctional space heating products including coal-fired residential boilers. Deli Solar (PRC) also sells component parts for its systems, and provides after-sales maintenance and repair services.

      On November 21, 2005, Deli Solar (PRC) acquired all the capital stock of Beijing Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang") for a total purchase price of RMB500,000 pursuant to a stock purchase agreement with Ailiyang dated February 24, 2005, whereby Ailiyang has become a wholly-owned subsidiary of Deli Solar (PRC). The sole business of Ailiyang has been to serve as a distributor of Deli Solar (PRC). Details of the acquisition were reported in our Current Report filed with the SEC on November 28, 2005.

      Deli Solar (PRC) currently has approximately 273 employees and utilizes three factory facilities in Bazhou with a total of over 10,244 square meters of production, warehouse, and office space and space for use as a distribution center and a approximately 2,000 square meters of office space and exhibition center in Beijing. A complete description of our properties and facilities is contained in "Item 2 - Description of Property" below.

      The offices of Deli Solar (USA) are located at 558 Lime Rock Road, Lime Rock, Connecticut 06039 and our telephone number is (860) 435-7000. Deli Solar
(PRC) is located outside of the city of Bazhou in the Hebei Province of the PRC.

         The following diagram sets forth the corporate structure of the Company as of December 31, 2005:

                             ----------------------
                             Deli Solar (USA), Inc.
                             ----------------------
                                        |    100%

                             ----------------------
                             Deli Solar Holding Ltd.
                              "Deli Solar (BVI)"
                             ----------------------
                                        |    100%
                             ----------------------
                               Bazhou Deli Solar
                             Energy Heating Co., Ltd.
                               "Deli Solar (PRC)"
                             ----------------------
                                        |    100%
                             ----------------------
                               Ailiyang Solar
                             Energy Technology Co., Ltd.
                               "Ailiyang"
                             ----------------------

      Neither Deli Solar (USA) nor Deli Solar (BVI) have any operations or plan to have any operations in the future other than acting as a holding company and management company for Deli Solar (PRC) and raising capital for its operations. However, we reserve the right to change our operating plans regarding Deli Solar
(USA) and Deli Solar (BVI).

Recent Development

      On March 24, 2006, Deli Solar (PRC) executed a non-binding Memorandum of Understanding ("MOU") to acquire all capital stock of Beijing Four Seasons Solar Power Technology Co, Ltd. ("Four Seasons"), a limited liability company organized under the laws of the PRC involved in selling solar power equipment in the PRC. The proposed purchase price for Four Seasons is $10.5 million, payable in $2,000,000 cash in the form of a demand loan and 1,062,500 shares of common stock of Deli Solar (USA). Pursuant to the MOU, the final completion of the transaction is subject to due diligence and other conditions.

      Our plan to acquire Beijing Yuxin Yangguang Solar Energy Industrial Co., Ltd., another PRC enterprise, which manufactures solar hot water heaters and has an estimated value of $3 million, has been suspended. We have chosen to focus on the acquisition of Four Seasons as above-referenced as matter of priority.

      We are in the progress of setting up a new subsidiary of the Company in Beijing called Beijing Deli Solar Technology Development Co., Ltd. ("Deli Solar (Beijing)") to further develop our business there. Deli Solar (Beijing) will be a directly wholly-owned subsidiary of the Company. The registered capital of Deli Solar (Beijing) will be $1,000,000. The business license is expected to be issued by the end of May, 2006 when Deli Solar (Beijing) will be formally formed.

OUR BUSINESS

Following the completion of the Reverse Merger, the business of Deli Solar (PRC) became our only business. Deli Solar (PRC) designs, manufactures and sells solar hot water heaters and coal-fired boilers and space heating products. We also provide components, parts and after-sale services associated with these products. Approximately 68% of our revenues are derived from our solar hot water business, with the balance of approximately 32% of our revenues from sales of our coal-fired boilers and space heating products.

      Most end users of our products use them to heat water for their homes, with a concentration in rural areas where electricity is in short supply. Our coal-fired residential boilers, furnaces and heating stoves are also used as primary household space heaters during cold weather and cooking stoves.

Solar Hot Water Heater Products

      Our primary products are solar hot water heaters. Solar hot water heaters use sunlight to heat either water or a heat-transfer fluid in collectors. The solar collector is mounted on or near a house facing south. As sunlight passes through the collector's glazing, it strikes an absorbing material. This material converts sunlight into heat, and the glazing prevents the heat from escaping. The two most common types of solar collectors used in solar water heaters in the China market are evacuated tube collectors and glazed flat plate.

      Solar-heated water is stored in an insulated tank until use. Hot water is drawn off the tank when tap water is used, and cold make-up water enters at the bottom of the tank. Solar water heaters tend to have a slightly larger hot water storage capacity than conventional water heaters. This is because solar heat is available only during the day and sufficient hot water must be collected to meet evening and morning requirements.

      We produce and sell solar hot water heaters using both evacuated tube collectors and glazed flat plate. Evacuated tubular solar water heaters are our principal solar products. There are two major types of evacuated tubular solar water heaters: standard evacuated tubular solar water heaters and evacuated heat pipe solar water heaters. The following table sets forth our product types and the approximate percentage of the sales of each type:

------------------------   ------------   -------------------------   --------------------------
Types                       Approx. %      Sub-types                   Approx. % of
                            of total                                   total solar
                            sales                                      product revenue
                            revenues
------------------------   ------------   -------------------------   --------------------------
Evacuated Tubular           95%            Regular Evacuated           85%
Solar Water Heaters                        Tubular Solar Water
                                           Heaters
------------------------   ------------   -------------------------   --------------------------
                                           Evacuated Heat Pipe         10%
                                           Solar Water Heaters
------------------------   ------------   -------------------------   --------------------------
Flat Plate Solar Water      5%             N/A
Heaters
------------------------   ------------   -------------------------   --------------------------

Evacuated Tubular Solar Water Heaters.

      This line of products can generate hot water all year round for homes, whether or not they are located in a cold climate. There are two types of vacuum tube water heaters currently available: i) the all-glass vacuum tube; and ii) the heat-pipe vacuum tube. Our regular evacuated tubular solar water heaters use the all-glass vacuum tubes, and our evacuated heat pipe solar water heaters use the heat pipe vacuum tubes. The primary use of our evacuated tubular solar water heaters is to generate hot water for household uses. However, solar thermal energy can also be employed in industrial processes, timber treatment, agricultural processes, cooling and space heating.


      A growing number of our products are being used in complete building integrated solar heating packages, which integrate our solar hot water and space heating systems directly into the construction of new multi-family dwellings, commercial office buildings and industrial developments. In August 2005 we entered into a construction agreement with Beijing Municipal Mengtougou District Yingtaogou Village Committee to install our solar hot water and space heating systems in 83 detached houses by March 30, 2007. As of May 15, 2006, we have completed the installation of our solar hot water and space heating systems in 6 of such houses' integrated solar heating packages.

      Our regular evacuated products use all-glass evacuated tubular collectors. These collectors consist of rows of parallel transparent glass tubes, which are double layered and made of borosilicate glass. Each tube contains an absorber and is covered with a selective coating. Sunlight enters the tube, strikes the absorber, and heats the water flowing through the absorber. The space between the glass tubes and the absorber is "evacuated," or is a "vacuum". This vacuum helps the collectors achieve extremely high temperatures (170-350 degrees F). Because all-glass evacuated tubular collectors are relatively easy and cheap to make as compared to heat pipe vacuum tubes, our regular evacuated tubular solar water heaters are our best selling solar hot water heater comprising approximately 85% of our solar water heaters sales.

      Our evacuated heat pipe solar water heaters use the heat pipe vacuum tubes to convert solar energy into thermal energy. A heat pipe vacuum tube is a hermetically sealed evacuated tube containing a mesh or sintered powder wick and a working fluid in both the liquid and vapor phase. When one end of the tube is heated the liquid turns to vapor absorbing the latent heat of vaporization. The hot vapor flows to the colder end of the tube where it condenses and gives out heat. The use of the latent heat of the fluid enables heat to be transferred at 500 to 1000 times the rate compared with a solid metal rod and at temperature differences between the ends of the pipe as low as 2 (degree)C (i.e. 3.6(degree)F difference). The heat-pipe vacuum tube is a combined pipe and vacuum technology. This product line features fast heating, minimum thermal loss, high temperature resistance, anti-freeze and good pressure resistance. Evacuated heat pipe solar water heaters, if pressurized, can produce high pressure hot water and solve the uneven temperature of the hot water problem. Our pressurized evacuated heat pipe solar water haters can be customized according to actual needs of our customers. Moreover, heat pipe vacuum tubes are more difficult to manufacture and have higher production costs than all-glass vacuum tubes. Given our targeted residential household market, we only sell a limited amount of evacuated heat pipe solar water heaters, comprising approximately 10% of our solar hot water heaters sales.

Flat Plate Solar Water Heaters.

      This type of solar water heater consists of a flat-plate solar collector and a hot water tank with natural circulation (thermosyphon). The collector is constructed from either a copper-aluminum mix, all copper, or anti-corrosive aluminum. The collector is a rectangular box with a transparent cover and a back side insulation layer. Small tubes run through the box and carry fluid-either water or other fluid, such as an antifreeze solution. The tubes attach to the collector. As heat builds up in the collector, it heats the fluid passing through the tubes. The hot water or liquid goes to a storage tank. Flat plate solar water heaters made by foreign manufacturers typically can provide a household with 70-100 liters of hot water (at 40-60(degree)C) per day all year round. However, the anti-freeze technology for the flat plate has not fully developed in the PRC. Our flat plate solar hot water heaters, and to our knowledge, other flat plate solar hot water heaters that are currently available in China, can be used only during the spring, summer and fall seasons. Our sales of this product comprise approximately 5% of our total solar hot water heater sales.

Boilers and Space Heating Products

      Our boilers, furnaces and stove heating products are coal-fired, small scale units for residential space heating and cooking purposes. We manufacture more than 80 types of boilers, furnaces, space heating and stove cooking products. Separated by functions and usage, our boilers, furnaces and stove heating products can be divided into three types: 1) combined cooking and space heating, comprising approximately 65% of our sales of boilers and space heating products, 2) combined shower and space heating, comprising approximately 15% of our sales of boiler and space heating products, and 3) multifunctional shower, cooking and space heating, comprising approximately 20% of our sales of boilers and space heating products.

New Product Pipeline

      In addition to the building integrated (part of the building system's heating and hot water system during new construction) solar hot water and space heating systems for multi-family, commercial and industrial settings we developed in the fiscal year ended December 31, 2005, we have the following products in the product planning and developing stage:

      Smokeless coal-fired boilers. This product will not produce smoke and is environmentally friendly. The research and development on this product has been completed. Once any of our customers sends us orders for the manufacture of the product, we can arrange the production.

      Photovoltaic powered water heaters. Currently we are developing photovoltaic powered water heaters. Photovoltaic technology (PV) is a technology that converts solar energy into electricity. Photovoltaic modules or panels are made of semiconductors that allow sunlight to be converted directly into electricity. These modules can provide customers with a safe, reliable, maintenance-free and environmentally friendly source of power for a very long time. This system consists of a photovoltaic array connected to several resistive heating elements within a water storage tank. The PV array produces electrical power during periods of solar irradiation and this power is immediately dissipated in the resistive elements. We believe that the following factors make photovoltaic powered water heaters an attractive addition to our existing product line: severe electricity shortages for the PRC's grid-connected residents, the complete absence of grid electricity for millions of others and the poor prospect of improvement via incremental central station capacity and grid development in the near future, the abundance of solar energy resource in the PRC and an active rural banking system. We currently anticipate that the earliest this product will become available on the market is in 2007.

      Bio-materials furnace. This product utilizes waste materials such as dry hay to generate heat. We anticipate that the earliest this product will become available on the market is in 2007.

Raw Materials and Principal Suppliers

      The primary raw materials for manufacturing our products are stainless steel plate, vacuum tubes, iron and regular steel plate. These raw materials are generally available on the market and Deli Solar (PRC) has not experienced any raw material shortage in the past. Because of the general availability of these raw materials, it has not been our standard practice to enter into long-term contracts or arrangements with most of our raw materials suppliers. We believe that this gives us the flexibility to select the most suitable suppliers based on product quality and price terms provided by such suppliers each year. We generally have at least three suppliers that are pre-approved for each raw material supply. However, this arrangement does not provide any guarantee to us that necessary raw materials will continue to be procured at the price or delivery terms currently available or acceptable to us.

      During the past three years, we have purchased stainless steel plate primarily from Lingyi Co. in Shangdong Province. Our three principal suppliers of vacuum tubes have been Shangdong Taian Co., Beijing Linuo Co. and Beijing Tianpu Co. Our principal supplier of steel and iron plate has been the local market in Bazhou City, where Deli Solar (PRC) is located, which consists of approximately 100 steel suppliers. We do not rely on any particular suppliers to procure other raw materials.


Manufacturing Process, Cost, and Capacity


      Deli Solar (PRC) assembles and manufactures most of its products in its own production facility in Bazhou. Our senior manufacturing personnel include a number of professional engineers and senior technology consultants. Currently, we use primarily manual labor for our product because of availability of cheap labor in the Bazhou area. However, we plan to investigate automation of some of our production processes if our production reaches a volume where it would be cost effective to do so. In February 2006, we purchased an automation production line for the manufacture of the water storage boxes of the solar hot water heaters, which is under installation currently. We expect the installation will be completed by the end of July 2006. We plan to automate the manufacturing process of the flat collectors, which is contingent on the favorable conclusion of a feasibility study we are currently conducting on such automation.


      We employ approximately 165 permanent manufacturing employees and also contract temporary workers to meet increased production requirements, when necessary. During manufacturing peak seasons for solar hot water heaters, which normally are the second and third calendar quarters of the year, we have at least approximately 300 workers working 3 shifts and 7 days per week. We pay our production workers by items produced. Because of the strategic location of our manufacturing facilities, we are able to take advantage of low labor cost in the Bazhou area, which we estimate to be approximately 40% lower than that in the Beijing or Shanghai areas. We have not experienced a great deal of worker turnover because there are relatively few manufacturing employment positions in the Bazhou area and believe that we have achieved a high level of employee loyalty. Set forth below is certain information regarding our current manufacturing capacity:

                            Current Manufacturing Capacity

    --------------------- ---------------------- ----------------------
                            Daily                  Annual
                            Production             Production
                            (Approximate Units)   (Approximate Units)
    --------------------- ---------------------- ----------------------
     Solar Hot Water
         Heaters                 300                  80,000
    --------------------- ---------------------- ----------------------
    Boilers and Space
    Heating Products             150                  39,000
      --------------------- ---------------------- --------------------

Quality Control

      Our manufacturing processes follow strict guidelines and standard operating procedures that we believe is compliant with ISO 14000. Our products are routinely tested as are individual aspects of our production. We are in the process of applying for ISO 14000 certification.

      Because of our stringent quality control system, most of our products are certified by governmental quality control testing centers, such as Hebei Province New Energy Products and Projects Quality Control and Testing Center, and Beijing Technology Supervisory Bureau. We also received awards from Hebei Province Consumers Organization and Hebei Province Administration of Industry and Commerce, as well as endorsement from the China Rural Areas Energy Industry Association. The following table sets forth the brands of our products that are certified by Beijing Technology Supervisory Bureau to have met the National Industry Standard NY-T 343-1998, which is the testing standard for solar hot water heaters' thermal power:

      ------------------- -------------------------------- -----------------
      Brands               Products                         Model Numbers
      ------------------- -------------------------------- -----------------
      Deli Sunny Brand     Solar Water Heaters              DLYG-12/75
      ------------------- -------------------------------- -----------------
      Ailiyang Brand       Solar Water Heaters              ALY-12/75
      ------------------- -------------------------------- -----------------
      Dudeli Brand         Solar Water Heaters              DDL-12/75
      ------------------- -------------------------------- -----------------
      Deyu Brand           Solar Water Heaters              DY-12/75
      ------------------- -------------------------------- -----------------

Original Equipment Manufacturer (OEM) Arrangement

      As set forth above, our sales peak season normally occurs in the second and third calendar quarters of the year for solar hot water heaters and the third and fourth calendar quarters of the year for boilers and space heating products. During the sales peak seasons when our production capacity falls short of the market demand, we assemble and manufacture products through Original Equipment Manufacturer ("OEM") arrangements. Under a typical OEM arrangement, we authorize an OEM to manufacture products under our brand names and/or trademarks. We achieve quality control over products manufactured under such OEM arrangement by sending our technicians on site to supervise the production and test the products. During fiscal year 2005, we contracted three OEM. They are Beijing Shen Guang Solar Power Co., Ltd., Shandong Xin Xing Solar Power Heater Co., Ltd. and Hebei Guang Lei Stove Co., Ltd.

      Manufacturing through OEM arrangements comprises approximately 30% to 40% of our total sales during the peak season. For fiscal year 2005, the three OEM generated an aggregate of 40% of our annual revenues. The OEM manufacturers typically receive approximately 1% of the gross sales from the products they manufacture for us. Most of the OEM manufacturers we select are located near areas where products are demanded, thereby minimizing transportation costs.

Demand for Our Products

      The majority of the demand for our products is from residential households in the PRC, particularly in rural areas. Presently, we sell our products primarily in the rural areas of the north-east part of the PRC including Hebei, Beijing, Tianjing, Heilongjiang, and Liaoning, where there is prolonged sunny and dry weather.

      We believe the rural residential market has additional growth potential because it is an emerging market where we have encountered relatively little competition. Historically, the PRC's rural households have used primitive means of generating hot water and space heating by using biomass, local agricultural wastes, and/or kerosene. As the PRC's rural population has been earning incremental discretionary income in recent years, modern hot water and space heating systems have become increasingly affordable and a priority for discretionary spending.

Seasonality of Business

      Our sales experience fluctuation, reflecting seasonal variations in solar energy supply during the four seasons. We have high sales volume of solar hot water products in the spring because solar hot water heaters perform the best during the summer when the solar energy is abundant. High sales volume of coal boilers occur in the fall because customers purchase our space heating product for the winter. Sales volume of our products tends to be lower between January and March of a given year.

The PRC Solar Hot Water and Space Heating Market

The PRC's Economic Growth, Energy Shortage and Renewable Energy Policy

      The rapid economic growth of the PRC in recent years has fueled a massive demand for coal, oil and gas, which has caused a depletion in the country's coal and oil reserves and a resulting shortage in supply, as well as serious environmental problems. Recognizing that accelerating the country's transition to efficient and renewable energy would ease such depletion and environmental concerns, the National People's Congress, the PRC's parliament, passed the China Renewable Energy Promotion Act, which became effective on January 1, 2006. The Act aims to promote the use of renewable energy as an alternative source of energy to the more polluting fuels. Such renewable energy currently accounts for a negligible percentage of the country's total energy supply.

Urban and Rural Market Segmentation for Hot Water and Space Heating Systems in China

      The market for hot water and space heating systems in the PRC has shown substantial growth recently. According to a research conducted by the China Hardware Products Association and the China Information Center in 2002, only 71.5% of urban households had modern hot water systems. Modern hot water and heating systems still have not become available or affordable in many households in the country. Only recently have some of these households started to earn the disposable income required to purchase the hot water and space heating systems.

      There is insufficient infrastructure in place in the rural areas of the PRC to deliver other energy solutions that are available as more conventional options in other countries. The infrastructure to deliver natural gas or propane, two of the most common energy sources used in the United States, for example, are not well developed in the PRC, even in larger cities. As to electrical energy, while it has become more available in the urban areas of the PRC, it remains much less available in rural areas. Approximately 60% of rural communities that are grid-connected experience serious shortages of electricity. Large portions of the PRC's rural areas are not electrified or connected to the electric grid. Eleven counties containing approximately 70 million of the PRC's rural population have no electricity at all, according to National Renewable Energy Laboratories. Also, the cost of electricity is high in many rural areas, making it impractical for hot water and space heating purposes.

      We believe that in most provinces of the PRC, solar-generated hot water for domestic supply is the most available and economical solution. Compared with electricity, natural gas or propane, we believe that solar hot water is more available, less expensive and more suitable to rural household needs as shown in the following table.

                Cost Economics of Solar Hot Water Heaters

    ------------------------------- ---------- ---------- -----------------
              (in $USD)                 Solar       Gas         Electric
    ------------------------------- ---------- ---------- -----------------
    Initial Equipment Cost               241        120            72
    ------------------------------- ---------- ---------- -----------------
    Engineering Life (Years)              15          6             5
    ------------------------------- ---------- ---------- -----------------
    Equipment Cost (15 years)            241        300           216
    ------------------------------- ---------- ---------- -----------------
    Annual Additional Energy Cost          0         98            81
    ------------------------------- ---------- ---------- -----------------

    ------------------------------- ---------- ---------- -----------------
    Total Operating Cost                 241      1,770         1,431
   (15  years)
    ------------------------------- ---------- ---------- -----------------

Solar Hot Water Industry

      The PRC solar hot water industry is an emerging, but fast growing industry. It has been experiencing an annual growth rate of approximately 30% since 1999 as measured by the square meters of systems installed. The Solar Energy Usage Commission of the PRC Rural Energy Industry Association and the PRC Renewable Energy Industries Association project such growth to continue at an annual average rate of 27.36% until 2015 as shown in the following table:

              Aggregate Solar Hot Water Industry Sales

      -------------------------- ----------------------------
                                        Annual Sales
      -------------------------- ----------------------------
               1999 A                5.0 million m(2)
      -------------------------- ----------------------------
               2000 A                6.0 million m(2)
      -------------------------- ----------------------------
               2001 A                8.0 million m(2)
      -------------------------- ----------------------------
               2002 A               10.0 million m(2)
      -------------------------- ----------------------------
               2003 A               12.0 million m(2)
      -------------------------- ----------------------------
               2004 F               16.2 million m(2)
      -------------------------- ----------------------------
               2015 F              232.0 million m(2)
      -------------------------- ----------------------------

      Source: China Solar Hot Water Industries Development and Research Report (2001-2003), jointly published by the solar energy association and commission described above.

      Because of the rapid growth in solar hot water industry, solar hot water heaters have become one of the three major hot water sources along with gas-fired heaters and electric heaters for PRC households and the PRC has become the world's largest producer and consumer of solar hot water heaters.

Boiler and Space Heating Industry

      The PRC space heating industry is not new, but the modern systems that we sell are new for our customers. While many rural PRC households have considered hot water a luxury, heat generating facilities for cooking and space heating purposes in one form or another are considered basic necessities. These heat generating facilities are generally extremely primitive and inefficient, and usually consist of hearths and biomass stoves, which are dirty, unsafe and difficult to handle with respect to fuel. As many rural households have started to earn disposable income in recent years, many of them can afford to modernize their cooking and space heating facilities by using coal-fired boilers, which have become one of the principal means for such modernization among the PRC households.

Our Product Warranty

      We provide a three-year standard warranty to our end users for all of the products we manufacture. Under this standard warranty program, we provide free repair and exchange of component parts in the first year following the purchase, and we charge labor costs for repair and maintenance but provide free exchange of component parts in the second and third years following the purchase. Thereafter, end users are required to pay for any repair and maintenance services, as well as exchange of component parts. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1-2% discount of the purchase price they pay for our products. According to the standard terms of our agreement with sales agents, we allow our sales agents and distributors to return any defective product for exchange.

Our Marketing Strategies

      We are seeking to grow and expand our business through the following strategies:

      o     focus on rural market segment.
      o     extensive and targeted advertising.
      o     multi-brand strategy.
      o     a larger distribution and agency network.
      o     after-sales services network.

      Our focus on rural market segment

      We market our products in both the urban and the rural markets in the PRC. While most solar hot water manufacturers focus on the urban market, we have always focused on the rural market because the size of the rural market in the RPC is about eight times larger than that of the urban market. Further, our rural customers regard purchasing a hot water heater as a long term investment in a durable good, more so than urban customers.

      We have eight years of experience in operating marketing and sales organizations in rural areas. Our marketing and sales team works with our agents to educate our end users and inform them of the utility, functionality and comparative cost advantages of our products as compared to electricity and gas water heaters. We have also received a great deal of feedback from rural customers and have designed our products and marketing to meet their needs and concerns.

      Our Advertising

      Based on various advertising effectiveness studies in the PRC, we believe that large scale advertising on TV and other mass media can have a significant impact on rural residential purchase decisions. Accordingly, we spent over $646,000, or over 4% of sales, on advertising in 2005. In 2003 and 2004, we spent over $278,000 and $249,000, respectively, or over 4.6%, and 2.7% of sales, respectively, on advertising.

      Our Multi-Brand Strategy

      In order to position our products in different tiers of markets, we have utilized a multi-brand approach. Our solar hot water brands include: "Ailiyang", "DeYu" and "Deli Solar", among which, Ailiyang is not a registered trademark; our space heating brands include "De Yu" and "Du Deli". Each of these brands targets a different type of customer. We classify the brand names of the solar hot heaters into three types: Premium, Standard, and Economy, and space heating products into two types: Premium and Standard. Below are some of our products and related brand names and classifications: Solar Hot Water Heater Series

          --------------------------- ----------------------------
          Our Brand Name              Our Classification of Products
          --------------------------- ----------------------------
          Deli Solar                  Premium
          --------------------------- ----------------------------
          DeYu                        Standard
          --------------------------- ----------------------------
          AiliYang                    Economy
          --------------------------- ----------------------------

Space Heating Series

          --------------------------- ---------------------------
          Our Brand Name              Our Classification of Products
          --------------------------- ---------------------------
          Du Deli                             Premium
          --------------------------- ---------------------------
          DeYu                                 Standard
          --------------------------- ---------------------------

We intend to achieve the following objectives through the Multi-Brand Strategy:

      o to target different product in different tiers of the same geographical market.

      o to eliminate agency dominance in a regional market by granting non-exclusive agency to more than one distributor in a region.

      o to create competition among agents by assigning only one specific brand of our products to one distributor in a sales region so that each different distributor will be responsible for selling a brand different from other distributors in the same geographical region. We periodically evaluate the performance of distributors in the same region, and then provide suggestions to help them perform better. In addition, we also encourage them to increase sales of our premium products.

      o     to increase the market share of our products.


Our brand logos are the following:


[GRAPHIC OMITTED]
[BRAND LOGOS - BOY WITH CAPE]

Our distribution and agency network

      We use a network of wholesalers, dealers and retailers to distribute our products. After we manufacture and assemble our products, we sell them to our wholesalers, generally located in major cities or provincial hubs, who then sell our products on to a network of smaller distributors, or dealers, in outlying areas. Sometimes when the dealers are closer to our warehouse, we also sell directly to dealers to simplify the payment process and reduce transportation costs. Because these dealers are usually developed by the wholesalers, each direct sale to a dealer will be recorded on the account of the wholesaler who developed the business relationship with such dealer. Our end users purchase their products from either wholesalers or dealers, who also handle the installation and warranty service of the systems for the end users.

      We also have a Marketing Department consisting of approximately 56 marketing and sales personnel who collect feedback from our customers and other market information for our management and our product development team.


      Distribution Channel for Solar Water Heater Systems

      The PRC is a geographically vast country and the market for our products covers many regions. To penetrate the market effectively, especially the less-developed rural areas, we have established a vast distribution and sales network that includes approximately 585 distributors and wholesalers and approximately 2,000 local appliance retailers covering 27 provinces in China, with a focus on the northern PRC area, north-eastern PRC area, Beijing metropolitan area, and Tianjing metropolitan area. The northern PRC area includes Hebei Province, Henan Province, Shangdong Province, Shanxi Province, and An'hui Province. The north-eastern PRC area includes Liaoning Province and Heilongjiang Province. Sales to these areas consist of approximately 70% of our total sales revenues. We believe that our comprehensive distribution and sales network enables us to efficiently service the rural communities without having to rely on any particular agent or distributor for our sales. In the past five years, no single agent or distributor has generated more than 5% of our total annual sales.

      We are able to attract a large number of distributors, sales agents, and retailers because of the following reasons:

      We produce both solar hot water heaters and boilers, while the majority of manufacturers in the PRC normally produce only one single type of product. The sales of solar hot water heaters and boilers are both affected by seasonality. As described above in this report, solar hot water heaters are in high demand in the spring and boilers are in high demand in the fall. Therefore, the combined production of solar hot water heaters and boilers allows us to provide our distributors, wholesalers and retailers with products for sale throughout the year.

      We carefully select our distributors and provide various support to them. Our contracts with our wholesalers and distributors normally have a three- to five-year term. While most of our agency and distributor contracts are non-exclusive, we are seeking to establish exclusive distribution relationships with some strong distributors. We require new sales agents to deposit a significant amount of cash as a down payment towards the purchase of our systems. We consider the following factors in our selection of a new distributor or wholesaler:

      o     Local solar energy status and market potential
      o     Local competition
      o     Sales and market potential in the covered area
      o     Presence of alternatives, such as gas or electricity
      o     Credibility of the candidate

      For each candidate we select, we enter into an agency contract with it, under which we provide warranty cards, product testing certificates, product brochures, and other promotional materials. In addition, we help them design store logos and show rooms, provide them with uniforms, and assist them to make marketing plans.

      We have designed and implemented a horizontal distribution structure to streamline the efficiency of our distribution network, shorten the product lead time, provide better coverage of our geographical markets and reduce distribution costs. The horizontal distribution structure also facilitates immediate market feedback from customers to our management.

      The horizontal distribution structure is a significant competitive advantage for us in successfully penetrating the rural market segment. Currently, 50% of our products are delivered directly to customers via only one layer of agency organization, as compared to 20% in 2001. We expect that 70% of our products will move through one layer of agency organization in the future.

      Our After-sales Services Network

      We are in the process of implementing an after-sales services network in parallel with our national sales and distribution network. Our after-sales services are primarily performed by our sales agents and distributors. We have begun to provide technical training to our 585 distributors in order to provide after-sales services to our end users. The local distributors are very enthusiastic about having the ability to provide after-sales services to the end users, which also provides the distributors with a new source of revenue. One additional benefit to us provided by the after-sales services network is the ability to receive product feedback from our end users on a constant basis. We can use this information to continuously adjust our production plans, product designs, inventory control and marketing and sales strategies.


COMPETITION

      The solar hot water market in the PRC is highly fragmented. According to statistics from the Chinese Energy Research Association, there are currently over 3,500 solar hot water heater manufacturers producing products under more than 3,000 brands. The top 51 companies have, on average, over 10 million RMB in sales (approximately $1.2 million), with the top ten companies together control 17% of the domestic market.

      In fiscal year 2003, the largest manufacturer was Huangming Solar Water Heaters, Co, Ltd. ("Huangming"), which had 5% of the total market. The second and third largest companies were Tsinghua Sunshine Solar Water Heaters, Co, Ltd. and Huayang Solar Water Heaters, Co, Ltd., each of which had approximately 3% of the market in the PRC. There has not been similar ranking information for fiscal years 2004 and 2005 available to us.

          Ranking of Solar Hot Water Companies by Market Share Based on Revenue in 2003
------------------------- ----------------- ----------------- ------------------ -----------------
              Company         Ranking         Market Share    Type of Ownership     Profitable
------------------------- ----------------- ----------------- ------------------ -----------------
Huangming                        1                 5%         Government-owned          No
------------------------- ----------------- ----------------- ------------------ -----------------
Tsinghua Sunshine                2                 3%         Government-owned          No
------------------------- ----------------- ----------------- ------------------ -----------------
Huayang                          3                 3%         Government-owned          No
------------------------- ----------------- ----------------- ------------------ -----------------
Deli Solar (PRC)                 19               0.4%         Privately-owned         Yes
------------------------- ----------------- ----------------- ------------------ ----------------

Top 10 Companies                                  17%
------------------------- ----------------- ----------------- ------------------ ----------------

Source: Chinese Energy Research Association

      In fiscal year 2003, we generated $6.01 million in sales revenue, representing a market share of 0.4% and a ranking of number 19 among solar hot water companies nation-wide in terms of sales revenue. Our sales revenue for fiscal years 2004 and 2005 were $9.5 million and $15.6 million, respectively. We believe our success lies in our quality control, brand recognition strategy, comprehensive distribution network, and most importantly, our private ownership status.

      The majority of our competitors are entities owned and controlled by various PRC governmental entities, usually at the local or municipal level. In the late 1970's, the PRC government created these entities as a means to employ residents and generate cash flow. While these entities served a useful purpose, they generally were inefficient and unprofitable, and many that have not already been privatized remain so today. In the 1990's, the PRC government authorized the ownership of businesses by private individuals, shareholders and other non-governmental entities for the first time, and as a result, some of the government owned entities have been privatized. Today these privately-owned enterprises tend to outperform their government owned counterparts.


RESEARCH AND DEVELOPMENT ACTIVITIES

      Our research and development ("R&D") expenses have historically consisted of approximately 1% to 2% of our annual sales revenues. Most of these expenses were spent in designing and manufacturing new products. In 2004 and 2003, we developed 18 and 11 new products, respectively. In 2005, our R&D expenses consisted of approximately 0.5% of our annual sales revenues, which we used to improve the functions and appearance of our current products instead of developing new products. We also conduct other R&D activities based on our customers' specific request for certain new functions or improvements on our existing products. The R&D expenses associated to such R&D activities are generally borne by the requesting customers.

      Currently, we have a 5-member R&D team whose senior engineer members include: Luo Yunjun, who also serves as the chairman of Beijing Solar Industry Association, and Hao Fangzhou, who also serves as the chairman of the Chinese Economic Boiler Association.

INTELLECTUAL PROPERTY

      Trademarks.

      Deli Solar (PRC) is the holder of the following trademarks registered with the Trademark Offices of the PRC National Industrial and Commerce Administrative Bureau (the "PRC Trademark Offices"):

--------------------- --------------------------------------- --------------------- ------------------
Trademark               Authorized Scope                          Valid Term        Certificate Number
--------------------- --------------------------------------- --------------------- ------------------
Deli Solar              Boiler (Space Heating Utility);           03/14/2003            to 1978396
                        Solar  Hot Water  Utility;                03/13/2013
                        Solar Stove and Solar Energy
                        Collection Heater
--------------------- --------------------------------------- --------------------- -------------------
Du Deli                 The same as the above                     01/28/2003            to 1978532
                                                                  01/27/2013
--------------------- --------------------------------------- --------------------- -------------------
De Yu                   Solar Energy Collection Heat              07/28/1998            to 1195609
                        and Boiler (Not machine accessory)        07/27/2008
--------------------- --------------------------------------- --------------------- -------------------
Aili Solar (to          Registration is pending
replace our
brand "Ailiyang")
--------------------- --------------------------------------- --------------------- -------------------

      A registered trademark is protected for a term of ten years, renewable for another term of ten years under the trademark law of the PRC, so long as an application for renewal is submitted to the PRC Trademark Offices within six months prior to the expiration of the initial term.

      Our mark "Ailiyang" is not a registered trademark. We are in the process of applying for the registration of the mark of "Aili Solar" with the PRC Trademark Offices. Once the mark "Aili Solar" is registered, we plan to use it for products manufactured under the current brand "Ailiyang." The registration application is in the name checking stage and we anticipate the entire registration process will take about 12 to 18 months to complete under the PRC trademark law.

      Patents. Currently, none of our products or technology is patented.

      Domain names. We own and operate a website under the internet domain name http://www.deli-group.com (the "Company Website"). Traffic to our other internet domain names www.delisolar.com and www.AiLiYang.com are directed to the Company Website. We are currently in the process of updating our websites. The information contained in our websites is not incorporated by reference to this Annual Report.

GOVERNMENT REGULATION

      Under certain regulations in the form of public notices issued by the PRC State Administration of Foreign Exchange, or SAFE, our shareholders who are PRC resident entities or individuals are subject to certain registration requirements due to the status of Deli Solar (USA) and Deli Solar (BVI) as "SPC"s (as defined under the public notice issued by SAFE on October 21, 2005). These regulations would prohibit Deli Solar (PRC) from distributing dividends or profits to Deli Solar (USA) and/or Deli Solar (BVI) as "SPC"s unless the registration requirements are complied with. The registration procedures were completed and Deli Solar (PRC) obtained a SAFE certificate from BaZhou SAFE on October 17, 2005. Our PRC counsel advised us that the SAFE certificate will allow Deli Solar (PRC) to distribute dividends and profits out of the PRC.

         We are not subject to any permit or approval requirement by the government or any self regulatory professional associations for the manufacture and sale of solar hot water heaters. We are required to obtain a production approval from the Quality and Technology Supervisory and Control Bureau at the provincial level for the manufacture and sale of boilers and space heating products. Deli Solar (PRC) obtained the approval to manufacture, install and repair small and regular size pressure boilers and space heating products from Hebei Provincial Quality and Technology Supervisory and Control Bureau on August 28, 2002 effective for five years. Other than the foregoing, Deli Solar (PRC) is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.


COMPLIANCE WITH ENVIRONMENTAL LAWS

      To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, which causes our operation to be subject to the PRC environmental laws.

EMPLOYEES

      Deli Solar (PRC) currently has approximately 273 employees.

      Deli Solar (PRC) requires each employee to enter into a one-year standard employment agreement. The standard employment agreement contains a confidentiality clause and a covenant-not-to-compete clause, under which an employee must keep confidential all manufacturing technology including drawings and other technology materials, sales and financial information, and trade secrets obtained through his or her employment with us. Breach of this confidentiality clause will result in termination of employment. Further, each employee may not compete against us for a certain period of time following the termination of employment with us. We purchase group workers' compensation policy on behalf of our employees, and the premium is deducted from each employee's paycheck.

RISK OF LOSS AND PRODUCT LIABILTITY INSURANCE

      Delivery of our products can be arranged by our sales agents and distributors, or by us. In the latter case, we deliver our products primarily through trucks, supplemented with trains and cargo ships. Our standard agency contract generally requires our sales agents to pay for the transportation cost. Although the agency contract has not specifically provided for the issue of risk of loss, our customary practice is that sales agents bears the risk of loss in shipping and purchase shipping insurance at their expense.

      We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plants, manufacturing equipment and office buildings. While product liability lawsuits in the PRC are rare and Deli Solar (PRC) has never experienced significant failures of its products, there can be no assurance that Deli Solar (PRC) would not face liability in the event of any failure of any of its products. We plan to purchase property insurance to cover our manufacturing plants, equipment and office buildings by the end of 2006.


                             DESCRIPTION OF PROPERTY


All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right." The following are the details regarding our land use rights with regard to the two pieces of land that we use in our business. The land use rights over one piece of land previously owned by Deli Du, our CEO, President and Director, have been transferred to us in October 2005 for a price of RMB20,000. The application for the change of the ownership certificate for that piece of land was submitted to Bazhou City National Land Resources Bureau on January 16, 2006. Once the application is approved, the registered owner of the land use rights for that piece of land will be Deli Solar (PRC). It is expected that the approval will be issued in June, 2006. In addition, on March 16, 2006, Deli Solar (PRC) entered into an agreement with the Village Governance Commission of Beijiahe Village Chaheji County Bazhou City to acquire land use rights to a piece of land comprising 61,530 square meters at a price of approximately $919,858, subject to certain announcement and approval procedures as described in the risk factor of this prospectus "Our acquisition of the land use rights from villagers is subject to announcement and approval procedures and we cannot assure you that they will be through". This piece of land is close to the present our factory in Bazhou and will be used to enlarge our present manufacturing base there.


---------------------------------------------------------------------------------------------------------------------
Registered Owner   Location &    Usage and      Square     Construction/building   Term of use     Transfer price
                   Deed Number   Nature         meters          on the land           right
---------------------------------------------------------------------------------------------------------------------
Deli Solar (PRC)   Bazhou,       Industrial    10,244.05     Plant, warehouses,      50 years      RMB615,000 was
                   Ningnan       Transferred   Sq. M;        accessories room,       (from March   paid to the
                   Village;      Land                        convention center       25, 1998 to   Langfang Municipal
                   #98060026                                                         March 25,     Land
                                                                                     2048          Administration
                                                                                                   Bureau, plus
                                                                                                   annual land use
                                                                                                   fee of RMB 5,122
---------------------------------------------------------------------------------------------------------------------
Mr. Deli Du        Eighty        Office        816 Sq. M;    Office building,        50 years      RMB20,000 was paid
                   kilometers    space for                   accessories room        (from June    to the Langfang
                   from Bazhou   Deli Solar                                          11, 2001 to   Municipal Land
                   Jinbao Road   (PRC)                                               June 3, 2051  Administration
                   North;        Granted Land                                                      Bureau
                   #20010700405
---------------------------------------------------------------------------------------------------------------------
Collectively       Xihuan Road   Transferred   61,530 Sq. M  Planning for factory    50 years      RMB 7,383,700 was
owned by Beijia    West,         from                        facilities              (from March   paid to the
he Village         Bazhou City   villagers;                                          17, 2006 to   Village Governance
Chaheji County     # pending     transferred                                         March 17,     Commission of
Bazhou City                      usage is                                            2056)         Beijiahe Village
                                 subject to                                                        Chaheji County
                                 the                                                               Bazhou City
                                 approval
                                 from the
                                 local
                                 government
---------------------------------------------------------------------------------------------------------------------
Total                                          72,590.05
                                               Sq. M
---------------------------------------------------------------------------------------------------------------------

      We lease 19,140 square meters of land ("Leased Land") from Bazhou County Credit Union Lianshe Branch ("Credit Union") for an office building pursuant to a 20 year renewal lease at an annual rent of RMB120,000 commencing May 1, 2003. The lease is automatically renewable for another 20 year term subject to terms to be negotiated at the expiration of the first 20-year term. We are retaining a majority of the building's usable space for our business and seeking to sublease the rest to parties with business related to ours such as our sales agents, distributors, accessory parts dealers, and after-sales service agents. We also constructed a business center on the Leased Land. The business center is to be used for show rooms, retail stores, and a distribution center for solar related products and space heating products.

      We lease our Beijing office facility of approximately 2,000 square meters at No. 28, Fengtai Bei Road, Fengtai District from Beijing Dajianxia Technology and Trade Co., Ltd. pursuant to a renewable lease commencing October 1, 2005 to August 8, 2011 for an annual rent of RMB370,000 for the first year and RMB400,000 for the second year, and the following years pending a possible increase. We use approximately 1,000 square meters of such facility as an exhibition center to develop our cooperation with the organizations of renewable energy and the companies from the same industry. For example, in December 2005, we entered into a cooperation agreement with China Renewable Project Office of the World Bank ("CRPO") where we agree to provide a 174 square meters' exhibition space for the exhibition of the solar energy products recommended by CRPO. We terminated our lease for the Beijing office at 68 An'li Road, Chaoyang District in October 2005.



                             SELECTED FINANCIAL DATA

      The following table presents selected financial data for Deli Solar (PRC) for the previous two fiscal years ended December 31, 2003 and 2004 and for the Company on a consolidated basis for the fiscal year ended December 31, 2005 and 2004 and for the three months ended March 31, 2006 and 2005. We derived the selected financial data set forth below from Deli Solar (PRC)'s audited statements of operations for the two fiscal years ended December 31, 2003 and 2004 and audited balance sheets as at December 31, 2003 and 2004, the Company's consolidated audited statements of operations for the fiscal year ended December 31, 2005 and 2004 and consolidated audited balance sheet as at December 31, 2005, and the Company's consolidated unaudited statements of operations for the three months ended March 31, 2006 and 2005 and consolidated unaudited balance sheet as at March 31, 2006 each of which is included in this prospectus. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                         Deli Solar                         Deli Solar (USA) Consolidated
                         (PRC)
                         For the Fiscal Year ended          For the Fiscal Year ended          For the Three Months ended
                         December 31,                       December 31,                       March 31,
                         ---------------------------------  ---------------------------------  ----------------------------------
                              2004              2003             2005              2004             2006              2005
Gross revenues               $9,380,2476        $6,011,870      $15,577,447        $9,504,394      $ 2,353,287        $1,156,938

Income from operations       $ 2,090,891        $  660,315      $ 1,319,803        $2,083,256      $   207,762        $   89,150

Net income                   $ 2,137,025        $  602,245      $ 1,298,974        $2,129,390      $   203,993        $   78,293

Total assets                 $ 5,157,812        $2,934,155      $10,903,506        $5,340,773      $11,252,688               N/A

Total liabilities            $   887,612        $  645,183      $   276,886        $1,070,073      $   377,497               N/A


      Deli Solar (USA)'s unaudited consolidated financial statements for the three months ended March 31, 2006 and the notes, Deli Solar (USA)'s consolidated audited financial statements for the fiscal years ended December 31, 2005 and 2004, together with the report of the independent certified public accounting firm thereon and the notes thereto, Deli Solar (PRC)'s audited financial statements for the fiscal years ended December 31, 2004 and 2003, together with the report of independent certified public accountants thereon and the notes thereto, and Meditech's audited financial statements for the fiscal years ended May 31, 2004 and 2003 together with the report of independent certified public accountants thereon and the notes thereto and its unaudited consolidated financial statements for the three months ended February 28, 2005 are presented beginning at page F-1.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of the consolidated financial condition and results of operations should be read with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

      Meditech was incorporated in Nevada on March 21, 1983. It was a drug development company, focusing on research, development, and marketing of anti-infective drugs in the biomedical industry. We spun off our business to East West, which was completed on August 29, 2005.

      Following the completion of the acquisition of Deli Solar (BVI) on March 31, 2005, as stated in Company History of this prospectus our sole business consists of designing, manufacturing and selling systems to produce hot water and space heating through Deli Solar (PRC), our indirectly wholly-owed operating subsidiary. Deli Solar (PRC) was founded in 1997. Its main products are solar hot water heaters and space heating and cooking products including coal-fired residential boilers. It also sells accessories, component parts, and provides after-sales maintenance and repair services.

      Meditech had a fiscal year ending May 31. On August 2, 2005, our Board of Directors resolved to change our fiscal year end to December 31. Therefore, the financial statements in this prospectus reflect the operating results of the Company on a consolidated basis for the three months ended March 31, 2006 and for the fiscal years ended December 31, 2005 and 2004, and the operating results of Deli Solar (PRC) for the fiscal years ended December 31, 2004 and 2003, respectively.

      The revenue of coal-fired residential boilers in the first quarter of 2006 was approximately $1,258,713. The revenue of solar hot water heaters in the same period was approximately $956,371, among which revenue of regular evacuated tubular solar water heaters was approximately $841,000 while the evacuated heat pipe solar water heaters was approximately $114,000. There were few flat plate solar water heater sales that period.

      The first quarter of 2006 was cold and the sales of our coal-fired residential boilers were relatively strong in the rural areas. At the end of January 2006, the demand on solar water heaters began to increase. The residential boilers have a profit margin of about 26%, while the solar hot water heaters have a profit margin of about 21% as compared to 22% the previous year. The lower and decreased margin in solar water heaters is mainly because of the fierce price competition in the solar water heater industry in China. We could still expect the price competition to continue in the following quarters in 2006. As a result we expect the margin on solar water heaters will continue to decrease. We are planning to adjust our product mix in the next couple of months.

      On March 24, 2006, Deli Solar (PRC) executed a non-binding Memorandum of Understanding ("MOU") to acquire all capital stock of Beijing Four Seasons Solar Power Technology Co., Ltd. ("Four Seasons"), a limited liability company organized under the laws of the PRC involved in selling solar power equipment in the PRC. The proposed purchase price for Four Seasons is $10.5 million, payable in $2,000,000 cash in the form of a demand loan and 1,062,500 shares of common stock of Deli Solar (USA). Pursuant to the MOU, the final completion of the transaction is subject to due diligence and other conditions. Negotiations on definitive terms are pending. We anticipate that this acquisition will increase our production capacity and expand our market coverage.

      Our plan to acquire Beijing Yuxin Yangguang Solar Energy Industrial Co., Ltd., another PRC enterprise, which manufactures solar hot water heaters and has an estimated value of $3 million, has been suspended. We have chosen to focus on the acquisition of Four Seasons as above-referenced as matter of priority.

      We are in the progress of setting up a new subsidiary of the Company in Beijing called Beijing Deli Solar Technology Development Co., Ltd. ("Deli Solar (Beijing)") to further develop our business there. Deli Solar (Beijing) will be a directly wholly-owned subsidiary of the Company. The registered capital of Deli Solar (Beijing) will be $1,000,000. The business license is expected to be issued by the end of May, 2006 when Deli Solar (Beijing) will be formally formed.


RESULTS OF OPERATIONS

The Three Months Ended March 31, 2006 and March 31, 2005.

Sales and Gross Profit

      Revenue for the three months ended March 31, 2006 was $2,353,287 as compared to $1,156,938 for the same period last year, an increase of 103%. Gross profit for the three months ended March 31, 2006 was $570,615, an increase of $344,242, or approximately 152%, as compared to $226,373 for the three months ended March 31, 2005. The increase in sales revenue is due to our continued investment in brand marketing and sales distribution network. The increase in gross profit margin is primarily because of the increased demand and sales of coal-fired boilers in the first quarter, which have a better gross profit margin than solar hot water heaters.

Operating Expenses

      Operating expenses for the three months ended March 31, 2006 was $362,847, as compared to $137,223 for the same period in 2005, an increase of $225,624 or 164%. The increased operating expenses primarily went to advertising expenses, selling expenses and administrative expenses.

      The advertising expenses for the three months ended March 31 was $105,776, as compared to $63,693 for the same period last year. The increase in advertising expense was a result of continued increasing effort in advertising campaigns to increase product awareness, branding and sales.

      Selling expenses for the three months ended March 31, 2006 were $35,902 as compared to $6,704 for the same period last year, an increase of $29,198, or 435%. These selling expenses consist primarily of transportation expenses, agency administration expenses including salaries paid for several newly-hired sales managers and bonuses paid to sales agents during Chinese Spring Festival. The increase in other selling expenses was primarily due to the increase of sales volume and addition of new distributors.

      The other general and administrative expenses were $162,013, as compared to $30,639 for the same period last year. The increase of the other general and administrative expenses was primarily from maintaining our standing as a reporting company as we became a public company from March 31, 2005. The other general and administrative expenses include legal fees, auditing expenses, board meeting expenses and board member compensation.

Income from Operations

      Income from operations for the three months ended March 31, 2006 was $207,768, as compared to $89,150 for the three months ended March 31, 2005. The increased income was due to the increased sales revenue in the first quarter 2006.

Net Income

      Net income increased to approximately $203,993 in the three months ended March 31, 2006, from $78,293 in the same period last year, primarily due to increased sales revenue.

Liquidity and Capital Resources

      In March 2005, we raised $6,000,015 in gross proceeds with a cost of issuance totaling $1,348,626, through a private financing by certain non-affiliated accredited investors as part of the reverse merger, to meet our liquidity and capital needs. We are using these monies to increase our production capacity and facilities, as well as to merge and acquire prospective companies.

      Net cash provided by our operating activities was $263,696 for the first quarter of 2006; net cash used in operating activities for the same period of 2005 was $543,299. The increase in net cash provided by operations was due to the decrease of account receivable and advances to suppliers from active collection and control on prepayment.

As of March 31, 2006, the Company does not have any long term debt.

      The Company will continue to rely on its cash flow from operations, renewal of short-term notes, and proceeds from the private financing to meet its liquidity and capital needs in the next 12 months.

Accounts Receivable

      During the three months ended March 31, 2006, accounts receivable decreased to $653,808 from $748,475, primarily due to active collections during the first quarter.

Inventory

      Inventory as of March 31, 2006 increased to $619,029 from $383,183 at the end of last year mainly because of our preparation for oncoming peak selling season in the second quarter.

Construction in Process

      On January 20, 2006, Deli Solar (PRC) entered into a construction contract with Bazhou Xin Quan Construction Company (the "Construction Contract") for the construction of a new steel frame warehouse (618 square meters) and employee dorms and dining room (510 square meters) and the renovation of the offices (618 square meters) (the "Project") at Bazhou city. Under the Construction Contract, Deli Solar ("PRC") shall pay a total construction cost of $237,199 of which $98,717 (40%) has been paid as the first installment as of March 31, 2005. The second installment of 40% shall be paid upon the completion of 80% of the Project and the remaining 20% shall be paid after the Project passes construction completion inspection.

      On February 10, 2006, Deli Solar (PRC) entered into an agreement with Chengde Hui Da Conveyance Equipment Co., Ltd. for the design, manufacture and installation of production plant and machinery for automatic water tank production assembly. Under the agreement, Deli Solar (PRC) will pay $326,410 of which $170,449 has been paid. The balance of $155,961 shall be settled based on the progress of the construction and installation.

Prepaid land lease


      On March 16, 2006, Deli Solar (PRC) entered into an agreement with the Village Governance Commission of Beijiahe Village Chaheji County Bazhou City to acquire land use rights to a piece of land of 61,530 square meters at the price of approximately $919,858, which has been paid before March 31, 2006, subject to certain announcement and approval procedures as described in the risk factor of this prospectus "Our acquisition of the land use rights from villagers is subject to announcement and approval procedures and we cannot assure you that they will be through". This piece of land is close to the present Bazhou factory and will be used to enlarge our present manufacturing base there.


Cash

      Cash and cash equivalents decreased from $5,629,168 at December 31, 2005 to $4,595,498 at March 31, 2006, primarily as a result of land use right acquisition, project construction and facility purchase as above referenced during the first quarter. In the foreseeable future, our cash and cash equivalent may be reduced due our acquiring potential businesses, significantly expanding our production capacity, and developing new products.


Fiscal Years Ended December 31, 2005 and December 31, 2004.

Sales and Gross Profit

      Sales revenues increased to approximately $15.58 million for the year ended December 31, 2005 as compared to approximately $9.5 million for the prior year, an increase of approximately $6.08 million or 64%. Our revenues increased during the period as a result of continued effort in sales and marketing. We have recruited more sales agents and expanded our covered sales areas. The incremental household income, particularly in the rural areas and small and medium size cities, has driven up the demand of our products. Among the total $15.58 million in sales revenue of 2005, $10.5 million was derived from sales of solar hot water heaters, about an 87% increase as compared to 2004; $5million was derived from sales of coal-fired boilers and space heating products, about a 45% increase as compared to 2004.

      Gross profit for the year ended December 31, 2005 was approximately $3.71 million or 24% of revenues as compared to gross profit of approximately $ 2.73 million or 29% of revenues for the prior year. The increase in gross profit resulted primarily from increase in sales. In 2005, we sold nearly one hundred and twenty thousands units of solar water heater products and sixty five thousands units of boiler heater products. The profit margin in 2005 dropped compared with that of last year mainly because of the intensified price competition in the market.

Cost of Sales

      Cost of goods sold increased to approximately $11.87 million for the fiscal year ended December 31, 2005, or approximately 75% from approximately $6.77 million in the prior year. The increase was primarily due to increased production driven by increased sales. We continue to focus on cost control of raw materials. The raw materials supply market is currently a buyer's market and we believe such status will continue for the next two or three years, which will provide sufficient time for the Company to select the most suitable raw materials in terms of price and quality.

Operating Expenses

      Operating expenses increased to $2,389,185 for the year ended December 31, 2005 as compared to $650,834 for the prior year, an increase of $ 1,738,351 or about 267%.

      Among the increase of operating expenses, other selling expenses increased to $256,634 from $98,826 for the prior year, an increase of $157,808, or 160%. Selling expenses other than advertising consisted primarily of promotion activities, transportation expenses, sales agency administration expenses and after-sales services. We had 273 employees and 586 independent selling agents engaged in sales and marketing as of December 31, 2005, as compared to 268 and 515 respectively as of December 31, 2004.

      General and administrative expenses were $1,279,714 for the fiscal year ended December 31, 2005, or approximately 8.2% of revenues, as compared to $123,210 or approximately 1.3% of revenues for the fiscal year ended December 31, 2004. Most of the increase in general and administrative expenses was attributable to the professional service fees we incurred in order to comply with our obligations as a public company and compensation paid to certain top management personnel for one time consulting services provided in the first year of our public listing.

Income from Operations

      Operating income totaled $1,319,803 for the year ended December 31, 2005, as compared to operating income of $2,083,256 for the year ended December 31, 2004, a decrease of $763,453 or 37 %.

      As a percentage of revenues, operating income was 8.47% in 2005 as compared to 22% for the prior year. The decrease in operating income as a percentage of revenues was substantially due to the increase in general and administrative expenses in 2005.

Income Taxes

      The Company did not carry on any business or maintain any branch office in the United States during the year ended December 31, 2005 or the year ended December 31, 2004. Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been made.

      Normally at the national level, a Chinese company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. However, pursuant to the relevant laws and regulations of the PRC, Deli Solar (PRC), as a wholly foreign owned enterprise ("WFOE") in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, and thereafter, is entitled to a 50% tax exemption from the PRC enterprise income tax. Since Deli Solar (PRC) was transformed into a WFOE in March 2005, it should be entitled to the 100% exemption from income taxes in the two-year until March 2007, and then a preferential rate equals to 50% of the tax rate for the following years of its operation from 2007 until 2010; however, Deli Solar (PRC)'s tax exemption status has not been approved by the local tax authorities and it continues to pay its fixed assessment taxes at its current rate. Although we anticipate that the approval from the local tax authority will be granted by the end of April, 2006, it is unclear what the exact commencement date for the tax exemption period is at this stage.

Net Income

      Net income was $1,298,974 and the comprehensive income was $1,473,531 in the fiscal year ended December 31, 2005, or 61% and 69.2%, respectively, of that in the fiscal year ended December 31, 2004, primarily due to increased expenses in 2005.

Liquidity and Capital Resources

      Since its inception, Deli Solar (PRC) has financed its operation and met capital expenditure requirements primarily through cash flows from operations, bank loans and lines of credit, and equity financing.

      Net cash provided by our operating activities was $70,345 and $1,879,479 for the fiscal years ended December 31, 2005 and 2004, respectively. The decrease in net cash provided by operations was due to the increase of our general and administrative expenses to $1,279,714, or approximately 8.2% of revenues for the fiscal year ended December 31, 2005, as compared to $123,210, or approximately 1.3% of revenues for the fiscal year ended December 31, 2004. Most of the increase in general and administrative expenses was attributable to the professional service fees we incurred in order to comply with our obligations as a public company and compensation paid to certain top management personnel for one time consulting services provided in the first year of our public listing.

      In March 2005, we raised $6,000,015 in gross proceeds with cost of issuance totaling $1,348,626, through a private financing by certain non-affiliated accredited investors as part of the Reverse Merger, to meet our liquidity and capital needs. As a result, we paid down our short-term renewal notes from $533,213 as of December 31, 2004 to $130,112 as of December 31, 2005. The notes bear interest at rates ranging from 7.98% to 8.85% and are collateralized by our inventory and buildings. The short-term notes will be due between September and October 2006. As of December 31, 2005, the Company did not have long term debts.

      The company will continue to rely on our cash flows from operations, renewal short-term notes, and proceeds from the private financing to meet our liquidity and capital needs in the next 12 months.

Dividend Policy

      We have not paid out any dividends to date. In determining our dividend policy, our Board of Directors considers factors such as current and long term profitability, committed and potential cash requirements, and our overall financial condition. We do not anticipate the payment of any dividends in the near future based on the present financial requirements for expansion. Our future ability to pay dividends while meeting other obligations of the Company depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, which include, among other things, restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency, and other regulatory restrictions.

Accounts Receivable

      The increase in net trade accounts receivable from $272,369 as of December 31, 2004 to $748,475 as of December 31, 2005 is primarily attributable to the large increase of sales in 2005. The ratio of accounts receivable to sales revenue increased from 2.9% in 2004 to 4.8% in 2005 and was primarily due to the capital shortage of our sales agents when facing fast increased sales.

      Deli Solar (PRC) extends unsecured trade credit to some sales agents and distributors based on factors such as sales volume, historical payment records, credit status and sales potential for the relevant sales periods. Most new agents and small agents are subject to our standard cash sales policy.

Advances to suppliers

      Advances to suppliers were $811,275 in the fiscal year ended December 31, 2005 as compared to $353,044 in 2004, an increase of $458,231 or 130%. The increase was primarily due to advanced payment to our suppliers to purchase raw materials. Such payment in advance allowed us to receive competitive prices and guaranteed supplies of our raw materials.

Inventory

      Inventories as of December 31, 2005 and December 31, 2004 amounted to $383,183 and $374,904, respectively. In general, our inventory levels are stable as compared to sales because our 2005 credit policy to our sales agents has facilitated the products ordered by the sales agent to be delivered at an earlier time than that in the same period last year.

Accounts Payable

      Accounts payable, including trade account payable, other payable and accrued expenses, decreased to $89,375 as of December 31, 2005 from $168,499 as of December 31, 2004. Most of these accounts are payable within one year. There are no interest expenses accrued on these accounts.

Cash

      The increase in cash and cash equivalent from $1.2 million as of December 31, 2004 to $5.6 million as of December 31, 2005 was primarily from the private placement the Company conducted in March 2005. The Company plans to use the large amount of cash and cash equivalents for potential acquisitions and other investment projects in order to substantially grow the Company's business.


Critical Accounting Policies and Estimates

      The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires us to make judgments, estimates and assumptions that affect the reported amounts in the Consolidated Financial Statements and accompanying notes. Note 3 to the Consolidated Financial Statements describe the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The areas described below are affected by critical accounting estimates and are impacted significantly by judgments and assumptions in the preparation of the Consolidated Financial Statements. Actual results could differ materially from the amounts reported based on these critical accounting estimates.

Revenue Recognition

      Product sales are recognized when the products are delivered to and inspected by customers and title has passed. The Company provides a three-year standard warranty to all of the products it manufactures. Under this standard warranty program, repair and replacement of defective component parts are free of any charge during the first year following the purchase. In the second and third year, customers must pay for the purchase of the replacement parts, but not for repair services. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1-2% discount of the purchase price they pay for our products. Accordingly the Company has recorded no liability for warranty reserve. The Company also allows its sales agents and distributors to return any defective product for exchange.

Allowance for Doubtful Accounts

The Company's business operations are conducted in the People's Republic of China. We extend unsecured trade credit to our relatively large customers according to their sales volume and historical payment records. The allowance for doubtful accounts is established through charges to the provision for bad debts. We regularly evaluate the adequacy of the allowance for doubtful accounts based on historical trends in collections and write-offs, our judgment as to the probability of collecting accounts and our evaluation of business risk. This evaluation is inherently subjective, as it requires estimates that are susceptible to revision as more information becomes available. Accounts are determined to be uncollectible when the debt is deemed to be worthless or only recoverable in part and are written off at that time through a charge against the allowance.

Property, Plant and Equipment

      Building, plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded utilizing the straight-line method over the estimated original useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales.

      Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.


Fiscal Years Ended December 31, 2004 and December 31, 2003.

Sales and Gross Profit

      Sales revenues increased to approximately $ 9.38 million for the year ended December 31, 2004 as compared to approximately $ 6.01 million for the prior year, an increase of approximately $ 3.37 million or 56%. Our revenues increased during the period as a result of continuing sales and marketing campaigns along with an increase in production. Our average selling prices remained relatively stable during these periods.

      During the fiscal year ended December 31, 2004, we hired more salespeople and expanded our sales territories. In addition, during the fiscal year ended December 31, 2004, average PRC household incomes continued to rise in rural areas and smaller cities which we believe contributed to increased demand for our products.

      Of our $ 9.38 million in sales for the fiscal year ended December 31, 2004, $ 5.7 million was derived from sales of solar hot water heaters, an approximate 50% increase over the prior year. Approximately $0.5 million in sales were represented by coal fired boilers for the fiscal year ended December 31, 2004, an approximate 70% increase over the prior year.

      Gross profit for the fiscal year ended December 31, 2004 was approximately $2.7 million, or 29% of revenues, as compared to gross profit of approximately $
1.2 million or 20% of revenues for the prior year. The increase in gross profit resulted primarily from both increase in sales of premium brand solar water heaters and cost controls implemented in production and raw material purchasing. The increase in premium brand sales resulted from our increased penetration into more medium-sized cities in the northern PRC, where the average household income tends to be higher than in rural areas. For the fiscal year ended December 31, 2004, we sold approximately fifty-two thousand solar water heater products, of which approximately ten thousand were our premium brand, as compared to less than four thousand of the premium brand in the fiscal year ended December 31, 2003.

      We did not have any material concentration of sales to any particular distributor, wholesaler or other entity during the fiscal years ended December 31, 2004 or 2003.

Cost of Sales

      Cost of sales increased to approximately $6.63 million for the fiscal year ended December 31, 2004, or approximately 71% of sales, from approximately $4.78 million, or approximately 80% of sales, in the prior year. The increase in cost of sales was primarily due to increased production driven by increased sales and higher market demand. The decrease in cost of sales as a percentage of sales reflects increasing margins from the sale of higher end brands. In addition, management continues to focus on cost control of raw materials. There are numerous raw material suppliers available to us and the market for the raw materials we use is competitive.

Operating Expenses

      Operating expenses increased to $655,519 for the fiscal year ended December 31, 2004 as compared to approximately $567,566 for the prior year, an increase of $87,953 or about 15 %.

      Among the increase of operating expenses, other selling expenses increased to approximately $86,217 from approximately $11,648 for the prior year, an increase of approximately $74,569, or 640% due to increased sales and our expanded marketing efforts. Selling expenses other than advertising consisted primarily of transportation expenses, agency administration expenses, after-sales service, such as expenses for installation, repairs and replacements. We had 268 employees and 515 independent selling agents engaged in sales and marketing as of December 31, 2004, as compared to 168 and 328, respectively, as of December 31, 2003.

      General and administrative expenses were approximately $118,739 for the fiscal year ended December 31, 2004, or approximately 1.3% of revenues, compared to approximately $82,354, or approximately 1.4% of revenues, for the fiscal year ended December 31, 2003. Despite increased sales and production, general and administrative expenses remained manageable relative to revenues. Most of the increase in general and administrative expenses was spent on recruiting and training qualified sales personnel. We anticipate that our general and administrative expenses in the future will be higher due to additional expenses to be incurred as a result of our status as a reporting company.

Income from Operations

      Operating income totaled approximately $2.09 million for the fiscal year ended December 31, 2004 as compared to operating income of approximately $0.66 million for the year ended December 31, 2003, an increase of approximately $
1.43 million or 217 %.

      As a percentage of revenues, operating income was approximately 22% in 2004 as compared to approximately 11 % for the prior year. The increase in operating income as a percentage of revenues was substantially due to the increase in gross profit and the controlling of costs.

Income Taxes

      The Company did not carry on any business or maintain any branch office in the United States during the year ended December 31, 2004 or the year ended December 31, 2003. Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been made.

      Normally at the national level, a PRC company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. PRC companies are also subject to local taxes. However, the governments at the provincial, municipal and local levels can provide many tax incentives and abatements based on a number of programs at each level. To spur local economy and encourage certain industries, the Bazhou municipal government provides preferential tax treatments to certain high-tech entities or entities meet the asset and registered capital requirements. Although the Bazhou municipal government did not provide the formal list of these entities, Deli Solar (PRC) is allowed to pay a fixed tax assessment to the local government in return for an exemption from other taxes. Each year the local tax bureau provides Deli Solar (PRC) with a fixed number representing the tax Deli Solar
(PRC) is to remit, which is usually lower than the taxes that would otherwise be payable. Deli Solar (PRC) has been paying a fixed tax amount in this manner since its formation in 1997.

      The amount of taxes paid by Deli Solar (PRC) for the fiscal years ended December 31, 2004 and 2003 are included in the financial statements under general and administrative expenses and were $7,990 and $6,295 respectively.

Net Income

      Net income increased to approximately $2.1 million in the fiscal year ended December 31, 2004, or approximately 254% from approximately $0.60 million in the fiscal year ended December 31, 2003, primarily due to increased sales.

Liquidity and Capital Resources

      Since Deli Solar (PRC)'s inception, it has financed its operations and met capital expenditure requirements primarily through cash flows from operations, bank loans and lines of credit, capital from its shareholders and related parties and outside sources. Deli Solar (PRC) extends unsecured trade credit to sales agents and distributors according to their credit status and their sales potential in the sales periods, however, most new agents and small agents do not receive any credit from us.

      As of December 31, 2004, Deli Solar (PRC) had a short-term credit facility from local banks in the PRC with an outstanding balance of $533,213. Each of them is revolving loans with various maturity dates in 2005 with annual interest rates between 6% and 8%.

      We incurred approximately $56,000 in interest expense from bank loans in the fiscal year ended December 31, 2004, as compared to $63,000 in 2003. Most of these interest expenses were capitalized and included in construction in progress.

      We believe that we have sufficient capital from our recent private placement and our operations to support our current operations over the next 12 months.

Accounts Receivable

      The increase in net trade accounts receivable from December 31, 2003 to December 31, 2004 from $208,797 to $216,055 is primarily attributable to the increase of sales in 2004.

Prepaid Expenses

      Prepaid expenses were approximately $353,044 in 2004 as compared to $29,180 in 2003, an increase of approximately $323,864. The increase was primarily due to advance payment to suppliers to purchase raw materials. Such payment in advance allowed us to receive competitive price and guaranteed supplies of raw materials.

Inventory

      Inventories consisted of the following as at December 31, 2004 and December 31, 2003:


                 December 31, 2004   December 31, 2003
                 -----------------   -----------------

Raw materials               38,148             166,753
Consumables                 14,394                  --
Finished goods             246,456             193,987
                 -----------------   -----------------
     Totals                298,998             360,740

      Inventories of raw materials declined during the fiscal year ended December 31, 2004 due to increased production and demand for our products. Inventories of finished goods increased during the same period to allow us to meet increased production and demand.

Accounts Payable

      Accounts payable, including trade accounts payable, other payable and accrued expenses, decreased slightly from $349,827 as of December 31, 2003 to $341,951 as of December 31, 2004. Most of these accounts are payable within one year. There is no interest expense on these accounts. Accounts payable consists primarily of accrued expenses.

Cash

      Cash and cash equivalents increased from $1.1 million as of December 31, 2003 to $1.2 December 31, 2004. Cash and cash equivalents remained relatively stable from 2003 to 2004, despite the increase in our net profits for the fiscal year ended December 31, 2004. This is because we spent $1,421,332 on construction of a new building intended for use as a warehouse and for additional operating capacity.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth as of May 10, 2006, certain information with respect to the beneficial ownership of our common stock, our only shares of voting securities, by (i) any person or group with more than 5% of the common stock, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                        Name and                                             Amount and
Title of               Address of                                        Nature of Beneficial         Percent of
Class               Beneficial Owner                                           Owner                   Class (a)
                    ----------------

Common Stock   Lake Street Fund L.P.                                            514,280(1)              7.96%
               C/o Wedbush Morgan Securities
               Attn: Carmen Rivera
               Clearance Dept
               1000 Wilshire Blvd.
               Los Angeles, CA 90017

Common Stock   Lagunitas Partners L.P.                                          340,000(1)              5.33%
               C/o Gruber McBaine
               50 Osgood Place
               San Francisco, CA 94133

Common Stock   Lynk Capital Partners Limited                                    481,440(1)              7.47%
               Attn: David Moy
               Tung Chai Building, Rm 1001
               86-90 Wellington Street
               Central, Hong Kong

Common Stock   MidSouth Investor Fund L.P.                                      342,860(1)              5.37%
               C/o Heidtke Inc.
               201 4th Avenue North, Suite 1950
               Nashville, TN 37219

Common Stock   Yousu Lin                                                        240,000(2)           3.87%(2)
               No. 28, Fengtai Bei Road
               Fengtai District, Beijing, PRC 100071

Common Stock   Yunchun Wang                                                     320,000(2)           5.16%(2)
               No. 28, Fengtai Bei Road
               Fengtai District, Beijing, PRC 100071

Common Stock   Qian Wang                                                        240,000(2)           3.87%(2)
               No. 28, Fengtai Bei Road
               Fengtai District, Beijing, PRC 100071

Common Stock   Deli Du (3), President, CEO                                    3,202,886(2)          51.62%(2)
               No. 28, Fengtai Bei Road
               Fengtai District, Beijing, PRC 100071

Common Stock   John D. Kuhns,                                                    75,851(4)              1.22%
               Director
               The Farm House
               Chairman, and
               558 Lime Rock Road
               Lakeville, CT
               06039

Common Stock   Kelly Chow Director                                                       0                  0
               c/o The Farm House
               558 Lime Rock Road
               Lakeville, CT 06039

Common Stock   Yunjun Luo, Director                                                      0                  0
               No. 28, Fengtai Bei Road
               Fengtai District, Beijing, PRC 100071

Common Stock   Ravinder Soin, Director                                                   0                  0
               No. 28, Fengtai Bei Road
               Fengtai District, Beijing, PRC 100071

Common Stock   All Directors and Officers of the Company as a group              4,078,737             65.73%


      (a) As of May 10, 2006 we had 6,205,290 outstanding shares. In determining the percent of common stock owned by a Selling Stockholder on May 10, 2006, (a) the numerator is the number of shares of common stock beneficially owned by such Selling Stockholder, including shares the beneficial ownership of which may be acquired, within 60 days upon the exercise of the warrants held by such Selling Stockholder, and (b) the denominator is the sum of
            (i) the total 6,205,290 shares outstanding on May 10, 2006, and (ii) the total number of shares underlying the warrants, which each of the Selling Stockholders has the right to acquire within 60 days upon the exercise of its warrants.


      (1) Includes shares that may be acquired upon exercise of warrants. Each warrant entitles the holder to purchase 10 shares of our common stock (increased from the original 8 shares to 10 shares in August
            2005) at the exercise price of $3.85 per share at any time within the five year period commencing March 31, 2005.


      (2) On March 31, 2005, Messrs. Yousu Lin, Yunchun Wang, Qian Wang and Deli Du acting in concert, acquired beneficial ownership of a total of 4,002,886 shares of the Company's Common Stock. For purpose of
            Section 13(d)(3) of the Exchange Act, they may be considered collectively as a "group", and thus each the beneficial owner of the entire 4,002,886 shares. The percentage of ownership of the group as a whole is 64.51%. All of the shares owned by Yousu Lin, Yunchun Wang, and Qian Wang, and most of the shares owned by Deli Du, totaling 4,000,000 shares, are subject to a 12-month lock up agreement, commencing from March 31, 2005.

      (3) As a closing condition to the unit purchase agreement under which the seventeen Selling Stockholders identified as Accredited Investors subscribed their shares from the Company in the private placement transaction closed on March 31, 2005, Mr. Du agreed to place 10% of his equity interest in the Company (approximately 320,289 shares) into escrow for the benefit of the Accredited Investors in the event we fail to attain specified levels of net income.

      (4) Includes 20,763 warrants to Mr. Kuhns and 52,907 warrants to Kuhns Bros. & Co., Inc., each warrant entitles the holder to purchase one share of the Company's Common Stock at $3.85 per share at any time within the ten-year period commencing from March 31, 2005. Mr. Kuhns, one of our Directors, is the Chairman and 95% shareholder of Kuhns Brothers, Inc., which is the holding company for its 100% subsidiaries, Kuhns Bros. & Co., Inc. and Kuhns Brothers Securities Corporation. The shares held by Mr. Kuhns and the shares issuable to Mr. Kuhns upon the exercise of his warrants are subject to a one-year lock up agreement commencing from March 31, 2005.

      Except for the disclosure made above, the Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company's shares of Common Stock.


                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following are our officers and directors as of the date of this prospectus. Some of our officers and directors is a resident of the PRC and, therefore, it may be difficult for investors to effect service of process within the United States upon them or to enforce judgments against them obtained from the United States courts.

Name                                 Position                      Age
-------------------------  --------------------------------  --------------
John D. Kuhns              Director, Chairman.                    56
Deli Du                    President, CEO and Director            41
Jianmin Li                 Treasurer and CFO                      37
Kelly Chow                 Director                               47
Yunjun Luo                 Director                               70
Ravinder Soin              Director                               53
Jing Wang                  Secretary                              37

      Mr. John D. Kuhns was appointed as a Director and chairman of the Board of Directors of the Company on March 31, 2005. Since its founding in 1987 he has been a controlling shareholder, president, CEO, a director and chairman of Kuhns Brothers, Inc., an investment banking firm specializing in providing financing for power technology ventures, and, more recently, manufacturing operations within the PRC. Kuhns Brothers, Inc. owns 100% of Kuhns Brothers Securities Corporation, a broker dealer, registered with the Securities and Exchange Commission, in which Mr. Kuhns is the Chairman. Since 2002 Mr. Kuhns has been a director and chairman of Distributed Power, Inc., a public company that owns electric generating projects. Neither of the foregoing Kuhns companies, nor Distributed Power, Inc. are affiliated with the Company. Mr. Kuhns holds a Bachelor's degree in sociology and fine arts from Georgetown University, a Master's degree in fine arts from the University of Chicago and an MBA from the Harvard Business School.

      Mr. Deli Du was appointed as a Director, President and CEO of the Company on March 31, 2005. Mr. Du founded Deli Solar (PRC) in 1997 and has been its controlling equity holder, chairman and chief executive officer during the past five (5) years. Since June, 2004 he has also been a director and manager of Deli Solar (BVI). He is a standing member of the China Solar Energy Utilization Association, the China Efficiency Boiler Association and the Beijing New Energy and Renewable Energy Union.

      Mr. Jianmin Li was appointed as our Treasurer and CFO of the Company on March 31, 2005. Prior thereto, commencing October 21, 2001, he served as Senior Finance Manager for Tianjin Exist Food Co. Ltd., one of the largest distributors of fast food consumer goods in Tianjin, PRC. Mr. Li received a Bachelor's degree in Economics from the Business College of Beijing Forestry University in 1991 and has completed the MBA program at Katholicke University Leuven Vlerick Management School in Belgium in 2001.

      Ms. Jing Wang was appointed as Secretary of the Company in May, 2005 and also acted as an assistant to the President, Mr. Deli Du. Ms. Wang was responsible for our compliance with U.S. securities laws and regulations. Ms. Wang holds a Bachelor's degree in Architecture from the Beijing Jiao Tong University, a Master's degree in Real Estate Finance from the University of New South Wales (Australia), a post graduate degree in commerce from the Chinese Academy of Social Sciences, with English studies at ACCL in Sydney, Australia. From March 2002 to February, 2005 she was with Northcroft (Australia) Pty., Ltd., a company engaged in project, cost and risk management analysis, in which she held the position business development manager. Ms. Wang resigned from her position with the Company effective January 31, 2006.

      Mr. Kelly Chow was appointed as a Director in June 2005. Mr. Chow holds a Bachelor's degree in Arts from the University of Toronto. From 1996 until May, 2005 he was associated with the investment banking firm of Merrill Lynch, Pierce, Fenner & Smith and most recently held the office of vice president. While at Merrill Lynch he was engaged primarily in investments and asset management. Presently Mr. Chow is an independent investor and consultant specializing in U.S.-Chinese business and corporate financial affairs.

      Mr. Yunjun Luo was appointed as a Director of the Company in June 2005. He holds a Bachelor's degree in Pyrology from the Southeast University (PRC) with further studies and research within the PRC at The Academy of Social Sciences (structural mechanics), the Commission of Science, Technology and Industry for National Defense (space satellites) and the Beijing Solar Energy Research Institute (solar heaters). For over five (5) years he has been associated with the Beijing New Energy and Renewable Energy Association, serving as a director and associate professor. He also serves as a director and chief consultant for Ailiyang.

      Mr. Ravinder Soin was appointed as a Director in June 2005. Mr. Soin holds chemical engineering degrees from the following institutions in India: B.Sc. from Punjab University, M.E. from Biria Institute of Technology & Science (affiliated with Massachusetts Institute of Technology), Ph. D. from MS University. From 1992 to 2003 he was employed by BP Solar Pty Ltd., an Australian corporation engaged in development and exploitation of solar photovoltaic equipment, where he held the position of director of business development. From 2003 to the present he has been associated as a director of Aus Renewable Energy Ltd., an Australian corporation engaged in the renewable energy business. Neither of these companies is an affiliate of ours. Mr. Soin is currently a member of the Institution of Engineers (Australia), the Australian and New Zealand Solar Energy Society and the Australian China Business Council.

      The following are the officers and directors of Deli Solar (PRC) as of the date of this report:

Name                      Positions                          Age
----                      ---------                         -----
Deli Du                   Chairman and Director               41
Yunjin Luo                Director                            70
Hao Dong                  CEO                                 31
Xueling Wu                Controller                          25

      Mr. Hao Dong was appointed as CEO of Deli Solar (PRC) in January 2005. He has been working for Deli Solar (PRC) since 1997, holding positions in the technology department (from 1997 to 1999), manufacturing department (from 1999 to 2004) and sales department. Mr. Dong graduated from Bazhou Municipal Technical College in 1995 and worked as technical staff for Bazhou Municipal Hua Xin Construction Co., Ltd. before joining Deli Solar (PRC). Mr. Dong is an assistant engineer on mechanics, a certification recognized by Bazhou Municipal Government Technology Department.

      Ms. Xueling Wu was appointed as controller of Deli Solar (PRC) in January 2005. Prior to that, Ms. Wu had worked for Deli Solar (PRC) since 2001 as a staff accountant, inventory controller and sales person. She graduated from Hebei Provincial Fisheries College and is a PRC Certified Accountant.

FAMILY RELATIONSHIPS

      There are no family relationships among our directors or officers.


AUDIT COMMITTEE FINANCIAL EXPERT

      Our full Board of Directors of the Company currently serves as its audit committee. The Board of Directors does not currently have an audit committee "financial expert" as defined under Rule 401(e) of Regulation S-B because the Company only recently consummated its transaction with Deli Solar (BVI) and the Board of Directors is in the process of searching for a suitable candidate for this Board position.


                             EXECUTIVE COMPENSATION

The following is a summary of the compensation paid by the Company to its CEO and two most highly compensated officers for the three years ended December 31, 2005.

                                 ANNUAL COMPENSATION                                     LONG TERM COMPENSATION

                                                                                    Awards                    Payouts

                                                                  Other     Restricted    Securities
                                                                 Annual        Stock      Underlying                 All
                               Year                              Compen-      Awards       Options/     LTIP        Other
Name            Position      Ended      Salary($)   Bonus($)   sation($)        $           SARS      Payouts   Compensation
-------------   ---------   ----------   ---------   --------   ---------   -----------   ----------   -------   ------------
Deli Du(1)         CEO      12/31/2005   $  80,000          0           0             0            0         0              0
                            12/31/2004         N/A          0           0             0            0         0              0
                            12/31/2003         N/A          0           0             0            0         0              0

Jianmin Li(2)      CFO      12/31/2005   $  30,000          0           0             0            0         0              0
                            12/31/2004         N/A          0           0             0            0         0              0
                            12/31/2003         N/A          0           0             0            0         0              0

Jing Wang(3)    Secretary   12/31/2005   $  30,000          0           0             0            0         0              0
                            12/31/2004         N/A          0           0             0            0         0              0
                            12/31/2003         N/A          0           0             0            0         0              0

(1) Starting from March 31, 2005, Mr. Du received a salary from the Company at the annual rate of $80,000.
(2) Starting from March 31, 2005, Mr. Li receives a salary from the Company at the annual rate of $30,000.
(3) From May 2005 to January 31, 2006, Ms. Wang received a salary at the annual rate of $30,000.


      Our standard arrangement with the directors of the Company provides that we pay each director an annual compensation in the amount of $20,000 for serving as a director of the Company.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Under an engagement agreement, Kuhns Brothers, Inc. through its 100% subsidiaries, Kuhns Brothers Securities Corporation, and Kuhns Bros. & Co. Inc., rendered investment banking and financing services to Deli Solar (PRC), during the year ended December 31, 2005. Kuhns Brothers, Inc. is 95% owned by John D. Kuhns, the Chairman of our Board of Directors. In return for these investment banking and financing services rendered by Kuhns Brothers, Inc., we paid it $150,000 and a financing fee of $574,802, plus 121,342 shares of our common stock, along with warrants to purchase 171,429 shares of our common stock at $3.85 per share at any time prior to March 30, 2015. Under the engagement agreement, Kuhns Brothers, Inc. will also be entitled to a fee equals to 9% of the proceeds from exercise of the warrants held by the seventeen Accredited Investors. In addition we have entered into an agreement, dated April 1, 2005, with Kuhns Brothers, Inc. to render financial advisory and consulting services to the Company and its subsidiaries for the period ending December 31, 2005, for which Kuhns Brothers, Inc. is paid $10,000 per month commencing April 1, 2005.

      Pursuant to a Consultancy Agreement dated June 2005 between Deli Solar
(PRC) and AUS Renewable Energy Ltd., a Hong Kong company controlled by our director, Ravinder Soin, Deli Solar (PRC) retained Mr. Soin as its consultant to assist the Company to market its products and services outside of China for an annual consulting fee of U.S.$60,000, payable on a bimonthly basis. Under the agreement, we are obligated to reimburse Mr. Soin for certain travel and transportation expenses associated with the consulting services.

      We entered into a stock purchase agreement, dated February 24, 2005, with the shareholders of Ailiyang, in which one of our directors held more than 80% of its capital stock. Pursuant to the agreement, we purchased all of the stock of Ailiyang from the Ailiyang Shareholders for a total purchase price of RMB500,000. We completed the acquisition of Ailiyang on November 21, 2005, and Ailiyang is now a wholly owned subsidiary of Deli Solar (PRC) and its sole business is to serve as a distributor of Deli Solar (PRC).

      Mr. Deli Du, our Director, CEO and president, borrowed a total of $406,498 in 2004, which was reflected as part of our accounts receivable as of December 31, 2004. As of the date of this Report, Mr. Deli Du has repaid all of his borrowings from us.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders may sell the common stock directly or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals. Such sales may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers. The Selling Stockholders may distribute the common stock in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales through the facilities of the Over-the-Counter Bulletin Board (if a market maker successfully applies for inclusion of our common stock in such market) or other market;

      o transactions involving cross or block trades or otherwise on the open market;

      o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

      o sales "at the market" to or through market makers or into an existing market for the common stock;

      o sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

      o any combination of the above, or by any other legally available means.

      In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of common stock, or options or other transactions that require delivery by broker-dealers of the common stock.

      The Selling Stockholders and/or the purchasers of common stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions). The Selling Stockholders and any broker dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, as amended, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We do not know of any arrangements between the Selling Stockholders and any broker, dealer, underwriter or agent relating to the sale or distribution of the shares being registered.

      We and the Selling Stockholders and any other persons participating in a distribution of our common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

      The Selling Stockholders may sell any securities that this prospectus covers under Rule 144 of the Securities Act rather than under this prospectus if they qualify.

      We cannot assure you that the Selling Stockholders will sell any of their shares of common stock.

      In order to comply with the securities laws of certain states, if applicable, the Selling Stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholders may not sell or offer the common stock unless the holder registers the sale of the shares of common stock in the applicable state or the applicable state qualifies the common stock for sale in that state, or the applicable state exempts the common stock from the registration or qualification requirement.

      We have agreed to indemnify the Selling Stockholders whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

                            DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of (i) 66,666,667 shares of common stock, par value $.001 per share, of which there are 6,205,290 shares issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share, of which no shares have been designated or issued.

      The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws, and by the applicable provisions of Nevada law.

Common Stock

      Every stockholder of record is entitled to one vote for each share on all matters to be voted on by the stockholders. Our charter documents do not provide for cumulative voting rights and thus, under the applicable Nevada corporate statute, holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.

      Under the Nevada corporate statute NRS 78.265, stockholders in corporations organized before October 1, 1991 have a preemptive right to acquire unissued shares, unless such a preemptive right is denied by the articles of incorporation. However, a preemptive right does not exist to acquire shares if the shares upon issuance are registered pursuant to Section 12 of the Securities Exchange Act of 1934, which is the case for the Company. Thus, holders of the Company's common stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the Company's common stock.

Preferred Stock

      The Company's Board of Directors is authorized under the Restated Article of Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions for the issuance of such stock, and, by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over the Company's common stock with respect to dividend or liquidation rights.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

                      MARKET PRICE OF AND DIVIDENDS ON OUR
                            COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

      Our common stock was reported on NASDAQ through April 30, 1986, at which time it was delisted because of failure to meet the minimum capital, surplus and asset requirements of the NASD by-laws. Thereafter, our common stock was traded on the over-the-counter Bulletin Board under the trading symbol "MDPM.OB." After the completion of the Reverse Merger on March 31, 2005, we obtained the new symbol "DLSL.OB" under which our common stock is now traded.

      On March 31, 2005, the closing price for the common stock of the Company was $11.00. The closing prices for the fiscal years ended on December 31, 2004 and December 31, 2005, and the closing price for the first quarter of 2006 are set forth below:

Quarter Ended   Closing Price
-------------   -------------

3/31/2004       $        0.18
6/30/2004       $        0.12
9/30/2004       $        0.12
12/31/2004      $        0.30
3/31/2005       $       11.70
6/30/2005       $       15.90
9/30/2005       $        6.75
12/31/2005      $        9.00
03/31/2006      $       11.00


      Some of the above prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. These prices have been adjusted to give effect to the one-for-six reverse stock split of all issued and outstanding shares of our common stock, which became effective on August 15, 2005.

      Since the completion of the Reverse Merger, our common stock has traded sporadically and with high volatility. Consequently, our historical prices may not be an accurate indication of the future prices of our common stock.

      As of May 10, 2006, there were 6,205,290 shares of our common stock issued and outstanding, and there were approximately 2500 holders of record of our outstanding shares.

Dividends

      The payment of dividends, if any, is to be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

      Dividends, if any, will be contingent upon the Company's revenues and earnings, capital requirements, financial conditions and the ability of Deli Solar (PRC) to obtain approval to get monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. Please refer to the risk factors "Governmental control of currency conversion may affect the value of your investment"; "The fluctuation of the Renminbi may materially and adversely affect your investment"; "Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law."

Equity Compensation Plan Information

      We do not have any equity compensation plans.

Transfer Agent

      The Company's stock transfer agent is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Fisco, TX 75034. Their telephone number is 469-633-0100, and their facsimile is 469-633-0088.

Penny Stock Regulations

      The Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. The Company's Common Stock may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

      For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

                                LEGAL PROCEEDINGS

      We know of no material, active, pending or threatened proceeding against us, Deli Solar (BVI) or Deli Solar (PRC), nor are we involved as a plaintiff in any material proceeding or pending litigation. We also know of no proceedings in which any of our or our subsidiaries' directors, officers, or affiliates, or any registered or beneficial shareholder is an adverse party or has a material interest adverse to our interests.

                                  LEGAL MATTERS

      Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

                                     EXPERTS

      Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, located at 1284 W. Flint Meadow Dr., Suite D, Kaysville, Utah, have audited our financial statements included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      No "expert" or "counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Our Bylaws provide that we will indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      On August 11, 2003, we engaged MGB Partners, LLP ("MGB") and simultaneously dismissed Corbin & Company, LLP as our independent auditor. This change of our independent auditor was approved by our Board of Directors. Corbin & Company, LLP ("C&C") had not issued any opinion on our financial statements. We are unaware of any past disagreements between us and C&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of C&C, would have caused C&C to make reference to the subject matter of the disagreements for the interim financial statements they reviewed. During the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of MGB, neither the Company nor anyone on the Company's behalf consulted with MGB regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event. The Company has authorized C&C to respond fully to all inquiries of MGB.

      On June 13, 2005, after the completion of the Reverse Merger, we engaged Child, Sullivan & Company ("CS&C"), a professional corporation of Certified Public Accountants, as our principal independent accountant with the approval of our Board of Directors. Accordingly, we dismissed MGB on the same date. The reason to change our principal independent accountant was based on the fact that our operating company, Deli Solar (PRC), and our subsidiary, Deli Solar (BVI), have been audited by CS&C in the past and it was in our best interests to continue to retain such firm's services. The reports of MGB dated August 27, 2004 for the years ended May 31, 2004 and 2003 and for the period from May 4, 1982 (date of inception) through May 31, 2004 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of our financial statements and in the subsequent interim period through the date of dismissal, there were no disagreements with MGB on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of MGB, would have caused MGB to make reference to the subject matter of the disagreements in connection with their report. During the period the Company's engaged MGB, neither the Company nor anyone on the Company's behalf consulted with CS&C regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event. The Company has authorized MGB to respond fully to all inquiries of CS&C.

      On January 2, 2006, CS&C, our principal accountant changed its accounting practice from a corporation to a professional limited liability company named Child, Van Wagoner & Bradshaw, PLLC ("CVWB"). As this is viewed as a separate legal entity, we disengaged CS&C as our principal accountant and engaged CVWB, as our principal accountant for the fiscal year ending December 31, 2005 and the interim periods for 2005 and 2006. The decision to change principal accountants was ratified by our Board of Directors. See the current report on Form 8-K filed with the Commission on January 23, 2006 and is hereby incorporated by reference.

                              FINANCIAL STATEMENTS

      Deli Solar (USA)'s unaudited consolidated financial statements for the three months ended March 31, 2006 and the notes, Deli Solar (USA)'s consolidated audited financial statements for the fiscal years ended December 31, 2005 and 2004, together with the report of the independent certified public accounting firm thereon and the notes thereto, Deli Solar (PRC)'s audited financial statements for the fiscal years ended December 31, 2004 and 2003, together with the report of independent certified public accountants thereon and the notes thereto, and Meditech's audited financial statements for the fiscal years ended May 31, 2004 and 2003 together with the report of independent certified public accountants thereon and the notes thereto and its unaudited consolidated financial statements for the three months ended February 28, 2005 are presented beginning at page F-1.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form SB-2, as amended, under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

      The registration statement and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

                          INDEX TO FINANCIAL STATEMENTS

I.    Deli Solar (USA), Inc.


      1. Unaudited Consolidated Financial Statements for the Three Months ended March 31, 2006 and 2005 F-1 - F-7


                  i. Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005

                  ii.   Consolidated Statements of Operations and Comprehensive

                  iii.  Income for the three months ended March 31, 2006 and
                        2005

                  iv. Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005

                  v.    Notes to Consolidated Financial Statements of March 31,
                        2006


      2. Audited Consolidated Financial Statements for the Year ended December 31, 2005 F-8 - F-25

                  i.    Report of Independent Public Accounting Firm

                  ii. Consolidated Balance Sheet as of December 31, 2005 and 2004 (restated)

                  iii. Consolidated Statements of Operations and Comprehensive Income for the Years ended December 31, 2005 and 2004 (restated)

                  iv. Consolidated Statements of Changes in Stockholders' Equity for the Years ended December 2005 and 2004 (restated)

                  v. Consolidated Statements of Cash Flows for the Years Ended December 31, 2005 and 2004 (restated)

                  vi.   Notes to Audited Consolidated Financial Statements


II.   Bazhou Deli Solar Energy Heating Co., Ltd. (Deli Solar (PRC))


      1. Audited Financial Statements for the fiscal years ended December 31, 2004 and 2003 F-26 - F-37


                  i.    Report of Independent Registered Public Accounting Firm

                  ii.   Balance Sheets as of December 31, 2004 and 2003

                  iii. Statements of Operations for the years ended December 31, 2004 and 2003

                  iv. Statements of Changes in Equity for the years ended December 31, 2004, 2003 and 2002

                  v. Statement of Cash Flows for the years ended December 31, 2004 and 2003

                  vi. Notes to Financial Statements for the years ended December 31, 2004 and 2003


III.  Meditech Pharmaceuticals, Inc. F-38 - F-57


      1. Audited Financial Statements for the fiscal years ended May 31, 2004 and 2003

                  i.    Report of Independent Registered Public Accounting Firm

                  ii.   Consolidated Balance Sheet as of May 31, 2004

                  iii. Consolidated Statements of Operations for the years ended May 31, 2004 and 2003 and for the period from May 4, 1982 (date of inception) through May 31, 2004

                  iv. Consolidated Statements of Stockholders' Deficit for the years ended May 4, 1982 (date of inception) through May 31, 2004

                  v. Notes to the Consolidated Financial Statements for the years ended May 31, 2004 and 2003


      2. Unaudited Consolidated Financial Statements for the three months ended February 28, 2005 F-59 - F-66


                  i.    Balance Sheet at February 28, 2005 and May 31, 2004

                  ii. Consolidated Statements of Operations for the three months ended February 28, 2005 and 2004;

                  iii. Consolidated Statements of Cash Flows for the three months ended February 28, 2005 and 2004

                  iv.   Notes to Unaudited Consolidated Financial Statements

1.    DELI SOLAR (USA), INC. Consolidated Balance Sheets (unaudited)

                      Assets                 March 31, 2006    December 31, 2005
                                              ------------       ------------
Current assets
   Cash and cash equivalents                  $  4,595,498       $  5,629,168
   Trade accounts receivable                       653,808            748,475
   Allowances for doubtful accounts               (194,667)          (193,630)
                                              ------------       ------------
     Net trade accounts receivable                 459,141            554,845
   Advance to suppliers                            750,121            811,275
   Prepaid expenses                                 44,571             44,783
   Related entities receivable                      42,111             37,856
   Inventories                                     619,029            383,183
                                              ------------       ------------
     Total current assets                        6,510,471          7,461,110

Property, plant and equipment
     Buildings                                   3,193,007          3,175,994
     Machinery and equipment                        43,567             43,335
     Vehicles                                      107,208            106,636
     Computer equipment                             23,806             26,197
     Office equipment                                7,194              6,976
     Construction in progress                      562,240            159,356
                                              ------------       ------------
   Total property, plant and equipment           3,937,022          3,518,494
     Accumulated depreciation                     (256,271)          (228,986)
                                              ------------       ------------
   Net property, plant and equipment             3,680,751          3,289,508

Other receivables                                   73,912             82,090
Prepaid land lease                                 987,554             70,798
                                              ------------       ------------
   Total other assets                            1,061,466            152,888
                                              ------------       ------------

   Total assets                               $ 11,252,688       $ 10,903,506
                                              ============       ============

         Liabilities and stockholders' equity            March 31, 2006  December 31, 2005
                                                          -----------      -----------
 Current liabilities
    Trade accounts payable                                $   180,040      $    89,375
    Related party payable                                      50,045           50,045
    Accrued expenses                                            6,804            1,733
    Deposits                                                    9,799            5,621
    Short-term notes payable                                  130,809          130,112
                                                          -----------      -----------
      Total current liabilities                               377,497          276,886

 Stockholders' equity

    Preferred stock: par value $.001; 25,000,000                   --               --
     shares authorized, no shares issued and outstanding
    Common stock: par value $.001; 66,666,667 shares            6,205            6,205
     authorized, 6,205,290 shares issued and outstanding
    Additional paid in capital                              5,705,574        5,705,574
    Retained earnings                                       4,944,277        4,740,284
    Accumulated other comprehensive income                    219,135          174,557
                                                          -----------      -----------
      Total stockholders' equity                           10,875,191       10,626,620
                                                          -----------      -----------

      Total liabilities and stockholders' equity          $11,252,688      $10,903,506
                                                          ===========      ===========

ITEM 1. Consolidated Financial Statements

1.2 DELI SOLAR (USA), INC. Consolidated Statements of Operations and Comprehensive Income (unaudited)

                                        Three months ended   Three months ended
                                          March 31, 2006       March 31, 2005
                                            -----------          -----------
Sales revenues                              $ 2,353,287          $ 1,156,938

Cost of goods sold                            1,782,672              930,565
                                            -----------          -----------

Gross profit                                    570,615              226,373

Operating expenses
   Advertising                                  105,776               63,693
   Selling expense                               35,902                6,704
   Salaries and benefits                         33,854               28,966
   Depreciation                                  25,302                7,221
   Other general and administrative             162,013               30,639
                                            -----------          -----------
Total operating expenses                        362,847              137,223
                                            -----------          -----------

Net operating income                            207,768               89,150

Other income (expense)
    Interest expense                             (3,775)             (10,857)
    Other income (expense)                           --                   --
                                            -----------          -----------

Total other income (expense)                     (3,775)             (10,857)
                                            -----------          -----------

Net income before taxes                         203,993               78,293

   Taxes                                             --                   --
                                            -----------          -----------

Net income                                  $   203,993          $    78,293
                                            ===========          ===========

   Foreign currency translation adjustment       44,578                   --
                                            -----------          -----------

Comprehensive income                        $   248,571          $    78,293
                                            ===========          ===========

Basic earnings per share                    $      0.03          $      0.02
Denominator for basic EPS                     6,205,290            4,431,000

Fully diluted earnings per share            $      0.03          $      0.02
Denominator for diluted EPS                   8,031,009            4,431,000

ITEM 1. Consolidated Financial Statements

1.3 DELI SOLAR (USA), INC. Consolidated Statements of Cash Flows (unaudited)

                                                          Three months  ended    Three months ended
                                                             March 31, 2006        March 31, 2005
                                                               -----------          -----------
Cash flows from operating activities:
   Net income                                                  $   203,993          $    78,293
   Adjustments to reconcile net income
    to net cash provided by (used in) operations:
      Depreciation and amortization                                 27,285                7,295
      Provision for allowance on accounts receivable                 1,037                   --
      Loss on disposal of fixed assets
      Changes in operating liabilities and assets:
         Trade accounts receivable                                  94,667              (41,273)
         Advance to suppliers                                       61,154             (226,800)
         Inventories                                              (235,846)            (217,978)
         Receivables - employees                                     8,178               18,116
         Prepaid land lease                                          3,102                  371
         Prepaid expenses                                              212              (31,120)
         Trade accounts payable                                     90,665             (101,068)
         Other payables                                                 --              173,465
         Accrued expenses                                            5,071             (195,114)
         Deposits                                                    4,178               (7,486)
                                                               -----------          -----------
      Net cash provided by (used in) operations                    263,696             (543,299)

Cash flows from investing activities:
   Purchases of property, plant and equipment                     (418,528)             (49,991)
   Related party receivables                                        (4,255)             277,289
   Prepaid land lease                                             (919,858)                  --
                                                               -----------          -----------
     Net cash used in investing activities                      (1,342,641)             227,298

Cash flows from financing activities:
   Proceeds from short-term notes payable                              697                   --
   Related party payables                                               --                  500
   Proceeds from sale of stock                                          --            4,651,389
                                                               -----------          -----------
      Net cash provided by (used in) financing activities              697            4,651,889

   Effect of rate changes on cash                                   44,578                   --
                                                               -----------          -----------

   Increase in cash and cash equivalents                        (1,033,670)           4,335,888
   Cash and cash equivalents, beginning of period                5,629,168            1,241,808
                                                               -----------          -----------
Cash and cash equivalents, end of period                       $ 4,595,498          $ 5,577,696
                                                               ===========          ===========

Supplemental disclosures of cash flow information:
   Interest paid in cash                                       $    (3,775)         $   (10,857)
   Income taxes paid in cash                                   $        --          $        --

ITEM 1. Consolidated Financial Statements

1.4 Notes to Consolidated Financial Statements of March 31, 2006 (unaudited)

Note 1: Basis of Presentation

Quarterly Financial Statements

      The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB but do not include all of the information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company's 2005 financial statements in Form 10-KSB. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operating results are not necessarily indicative of the results for a full year.

Principles of Consolidation

Deli Solar (USA) Inc. was incorporated in the State of Nevada on March 21, 1983 as Meditech Pharmaceuticals, Inc. ("Meditech"). In late 2004, the Board of Directors of Meditech contemplated a strategic alliance with Deli Solar (BVI). In contemplation of the alliance, the Board of Directors resolved to spin off Meditech's drug development business to the shareholders of Meditech of record on February 17, 2005, through a pro rata distribution in the form of a stock dividend. The acquisition of Deli Solar (BVI) was accounted for as a recapitalization of Deli Solar (BVI).

Deli Solar (BVI) was formed in June, 2004 in the Territory of the British Virgin Islands. On August 1, 2004, Deli Solar (BVI) purchased Bazhou Deli Solar Energy Heating Co., Ltd. ("Deli Solar (PRC)"), a corporation duly organized under the laws of the People's Republic of China ("PRC") from Messrs. Deli Du, Xiao'er Du, and Xiaosan Du for RMB 6,800,000. As a result of this transaction, Deli Solar
(PRC) became a wholly-foreign owned enterprise ("WFOE") under PRC law on March 30, 2005. This acquisition was accounted for as a transfer of entities under common control.

Deli Solar (PRC) was incorporated on August 19, 1997 under the laws of the PRC. In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States ("US").

The result of the above transactions is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (PRC) remains a wholly-owned subsidiary of Deli Solar (BVI).

On November 21, 2005 Deli Solar (PRC) acquired Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang"), an entity formerly controlled by the owners of Deli Solar (PRC). The transaction was accounted for as a transfer of entities under common control.

Deli Solar (PRC) designs, manufactures and sells solar hot water heaters, coal-fired boilers and space heating products within the PRC. The consolidated financial statements include the accounts of Deli Solar (USA), Inc., Deli Solar
(BVI), Deli Solar (PRC) and Ailiyang. All material intercompany accounts and transactions have been eliminated in consolidation.

The comparative statements for the prior year have been retroactively restated to show the effects due to the consolidation of Ailiyang, the recapitalization effected on March 31, 2005, wherein the Company assumed the capital structure of Meditech Pharmaceuticals, Inc. and the 1:6 reverse stock split that was effected on August 15, 2005.

Note 2: Summary of Significant Accounting Policies

      The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires us to make judgments, estimates and assumptions that affect the reported amounts in the Consolidated Financial Statements and accompanying notes. Following paragraph describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The areas described below are affected by critical accounting estimates and are impacted significantly by judgments and assumptions in the preparation of the Consolidated Financial Statements. Actual results could differ materially from the amounts reported based on these critical accounting estimates.

a)    Revenue Recognition

      Product sales are recognized when the products are delivered to and inspected by customers and title has passed. The Company provides a three-year standard warranty to all of the products it manufactures. Under this standard warranty program, repair and replacement of defective component parts are free of any charge during the first year following the purchase. In the second and third year, customers must pay for the purchase of the replacement parts, but not for repair services. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1-2% discount of the purchase price they pay for our products. The Company also allows its sales agents and distributors to return any defective product for exchange.

b)    Allowance for Doubtful Accounts

      The Company's business operations are conducted in the People's Republic of China. We extend unsecured trade credit to our relatively large customers according to their sales volume and historical payment records. The allowance for doubtful accounts is established through charges to the provision for bad debts. We regularly evaluate the adequacy of the allowance for doubtful accounts based on historical trends in collections and write-offs, our judgment as to the probability of collecting accounts and our evaluation of business risk. This evaluation is inherently subjective, as it requires estimates that are susceptible to revision as more information becomes available. Accounts are determined to be uncollectible when the debt is deemed to be worthless or only recoverable in part and are written off at that time through a charge against the allowance.

c)    Property, Plant and Equipment

      Building, plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded utilizing the straight-line method over the estimated original useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales.

d)    Construction-in-progress

      All facilities purchased for installation, self-made or subcontracted are accounted for under construction-in-progress. Construction-in-progress is recorded at acquisition cost, including cost of facilities, installation expenses and the interest capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets.

e)    Income Taxes

      Normally at the national level, a Chinese company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. However, pursuant to the relevant laws and regulations of the PRC, Deli Solar (PRC), as a wholly foreign owned enterprise ("WFOE") in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, after loss carry-forwards from the previous five years have been recovered. Deli Solar (PRC) first reported gross profits for the year ended December 31, 1997. Since Deli Solar (PRC) was transformed into a WFOE in March 2005, it is currently in the two-year 100% exemption from income taxes until the end of fiscal year 2006. Thereafter, it will be entitled to a 50% tax exemption from the PRC enterprise income tax until the end of fiscal year 2010.

f)    Foreign currencies:

      The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at period end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. On July 21, 2006, China changed its foreign currency exchange policy from a fixed RMB/USD exchange rate into a flexible rate under the control of China's government. We use the Closing Rate Method in translation of the financial statement of Deli PRC.

g)    Use of estimates

      The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Child, Sullivan &Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037
PHONE: (801) 927-1337  FAX: (801) 927-1344
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Deli Solar (USA), Inc.

We have audited the accompanying consolidated balance sheets of Deli Solar
(USA), Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deli Solar (USA), Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah

March 16, 2006

                             DELI SOLAR (USA), INC.

                           Consolidated Balance Sheets

                                                                      December 31,
                                                              ----------------------------
                                                                                Restated
                                                                 2005             2004
                                                              ------------    ------------
                                     Assets

Current assets
    Cash and cash equivalents                                 $  5,629,168    $  1,241,808
      Trade accounts receivable                                    748,475         272,369
      Allowances for doubtful accounts                            (193,630)        (88,600)
                                                              ------------    ------------
    Net trade accounts receivable                                  554,845         183,769
    Advances to suppliers                                          811,275         353,044
                                                                    44,783              --
    Prepaid expenses
    Related party receivable                                        37,856         556,493
    Inventories                                                    383,183         374,904
                                                              ------------    ------------

Total current assets                                             7,461,110       2,710,018

    Property, plant and equipment
      Buildings                                                  3,175,994       1,575,401
      Machinery and equipment                                       43,335          42,236
      Vehicles                                                     106,636          61,474
      Computer equipment                                            26,197           5,818
      Office equipment                                               6,976           3,512
      Construction in progress                                     159,356         980,208
                                                              ------------    ------------
    Total                                                        3,518,494       2,668,649
      Accumulated depreciation                                    (228,986)       (124,096)
                                                              ------------    ------------
    Net property, plant and equipment                            3,289,508       2,544,553

    Receivables  - employees                                        82,090          18,116
    Prepaid land lease                                              70,798          68,086
                                                              ------------    ------------
Total other assets                                                 152,888          86,202
                                                              ------------    ------------

Total assets                                                  $ 10,903,506    $  5,340,773
                                                              ------------    ------------

                       See notes to financial statements.

                             DELI SOLAR (USA), INC.

                                                                     December 31,
                                                                                Restated
                                                                  2005            2004
                                                              ------------    ------------
                      Liabilities and Stockholders' Equity

Current liabilities
   Trade accounts payable                                     $     89,375    $    168,499
   Other payables                                                       --          81,746
   Accrued expenses                                                  1,733         213,781
   Related party payable                                            50,045          60,386
   Deposits                                                          5,621          12,448
   Short-term notes payable                                        130,112         533,213
                                                              ------------    ------------

Total current liabilities                                          276,886       1,070,073

Stockholders' equity
   Preferred stock: par value $.001; 25,000,000
     shares authorized, no shares issued and
     outstanding                                                        --              --
   Common stock: par value $.001; 66,666,667
     shares authorized, 6,205,290 and 4,431,000
     shares issued and outstanding                                   6,205           4,430
   Additional paid in capital                                    5,705,574         824,960
   Retained earnings                                             4,740,284       3,441,310
   Accumulated other comprehensive income                          174,557              --
                                                              ------------    ------------

Total stockholders' equity                                      10,626,620       4,270,700
                                                              ------------    ------------

Total liabilities and stockholders' equity                    $ 10,903,506    $  5,340,773
                                                              ------------    ------------

                       See notes to financial statements.

                             DELI SOLAR (USA), INC.

         Consolidated Statements of Operations and Comprehensive Income

                                                                          Restated
                                                         Year ended      Year ended
                                                        Dec 31, 2005    Dec 31, 2004
                                                        ------------    ------------
Sales revenues                                          $ 15,577,447    $  9,504,394
Cost of goods sold                                         11,868,45       6,770,304
                                                        ------------    ------------

Gross profit                                               3,708,988       2,734,090

Operating expenses
Advertising                                                  646,667         249,084
Other selling expenses                                       256,634          98,826
Salaries and benefits                                        191,539         170,008
Depreciation                                                  14,631           9,706
Other general and administrative                           1,279,714         123,210
                                                        ------------    ------------
Total operating expenses                                   2,389,185         650,834
                                                        ------------    ------------

Net operating income                                       1,319,803       2,083,256

Other income (expense)
    Interest expense                                         (20,829)         (4,014)
    Other                                                         --          50,148
                                                        ------------    ------------
Total other income (expense)                                 (20,829)         46,134
                                                        ------------    ------------

Net income before taxes                                    1,298,974       2,129,390

Taxes                                                             --              --
                                                        ------------    ------------

Net income                                              $  1,298,974    $  2,129,390
                                                        ------------    ------------

Foreign currency translation adjustment                      174,557              --
                                                        ------------    ------------

Comprehensive income                                    $  1,473,531    $  2,129,390
                                                        ------------    ------------

Basic earnings per share                                $       0.23    $       0.48
                                                        ------------    ------------
Denominator for basic EPS                                  5,732,616       4,431,000
                                                        ------------    ------------

Fully diluted earnings per share                        $       0.17    $       0.48
                                                        ------------    ------------
Denominator for diluted EPS                                7,558,335       4,431,000
                                                        ------------    ------------

                       See notes to financial statements.

                             DELI SOLAR (USA), INC.

           Consolidated Statements of Changes in Stockholders' Equity

                                                                                 Accumulated
                                                     Additional                      Other
                         Common         Common        Paid in        Retained    Comprehensive
   Balances at:          Shares         Stock         Capital        Earnings        Income         Totals
                      ------------   ------------   ------------   ------------   ------------   ------------
Restated: January
1, 2003                  4,431,000   $      4,430   $    816,826   $  1,467,716   $         --   $  2,288,972

Contributed capital             --             --          8,134             --             --          8,134

Net Income-
restated                        --             --             --      2,129,390             --      2,129,390

Dividend paid                   --             --             --       (155,796)            --       (155,796)
                      ------------   ------------   ------------   ------------   ------------   ------------

Restated: December
31, 2004                 4,431,000          4,430        824,960      3,441,310             --      4,270,700

Shares
issued: private
placement                1,714,290          1,715      5,998,300             --             --      6,000,015

Cost of issuance                --             --     (1,348,626)            --             --     (1,348,626)

Warrants exercised          60,000             60        230,940             --             --        231,000

Net income                      --             --             --      1,298,974             --      1,298,974

Foreign currency                --             --             --             --        174,557        174,557
                      ------------   ------------   ------------   ------------   ------------   ------------

Balance: December
31, 2005                 6,205,290   $      6,205   $  5,705,574   $  4,740,284   $    174,557   $ 10,626,620
                      ------------   ------------   ------------   ------------   ------------   ------------

                       See notes to financial statements.

                             DELI SOLAR (USA), INC.

                      Consolidated Statements of Cash Flows

                                                                        Year ended
                                                                        December 31,
                                                                ----------------------------
                                                                                  Restated
                                                                    2005            2004
                                                                ------------    ------------
Cash flows from operating activities:
    Net income                                                  $  1,298,974    $  2,129,390
    Adjustments to reconcile net income
      to net cash provided by operations:
       Depreciation and amortization                                 100,171          31,471
       Provision for allowance on accounts receivable                105,030           3,598
       Loss on disposal of fixed assets                                   --           3,971
       Combine entity under common control                                --           8,134
       Changes in operating liabilities and assets:
          Trade accounts receivable                                 (476,106)        (63,572)
          Advance to suppliers                                      (458,231)       (323,864)
          Prepaid expenses                                           (44,783)             --
          Inventories                                                 (8,279)        (14,164)
          Receivables - employees                                    (63,975)        (18,116)
          Prepaid land lease                                          (2,711)          1,485
          Trade accounts payable                                     (79,124)        129,157
          Other payables                                             (81,746)        (16,483)
          Accrued expenses                                          (212,048)          1,525
          Deposits                                                    (6,827)          6,947
                                                                ------------    ------------
    Net cash provided by operations                                   70,345       1,879,479

Cash flows from investing activities:
    Purchases of property, plant and equipment                      (845,126)     (1,421,332)
                                                                ------------    ------------
          Net cash used in investing activities                     (845,126)     (1,421,332)

Cash flows from financing activities:
    Proceeds from short-term notes payable                          (403,101)        243,359
    Capital contribution received from shareholders                4,882,389              --
    Related party receivables                                        518,637        (473,397)
    Related party payables                                           (10,341)         60,385
    Payment of dividends                                                  --        (155,796)
                                                                ------------    ------------
          Net cash provided by (used in) financing activities      4,987,584        (325,449)
                                                                ------------    ------------

    Effect of rate changes on cash                                   174,557              --

    Increase in cash and cash equivalents                          4,387,360         132,698

    Cash and cash equivalents, beginning of period                 1,241,808       1,109,110
                                                                ------------    ------------
    Cash and cash equivalents, end of period                    $  5,629,168    $  1,241,808
                                                                ------------    ------------

Supplemental disclosures of cash flow information:
    Interest paid in cash                                       $     20,884    $     56,006
                                                                ------------    ------------
    Income taxes paid in cash                                   $         --    $         --
                                                                ------------    ------------

                       See notes to financial statements.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

1.    Nature of operations

Deli Solar (USA) Inc. was incorporated in the State of Nevada on March 21, 1983 as Meditech Pharmaceuticals, Inc. ("Meditech"). In late 2004, the Board of Directors of Meditech contemplated a strategic alliance with Deli Solar (BVI). In contemplation of the alliance, the Board of Directors resolved to spin off Meditech's drug development business to the shareholders of Meditech of record on February 17, 2005, through a pro rata distribution in the form of a stock dividend. The acquisition of Deli Solar (BVI) was accounted for as a recapitalization of Deli Solar (BVI).

Deli Solar (BVI) was formed in June, 2004 in the Territory of the British Virgin Islands. On August 1, 2004, Deli Solar (BVI) purchased Deli Solar (PRC), a corporation duly organized under the laws of the People's Republic of China ("PRC") from Messrs. Deli Du, Xiao'er Du, and Xiaosan Du for RMB 6,800,000. As a result of this transaction, Deli Solar (PRC) became a wholly-foreign owned enterprise ("WFOE") under PRC law on March 30, 2005. This acquisition was accounted for as a transfer of entities under common control.

Deli Solar (PRC) was incorporated on August 19, 1997 under the laws of the PRC. In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States ("US").

The result of the above transactions is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (PRC) remains a wholly-owned subsidiary of Deli Solar (BVI).

On November 21, 2005 Deli Solar (PRC) acquired Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang"), an entity formerly controlled by the owners of Deli Solar (PRC). The transaction was accounted for as a transfer of entities under common control.

In January 2006, the Company formed a new 100% owned subsidiary in the PRC known as Beijing Deli Solar Technology Development, Ltd. This entity has not yet begun operations.

Deli Solar (PRC) designs, manufactures and sells solar hot water heaters, coal-fired boilers and space heating products within the PRC.

2.    Basis of Presentation

The consolidated financial statements include the accounts of Deli Solar (USA), Inc., Deli Solar (BVI), Deli Solar (PRC) and Ailiyang. All material intercompany accounts and transactions have been eliminated in consolidation.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

2.    Basis of Presentation (continued)

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis differs from that used in the statutory accounts of the Deli Solar (PRC), which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP. These statements have been retroactively restated to show the effects due to the consolidation of a Ailiyang (see note
10), a recapitalization effected on March 31, 2005, wherein the Company assumed the capital structure of Meditech Pharmaceuticals, Inc. and a 1:6 reverse stock split that was effected on August 15, 2005.

3.    Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

Restrictions on Transfer of Assets Out of the PRC

Dividend payments by Deli Solar (PRC) are limited by certain statutory regulations in the PRC. No dividends may be paid by Deli Solar (PRC) without first receiving prior approval from the Foreign Currency Exchange Management Bureau. Dividend payments are restricted to 85% of profits, after tax.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

3.    Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits held by banks. Cash deposits in PRC and BVI banks are not insured by any government agency or entity. Cash deposits in US banks are guaranteed by the Federal Deposit Insurance Corporation to a maximum of $100,000. At December 31, 2005 the Company had $2,085,795 in a single US bank.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. Management reviews past due accounts on a regular basis and determines collectibility based on a customer's current financial condition and recent payment history, and the Company's success in recent collection efforts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.

Inventories

Inventories consist of raw materials and low cost consumables for the construction of the Company's products, as well as finished goods. The inventories are valued at the lower of cost or market using the first-in, first-out method. Impairment and changes in market value are evaluated on a per item basis. If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts. Inventories consisted of the following:

                                                          Restated
                                            2005            2004
                                        ------------    ------------

            Raw Material                     103,543          38,148
            Consumables                        6,138          14,394
            Finished goods                   273,502         322,362
                                        ------------    ------------
               Total                    $    383,183    $    374,904
                                        ------------    ------------

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

3.    Summary of Significant Accounting Policies (continued)

Property, Plant, and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

      Buildings                 6 - 50 years based on the land lease term.
      Machinery and equipment   10 years
      Vehicles                  7 years
      Computer equipment        3 years
      Office equipment          7 years

During 2005, the Company has completed its construction in progress for use as a warehouse and for additional operating capacity. During the years ended December 31, 2005 and 2004, respectively, the Company capitalized interest, related to the new building under construction, totaling approximately $2,837 and $55,963. The capitalized interest is included in construction in progress before being reclassified to building on the balance sheet upon completion. Part of the property is collateralized by a short-term loan.

Depreciation expense for the years ended December 31, 2005 and 2004 was $100,171 and $31,471, respectively of which $85,540 and $21,765 were included in cost of goods sold.

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

3.    Summary of Significant Accounting Policies (continued)

Earnings Per Share

Basic earnings per common share ("EPS") are calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS is calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants. The numerators and denominators used in the computations of basic and diluted EPS are presented in the following table:

                                                                        Restated      Effect of
                                                            2005          2004       Restatement
                                                         -----------   -----------   -----------
NUMERATOR FOR BASIC AND DILUTED EPS
   Net income to common stockholders                     $ 1,298,974   $ 2,129,390   $    (7,635)
                                                         -----------   -----------   -----------

DENOMINATORS FOR BASIC AND DILUTED EPS
   Weighted average shares of common stock outstanding     5,732,616     4,431,000     4,431,000
                                                         -----------   -----------   -----------
   Add: dilutive equity securities outstanding             1,825,719            --            --
                                                         -----------   -----------   -----------
   Denominator for diluted EPS                             7,558,335     4,431,000     4,431,000
                                                         -----------   -----------   -----------

EPS - Basic                                              $      0.23   $      0.48   $        --
                                                         -----------   -----------   -----------
EPS - Diluted                                            $      0.17   $      0.48   $        --
                                                         -----------   -----------   -----------

Revenue Recognition

Revenue is recognized when the customer takes delivery of products subject to pre-existing terms, conditions and pricing, and when the Company reasonably expects that the amount invoiced to the customer is fully collectible.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense amounted to $646,667 and $249,084 for the years ended December 31, 2005 and 2004, respectively.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi ("RMB") of the PRC. The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

3.    Summary of Significant Accounting Policies (continued)

Foreign Currency and Comprehensive Income

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/USD exchange rate into a flexible rate under the control of the PRC's government. We use the Closing Rate Method in currency translation of the financial statements of Deli PRC. The financial statements are translated into US dollars from RMB at an exchange rate of 8.07 RMB to one U.S. Dollar for assets and liabilities, and weighted average exchange rates (8.19:1) for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Historically, the Company has recorded no income taxes and no deferred taxes because it paid a fixed tax as assessed, and annually adjusted, by the State Administration of Taxation of Bazhou and Bazhou Local Taxation Bureau. Therefore, there was no income tax, per se, and there were no temporary differences in assets or liabilities.

Pursuant to the laws and regulations in the PRC, Deli Solar (PRC), as a wholly foreign owned enterprise ("WFOE") in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

3.    Summary of Significant Accounting Policies (continued)

Reclassification

Certain amounts in the prior year have been reclassified to conform to the current year's presentation.

4.    Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing raw materials or inventory.

5.    Receivable - employees

All amounts due from employees are unsecured, interest free, and have no fixed payment terms.

6.    Prepaid Land Lease

According to the laws of the PRC, the government owns all of the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government. Accordingly, the Company paid in advance for the land leases of its buildings. Prepaid land leases are being amortized and recorded as lease expense using the straight-line method over the leases term of 20 to 50 years. Prepaid land lease for the years ended December 31, 2005 and 2004 was $70,798 and $68,086, respectively.

7.    Short-Term Notes Payable

Short-term notes payable consist of renewable notes. The notes bear interest at rates ranging from 7.98% to 8.85%, are collateralized by the Company's inventory and building, and fall due between September and October 2006

8.    Related Party Receivable and Payable

Receivable from related parties represents amounts advanced to one of the Company's directors. The balance as of December 31, 2005, and 2004, respectively, was $37,856 and $556,493. Related party payable represents compensation or reimbursements owed to the directors. The balance as of December 31, 2005 and 2004 was $50,045 and $60,386.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

9.    Leases

The Company leases land and buildings under non-cancelable lease arrangements accounted for as operating leases. One of the leases is a fifty year lease (see note 6) and the other, which was not paid in advance, is a twenty year lease. Rent expense under non-cancelable leases was $3,414 and $13,901 during the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments of lease obligations are as follows:

                  2006                                  $     14,500
                  2007                                        14,500
                  2008                                        14,500
                  2009                                        14,500
                  2010                                        14,500
            Thereafter                                       193,229
                                                        ------------
                                                        $    265,729
                                                        ------------

10.   Common Stock

On March 30, 2005, the Company issued 4,067,968 shares of its common stock in the recapitalization transaction with Deli Solar (BVI).

On March 30, 2005, the Company issued 1,714,290 shares of its common stock at $3.50 per share in a private placement transaction along with five year warrants to purchase 1,714,290 additional common shares at $3.85 per share. Gross proceeds to the Company totaled $6,000,015 and costs of issuance totaled $1,348,626.

On March 30, 2005, in conjunction with the recapitalization and private placement, the Company issued five year warrants to purchase 171,429 common shares at $3.85 per share to financial advisers and others. No share-based compensation expense was recorded, as management determined this transaction to be a cost of issuance.

On August 15, 2005 the Company effected a 1:6 reverse stock split. Fractional shares were rounded up the nearest whole share. These financial statements have been retroactively restated to give effect to the reverse split for all periods presented. Immediately prior to the reverse stock split there were 36,850,379 common shares outstanding and following the split there were 6,145,290 shares outstanding.

In October 2005, the Company issued 60,000 shares of its common stock in exercise of warrants.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

11.   Warrants

On March 30, 2005, in conjunction with a private placement sale of common stock the Company issued five year warrants to purchase 1,714,290 shares of common stock at a price of $3.85 per share to investors, and equivalent warrants to purchase 171,429 shares of common stock to financial advisors and others. Stock warrant transactions are summarized in the following table.

                                                    Warrants
                                              2005            2004
                                           ---------        ---------
Outstanding - beginning of year                   --               --
Granted                                    1,885,719               --
Exercised                                     60,000               --
Forfeited                                         --               --
                                           ---------        ---------
Outstanding - end of year                  1,825,719               --
                                           ---------        ---------

Shares exercisable - end of year           1,825,719               --
                                           ---------        ---------

The following table provides certain information with respect to the above-referenced stock warrants outstanding and exercisable at December 31, 2005:

                Number                            Weighted          Weighted
           Outstanding and       Exercise          Average           Average
             Exercisable       Price Range     Exercise Price     Life in Years
           ---------------   ---------------   ---------------   ---------------
Warrants      1,825,719           $3.85             $3.85              4.2

12.   Business Combinations between Entities under Common Control

The Company entered into a stock purchase agreement, dated February 24, 2005, with Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang"), one of the Company distributors. Ailiyang was formed on July 28, 1997 as a limited liability company in the PRC and was owned by one of the Company's directors and his family (collectively, "Ailiyang Shareholders"). Pursuant to the agreement, the Company purchased all of the stock of Ailiyang from the Ailiyang Shareholders for a total purchase price of RMB 500,000. The Company completed the acquisition of Ailiyang on November 21, 2005, and Ailiyang is now a wholly owned subsidiary of Deli Solar (PRC) and its sole business is acting as a distributor for Deli Solar (PRC)'s products.

The acquisition was accounted for as a transfer of entities under common control. Accordingly, the operations of Ailiyang for the year ended December 31, 2005 and 2004 are included in the consolidated statements as if the transaction had occurred at the beginning of the first period presented, each account stated at its historical cost. In this regard, the prior year's financial statements and financial information has been restated to combine the previously separate entities to furnish comparative information. The results of the restatement on operations were to decrease net income for the year ended December 31, 2004 by $7,635, to increase additional paid-in capital by $8,134.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

13.   Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management believes the chances of such an obligation arising are remote.

14.   Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140". The statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Statement is effective for financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company expects that the Statement will have no material impact on its consolidated financial statements.

In February 2006, the FASB issued Staff Position No. FAS 123(R)-4, "Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event". This position addresses the classification of options and similar instruments issued as employee compensation that allow for cash settlement upon the occurrence of a contingent event, amending paragraphs 32 and A229 of SFAS No. 123 (revised 2004), "Share-Based Payment". As the Company has not traditionally paid compensation through the issuance of equity securities, no impact is expected on its consolidated financial statements.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

14.   Recent Accounting Pronouncements (continued)

In October 2005, the FASB issued Staff Position No. FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period". This position addresses the accounting for rental costs associated with operating leases that are incurred during a construction period. Management believes that this position has no application to the Company.

("SFAS No. 154"), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "Conditional Asset Retirement Obligation" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock". The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004.

In December 2004, the FASB issued Statement No. 153, "Exchange of Non-Monetary Assets". SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements, as the Company has no immediate plans for the exchange of nonmonetary assets.

                             DELI SOLAR (USA), INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

14.   Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) may have an adverse effect on its results of operations in the future, should the Company choose to compensate its employees with equity instruments of the Company.

In November 2004, the FASB issued Statement No. 151, "Inventory Costs". SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the consolidated financial statements.

Child, Sullivan &Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037
PHONE: (801) 927-1337  FAX: (801) 927-1344
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders

Bazhou Deli Solar Energy Heating Co., Ltd.

We have audited the accompanying balance sheet of Bazhou Deli Solar Energy Heating Co., Ltd. as of December 31, 2004 and the related statements of operations, changes in equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bazhou Deli Solar Energy Heating Co., Ltd. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company
Kaysville, Utah
March 22, 2005, except for Notes 2, 3 and 9, which are dated August 24, 2005

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                                 BALANCE SHEETS

                                                            December 31,
              Assets                                 2004               2003
                                                  -----------       -----------
 Current assets

 Cash and cash equivalents                        $ 1,191,067       $ 1,109,110
 Trade accounts receivable                            216,055           208,797
 Allowances for doubtful accounts                     (88,600)          (85,002)
                                                  -----------       -----------
 Net trade accounts receivable                        127,455           123,795
 Prepaid expenses                                     353,044            29,180
 Related party receivable                             556,493            83,096
 Inventories                                          298,998           360,740
                                                  -----------       -----------

 Total current assets                               2,527,057         1,705,921

 Property, plant and equipment
 Buildings                                          1,575,401           911,150
 Machinery and equipment                               42,236            41,716
 Vehicles                                              61,474            66,236
 Computer equipment                                     5,818             4,972
 Office equipment                                       3,512             3,512
 Construction in progress                             980,208           226,177
                                                  -----------       -----------
 Total                                              2,668,649         1,253,763
 Accumulated depreciation                            (124,096)          (95,100)
                                                  -----------       -----------
 Net property, plant and equipment                  2,544,553         1,158,663

 Other receivables                                     18,116                --
 Prepaid land lease                                    68,086            69,571
                                                  -----------       -----------
Total other assets                                     86,202            69,571
                                                  -----------       -----------

 Total assets                                     $ 5,157,812       $ 2,934,155
                                                  ===========       ===========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                                                               December 31,
              Liabilities and Equity                        2004         2003
                                                         ----------   ----------
Current liabilities

Trade accounts payable                                   $   47,971   $   39,342
Other payables                                               81,746       98,229
Accrued expenses                                            212,234      212,256
Deposits                                                     12,448        5,501
Short-term notes payable                                    533,213      289,855
                                                         ----------   ----------

Total current liabilities                                   887,612      645,183

Equity

Preferred stock: par value $.001; 25,000,000 shares
authorized, no shares issued and outstanding                     --           --
Common stock: par value $.001; 66,666,667 shares
authorized, 4,429,768 shares issued and outstanding           4,430        4,430
Additional paid in capital                                  816,826      816,826
Retained earnings                                         3,448,944    1,467,716
                                                         ----------   ----------

Total Equity                                              4,270,200    2,288,972
                                                         ----------   ----------

Total Liabilities and Equity                             $5,157,812   $2,934,155
                                                         ==========   ==========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                            STATEMENTS OF OPERATIONS

                                                             Year ended
                                                            December 31,
                                                        2004            2003
                                                    -----------     -----------

Sales revenues                                      $ 9,380,246     $ 6,011,870
Cost of goods sold                                    6,633,836       4,783,989
                                                    -----------     -----------

Gross profit                                          2,746,410       1,227,881

Operating expenses

Advertising                                             249,084         278,329
Other selling expenses                                   86,217          11,648
Salaries and benefits                                   170,008         168,181
Depreciation                                             31,471          27,054
Other general and administrative expenses               118,739          82,354
                                                    -----------     -----------
Total operating expenses                                655,519         567,566
                                                    -----------     -----------

Net operating income                                  2,090,891         660,315

Other income (expense)

Interest expense                                            (43)        (63,508)
Gain (loss) on asset disposal                            (3,971)          5,446
Other                                                    50,148              (8)
                                                    -----------     -----------
Total other income (expense)                             46,134         (58,070)
                                                    -----------     -----------

Net income before taxes                               2,137,025         602,245

Taxes                                                        --              --
                                                    -----------     -----------

Net income                                          $ 2,137,025     $   602,245
                                                    ===========     ===========

Basic and fully diluted earnings per share          $      0.48     $      0.14
                                                    ===========     ===========

Weighted average common shares outstanding            4,429,768       4,429,768
                                                    -----------     -----------

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                         STATEMENTS OF CHANGES IN EQUITY

                                     Common Stock          Additional      Retained       Total
                                 Shares        Amount    Paid in capital   Earnings       Equity
                               -----------   -----------   -----------   -----------    -----------

Balances at January 1, 2002      4,429,768   $     4,430   $   816,826   $   598,275    $ 1,419,531

Net income                              --            --            --       267,196        267,196
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2002     4,429,768         4,430       816,826       865,471      1,686,727

Net income                              --            --            --       602,245        602,245
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2003     4,429,768         4,430       816,826     1,467,716      2,288,972

Net income                       2,137,025     2,137,025
Dividends paid                          --            --            --      (155,797)      (155,797)
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2004     4,429,768   $     4,430   $   816,826   $ 3,448,944    $ 4,270,200
                               ===========   ===========   ===========   ===========    ===========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

STATEMENTS OF CASH FLOWS

                                                                           Year ended
                                                                          December 31,
                                                                       2004           2003
                                                                   -----------    -----------
Cash flows from operating activities:
     Net income                                                    $ 2,137,025    $   602,245
     Adjustments to reconcile net income
       to net cash provided by operations:
         Depreciation and amortization                                  31,471         27,054
         Provision for allowance on accounts receivable                  3,598         29,501
         (Gain) Loss on disposal of fixed assets                         3,971         (5,446)
         Changes in operating liabilities and assets:
             Trade accounts receivable                                  (7,258)         9,889
             Prepaid expenses                                         (323,864)       (22,247)
             Inventories                                                61,742        (53,781)
             Other receivables                                         (18,116)            --
             Prepaid land lease                                          1,485          1,486
             Trade accounts payable                                      8,629       (157,777)
             Other payables                                            (16,483)        27,425
             Accrued expenses                                              (22)       114,525
             Deposits                                                    6,947           (756)
                                                                   -----------    -----------
     Net cash provided by operations                                 1,889,125        572,118

Cash flows from investing activities:

     Purchases of property, plant and equipment                     (1,421,332)      (306,655)
                                                                   -----------    -----------
             Net cash used in investing activities                  (1,421,332)      (306,655)

Cash flows from financing activities:

     Proceeds from short-term notes payable                            243,358         78,502
     Related party receivables                                        (473,397)        36,000
     Payment of dividends                                             (155,797)            --
                                                                   -----------    -----------
             Net cash provided by (used in) financing activities      (385,836)       114,502
                                                                   -----------    -----------

     Increase in cash and cash equivalents                              81,957        379,965

     Cash and cash equivalents, beginning of period                  1,109,110        729,145
                                                                   -----------    -----------
     Cash and cash equivalents, end of period                      $ 1,191,067    $ 1,109,110
                                                                   ===========    ===========

Supplemental disclosures of cash flow information:

     Interest paid in cash                                         $    56,006    $    74,333
                                                                   ===========    ===========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

1. Nature of operations

Bazhou Deli Solar Energy Heating Co., Ltd. (the Company) was incorporated on August 19, 1997 under the laws of the People's Republic of China (the PRC). In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States (US).

The Company primarily manufactures and sells solar energy heaters, heating stoves, related accessories, and other solar energy products within the PRC.

2. Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP. These statements have been retroactively restated to show the effects due to a reverse merger effected on March 31, 2005, wherein the Company assumed the capital structure of Meditech Pharmaceuticals, Inc. and a 1:6 reverse stock split that was effected on August 2, 2005 (see note 9).

3. Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Cash deposits in banks are not insured by any government agency or entity.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. Management reviews past due accounts on a regular basis and determines collectibility based on a customer's current financial condition and recent payment history, and success in recent collection efforts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.

Inventories

Inventories consist of raw materials and low cost consumables for the construction of the Company's products, as well as finished goods. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis. If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts. Inventories consisted of the following:

                                                December 31,        December 31,
                                                   2004                2003
                                                  -------             -------

Raw materials                                      38,148             166,753
Consumables                                        14,394                  --
Finished goods                                    246,456             193,987
                                                  -------             -------
     Totals                                       298,998             360,740

Property, Plant, and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

                      Buildings                                  50 years
                      Machinery and equipment                    10 years
                      Vehicles                                    7 years
                      Computer equipment                          3 years
                      Office equipment                            7 years

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

3. Summary of Significant Accounting Policies (continued)

Property, Plant, and Equipment (continued)

Land and buildings have historically been owned by the government in the PRC. As is generally the case with most businesses in the PRC, the Company has leased such assets on a lease term of 50 years and is depreciating the building over that term.

Construction in progress consists of the development of a new building intended for use as a warehouse and for additional operating capacity. During the years ended December 31, 2004 and 2003, respectively, the Company capitalized interest, related to the new building under construction, totaling approximately $55,963, and $10,825. The capitalized interest is included in construction in progress on the balance sheet. This new building will be owned by the Company, not by the PRC, but the land on which the building sits is still owned by the PRC and is under a 50 year lease, similar to the other land and buildings.

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Registered Capital

Companies in the PRC are not held by stock ownership as is the case in the US. Those creating a company register and pay in a given amount of required registered capital at formation of the company, as required by laws in the PRC governing business entity formation. These statements have been retroactively restated to show the effects due to a reverse merger effected on March 31, 2005, wherein the Company assumed the capital structure of Meditech Pharmaceuticals, Inc.

Revenue Recognition

Revenues are recognized when (1) persuasive evidence of an arrangement exists;
(2) delivery has occurred and title has passed according to the sale terms, (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense amounted to $249,084 and $278,329 for the years ended December 31, 2004 and 2003, respectively.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

3. Summary of Significant Accounting Policies (continued)

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rate for RMB to US dollars has varied by only 100ths during 2004 and 2003. Thus, the consistent exchange rate used has been 8.28 RMB per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Currently, the Company has recorded no income taxes and no deferred taxes because it pays a fixed tax as assessed, and annually adjusted, by the State Administration of Taxation of Bazhou and Bazhou Local Taxation Bureau. Therefore, there is no income tax, per se, and there are no temporary differences in assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

3. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock". The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004. The Company currently has no equity investments, and therefore no impact will be made on the financial statements of the Company.

In November 2004, the FASB issued Statement No. 151, "Inventory Costs". SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the financial statements.

In December 2004, the FASB issued Statement No. 153, "Exchange of Non-Monetary Assets". SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements, as the Company has no immediate plans for the exchange of nonmonetary assets.

 In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) may have an adverse effect on its results of operations in the future, should the Company choose to compensate its employees with equity instruments of the Company.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

4. Prepaid Land Lease

The Company paid in advance for the lease of one of its buildings and land for a fifty year time period, consisting of approximately $75,000 (see note 6). The amount is being amortized and recorded as rent expense over the 50 year term of the lease.

5. Short-Term Notes Payable

Short-term notes payable consist of renewable notes. The notes bear interest at rates ranging from 7.98% to 8.85%, are collateralized by the Company's inventory and building, and fall due between February and May 2005.

6. Leases

The Company leases land and buildings under non-cancelable lease arrangements accounted for as operating leases. One of the leases is a fifty year lease (see note 4) and the other, which was not paid in advance, is a twenty year lease. Rent expense under non-cancelable leases was $13,901, and $7,186 during the years ended December 31, 2004 and 2003, respectively.

Future minimum lease payments of lease obligations are as follows:

                    2005            $  14,500
                    2006               14,500
                    2007               14,500
                    2008               14,500
                    2009               14,500
              Thereafter              193,229
                                    ---------
                                    $ 265,729
                                    =========

7. Related Party Transactions

Transactions with related parties can be substantiated by the Company as `arms length' transactions. Sales to a related party consisted of $149,995, and $33,888 during the years ended December 31, 2004, and 2003, respectively.

Accounts receivable from related parties at December 31, 2004, and 2003, respectively, were $556,493, and $83,096.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

8. Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management believes the chances of such an obligation arising are remote.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

9. Subsequent Events

Deli Solar Holding Ltd., a BVI company, acquired 100% ownership in the Company from its previous owners, after which Deli Solar Holding Ltd. was acquired by Meditech Pharmaceuticals, Inc. (Meditech) on March 31, 2005. Both acquisition transactions are treated as reverse mergers, in which Bazhou Deli Solar is treated as the accounting acquirer. These financial statements have been retroactively restated to show the adopted capital structure of Meditech for all periods presented.

On August 2, 2005, the Company effected a 1:6 reverse stock split. These financial statements have been retroactively restated to show the effect of the reverse stock split as if it had occurred at the beginning of the periods presented.

Board of Directors
Meditech Pharmaceuticals, Inc.
Scottsdale, AZ

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of Meditech Pharmaceuticals, Inc. and subsidiary (development stage companies) (the "Company") as of May 31, 2004, and related consolidated statement of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the Untied States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended May 31, 2004, the Company incurred a net loss of $307,866. In addition, at May 31, 2004, the Company had an accumulated deficit during development stage of $17,098,644 and a negative working capital of $8,201,462. Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's transition, ultimately, to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. These factors, among others, as discussed in Note A of the consolidated financial statement, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MGB Partners, LLP
Los Angeles, CA
August 27, 2004

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                           CONSOLIDATED BALANCE SHEET
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
================================================================================

                                     ASSETS

                                                                   May 31, 2004
                                                                   ------------

Current assets:
      Cash and cash equivalents                                    $     58,964
                                                                   ------------

          Total current assets                                           58,964

Property and equipment
      Property and equipment                                              5,366
      Less: accumulated depreciation                                     (4,508)
                                                                   ------------

          Total property and equipment, net                                 858

Other assets                                                              7,448
                                                                   ------------
          Total assets                                             $     67,270
                                                                   ============

            LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Accounts payable and accrued expenses                        $    257,893
      Accrued compensation                                            3,493,187
      Advances from affiliates                                        4,509,346
                                                                   ------------

          Total current liabilities                                   8,260,425

Minority interest in consolidated subsidiary                            191,300

Commitments and contigencies

Stockholders' deficit:
      Preferred stock, $0.001 par value; 25,000,000 shares
        authorized; no shares issued and outstanding
      Common stock, $0.001 par value; 400,000,000 shares
        authorized; 171,685,487 shares issued and outstanding           198,672
      Subscriptions receivable                                         (165,000)
      Additional paid-in capital                                      8,963,610
      Deficit accumulated during the development stage              (17,381,738)
                                                                   ------------

           Total stockholders' deficit                               (8,384,455)
                                                                   ------------
           Total liabilities and stockholders' deficit             $     67,270
                                                                   ============


               See independent auditors' report and accompanying
                   notes to consolidated financial statements.

                              MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                                      (Development Stage Companies)
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
=======================================================================================================

                                                                                         For The Period
                                                                                          May 14,1982
                                                        For The Year     For The Year      (Date of
                                                           Ended            Ended         of Inception
                                                        May 31, 2004     May 31, 2003     May 31, 2004
                                                        -------------    -------------    -------------
Revenue                                                 $        --      $      27,132    $     125,000
                                                        -------------    -------------    -------------

Operating expenses:
     Research and development                                    --             30,000        1,869,450
     General and administrative                               307,936          412,611       13,579,522
     General                                                     --               --            325,400
                                                        -------------    -------------    -------------

              Total Operating expenses                        307,936          442,611       15,774,372
                                                        -------------    -------------    -------------

Loss before other income (expense)                           (307,936)        (415,479)     (15,649,372)
                                                        -------------    -------------    -------------

Other income (expense):
     Interest expense                                            --           (197,699)      (3,241,675)
     Interest income                                               70              284          305,559
     Other income, net                                           --               --             81,612
     Gain on writedown of accounts payable                       --               --          1,405,232
                                                        -------------    -------------    -------------

              Total other income (expenses)                        70         (197,415)      (1,449,272)
                                                        -------------    -------------    -------------

Loss before minority interest in losses of subsidiary        (307,866)        (612,894)     (17,098,644)
                                                        -------------    -------------    -------------
Minority interest in losses of subsidiary                        --               --            329,800
                                                        -------------    -------------    -------------

Net (loss) income                                       $    (307,866)   $    (612,894)   $ (16,768,844)
                                                        =============    =============    =============

Net (loss) income available to common stockholders per common share:

Net (loss) income per common share  basic and diluted   $        --      $        --
                                                        =============    =============
Weighted average shares outstanding:
     Basic                                                164,901,971      155,512,905
                                                        =============    =============

     Diluted                                              164,901,971      155,512,905
                                                        =============    =============


                             See independent auditors' report and accompanying
                               notes to consolidated financial statements.


                                                   F-40

                       MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
========================================================================================

                                           Common Stock              Treasury Stock
                                   -------------------------   -------------------------
                                       Shares        Amount        Shares        Amount
                                   -----------   -----------   -----------   -----------
Initial capitalization              48,000,000   $    48,000            --   $        --

Net loss                                    --            --            --            --
                                   -----------   -----------   -----------   -----------
Balance, May 31, 1983               48,000,000        48,000            --            --

Private placement of stock           4,715,000         4,700            --            --

Initial public offering             13,200,000        13,200            --            --

Offering costs                              --            --            --            --

Cash on sale of common
 stock to officer                       50,000            50            --            --

Compensation on stock
 issued to officer                      50,000            50            --            --

Net loss                                    --            --            --            --
                                   -----------   -----------   -----------   -----------

Balance, May 31, 1984               66,015,000        66,000            --            --

Net loss                                    --            --            --            --
                                   -----------   -----------   -----------   -----------

Balance, May 31, 1985               66,015,000        66,000            --            --

Issuance of stock for
 subscriptions to officers           8,000,000         8,000            --            --

Issuance of options for services
 to consultants                             --            --            --            --

Net loss                                    --            --            --            --
                                   -----------   -----------   -----------   -----------


                                           F-41

                        MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                                (Development Stage Companies)
                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
             FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                        (Continued)
===========================================================================================

                                                                   Deficit
                                                                 Accumulated
                                                   Additional     During the
                                   Subscriptions    Paid-in      Development
                                    Receivable      Capital         Stage          Total
                                   -----------    -----------    -----------    -----------
Initial capitalization             $      --      $   529,400    $      --      $   577,400

Net loss                                  --            --        (1,022,600)    (1,022,600)
                                   -----------    -----------    -----------    -----------
Balance, May 31, 1983                     --          529,400     (1,022,600)      (445,200)

Private placement of stock                --          584,700           --          589,400

Initial public offering                   --        3,946,800           --        3,960,000

Offering costs                            --         (935,435)          --         (935,435)

Cash on sale of common
 stock to officer                         --            7,450           --            7,500

Compensation on stock
 issued to officer                        --           20,500           --           20,550

Net loss                                  --             --       (1,338,400)    (1,338,400)
                                   -----------    -----------    -----------    -----------

Balance, May 31, 1984                     --        4,153,415     (2,361,000)     1,858,415

Net loss                                  --             --       (1,794,100)    (1,794,100)
                                   -----------    -----------    -----------    -----------

Balance, May 31, 1985                     --        4,153,415     (4,155,100)        64,315

Issuance of stock for
 subscriptions to officers          (1,440,000)     1,440,000           --            8,000

Issuance of options for services
 to consultants                           --          160,200           --          160,200

Net loss                                  --             --       (1,533,800)    (1,533,800)
                                   -----------    -----------    -----------    -----------


                    See independent auditors' report and accompanying
                        notes to consolidated financial statements


                                         F-41(Con't)

                    MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                            (Development Stage Companies)
                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
         FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
====================================================================================

                                        Common Stock              Treasury Stock
                                   -----------------------   -----------------------
                                     Shares       Amount       Shares       Amount
                                   ----------   ----------   ----------   ----------

Balance, May 31, 1986              74,015,000       74,000         --           --

Conversion of advances from
 affiliates                        10,000,000       10,000         --           --

Rescission of common stock
 issued to officer and held in
 treasury                                --           --      8,000,000         --

Issuance of shares for services
 rendered                             310,000          300         --           --

Issuance of Viral Research
 Technologies, Inc. common
 stock for services                      --           --           --           --

Issuance of Viral Research
 Technologies, Inc. options
 for services                            --           --           --           --

Issuance of options for services         --           --           --           --

 Net loss                                --           --           --           --
                                   ----------   ----------   ----------   ----------

Balance, May 31, 1987              84,325,000       84,300    8,000,000         --

Issuance of shares to
 consultants for services           1,540,000        1,500         --           --

 Stock options exercised              366,000          400         --           --

Stock options issued to
 employees and consultants               --           --           --           --


                                        F-42

                       MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                        (Continued)
=======================================================================================

                                                                 Deficit
                                                               Accumulated
                                                 Additional    During the
                                 Subscriptions    Paid-in      Development
                                   Receivable     Capital         Stage         Total
                                   ----------    ----------    ----------    ----------
Balance, May 31, 1986              (1,440,000)    5,753,615    (5,688,900)   (1,301,285)

Conversion of advances from
 affiliates                              --         549,900          --         559,900

Rescission of common stock
 issued to officer and held in
 treasury                           1,440,000    (1,440,000)         --            --

Issuance of shares for services
 rendered                                --          77,900          --          78,200

Issuance of Viral Research
 Technologies, Inc. common
 stock for services                      --         296,700          --         296,700

Issuance of Viral Research
 Technologies, Inc. options
 for services                            --         190,400          --         190,400

Issuance of options for services         --          42,200          --          42,200

 Net loss                                --            --      (1,706,300)   (1,706,300)
                                   ----------    ----------    ----------    ----------

Balance, May 31, 1987                    --       5,470,715    (7,395,200)   (1,840,185)

Issuance of shares to
 consultants for services                --         125,800          --         127,300

 Stock options exercised                 --           9,500          --           9,900

Stock options issued to
 employees and consultants               --          13,800          --          13,800


                    See independent auditors' report and accompanying
                        notes to consolidated financial statements


                                         F-42(Con't)

                      MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
=====================================================================================

                                         Common Stock              Treasury Stock
                                    -----------------------   -----------------------
                                      Shares       Amount       Shares       Amount
                                    ----------   ----------   ----------   ----------
Issuance of common stock of
 subsidiary                               --           --           --           --

Net loss                                  --           --           --           --
                                    ----------   ----------   ----------   ----------

Balance, May 31, 1988               86,231,000       86,200    8,000,000         --

Common stock issued to
  officers                           8,000,000        8,000         --           --

Stock options issued to employees
  and consultants                         --           --           --           --

Sale of common stock                 2,756,832        2,800         --           --

Net loss                                  --           --           --           --
                                    ----------   ----------   ----------   ----------

Balance, May 31, 1989               96,987,832       97,000    8,000,000         --

Sale of common stock                   100,000          100         --           --

Stock options issued to employees         --           --           --           --

Net loss                                  --           --           --           --
                                    ----------   ----------   ----------   ----------

Balance, May 31, 1990               97,087,832       97,100    8,000,000         --

Stock issued for services            2,750,000        2,800         --           --

Net loss                                  --           --           --           --
                                    ----------   ----------   ----------   ----------

Balance, May 31, 1991               99,837,832       99,900    8,000,000         --


                                         F-43

                      MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                       (Continued)
======================================================================================

                                                                Deficit
                                                               Accumulated
                                                   Additional   During the
                                    Subscriptions    Paid-in   Development
                                      Receivable     Capital      Stage         Total
                                    ----------   ----------   ----------    ----------
Issuance of common stock of
 subsidiary                               --        290,000         --         290,000

Net loss                                  --           --       (880,200)     (880,200)
                                    ----------   ----------   ----------    ----------

Balance, May 31, 1988                     --      5,909,815   (8,275,400)   (2,279,385)

Common stock issued to
  officers                                --         72,000         --          80,000

Stock options issued to employees
  and consultants                         --         15,600         --          15,600

Sale of common stock                      --        131,600         --         134,400

Net loss                                  --           --       (641,400)     (641,400)
                                    ----------   ----------   ----------    ----------

Balance, May 31, 1989                     --      6,129,015   (8,916,800)   (2,690,785)

Sale of common stock                      --          3,200         --           3,300

Stock options issued to employees         --          7,300         --           7,300

Net loss                                  --           --       (522,000)     (522,000)
                                    ----------   ----------   ----------    ----------

Balance, May 31, 1990                     --      6,139,515   (9,438,800)   (3,202,185)

Stock issued for services                 --         38,300         --          41,100

Net loss                                  --           --       (479,100)     (479,100)
                                    ----------   ----------   ----------    ----------

Balance, May 31, 1991                     --      6,177,815   (9,917,900)   (3,640,185)


                    See independent auditors' report and accompanying
                       notes to consolidated financial statements


                                        F-43(Con't)

                     MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
====================================================================================

                                     Common Stock               Treasury Stock
                               -------------------------   -------------------------
                                 Shares        Amount        Shares        Amount
                               -----------   -----------   -----------   -----------
Sale of common stock             2,000,000         2,000          --            --

Net loss                              --            --            --            --
                               -----------   -----------   -----------   -----------
Balance, May 31, 1992          101,837,832       101,900     8,000,000          --

Net loss                              --            --            --            --
                               -----------   -----------   -----------   -----------
Balance, May 31, 1993          101,837,832       101,900     8,000,000          --

Stock issued for services        7,385,300         7,400          --            --

Net loss                              --            --            --            --
                               -----------   -----------   -----------   -----------
Balance, May 31, 1994          109,223,132       109,300     8,000,000          --

Committed stock for services          --            --            --            --

Net loss                              --            --            --            --
                               -----------   -----------   -----------   -----------
Balance, May 31, 1995          109,223,132       109,300     8,000,000          --

Net loss                              --            --            --            --
                               -----------   -----------   -----------   -----------
Balance, May 31, 1996          109,223,132       109,300     8,000,000          --

Stock issued for services        3,360,300         3,300          --            --

Stock issued to employees
as compensation                 11,980,000        12,000          --            --

Net loss                              --            --            --            --
                               -----------   -----------   -----------   -----------
Balance, May 31, 1997          124,563,432       124,600     8,000,000          --


                                         F-44

                     MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                             (Development Stage Companies)
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
          FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2003
                                     (Continued)
=====================================================================================

                                                             Deficit
                                                           Accumulated
                                              Additional   During the
                               Subscriptions   Paid-in     Development
                                Receivable     Capital        Stage          Total
                               -----------   -----------   -----------    -----------
Sale of common stock                  --          29,400          --           31,400

Net loss                              --            --        (483,100)      (483,100)
                               -----------   -----------   -----------    -----------
Balance, May 31, 1992                 --       6,207,215   (10,401,000)    (4,091,885)

Net loss                              --            --        (449,400)      (449,400)
                               -----------   -----------   -----------    -----------
Balance, May 31, 1993                 --       6,207,215   (10,850,400)    (4,541,285)

Stock issued for services             --         208,400          --          215,800

Net loss                              --            --        (753,900)      (753,900)
                               -----------   -----------   -----------    -----------
Balance, May 31, 1994                 --       6,415,615   (11,604,300)    (5,079,385)

Committed stock for services          --          13,600          --           13,600

Net loss                              --            --        (515,600)      (515,600)
                               -----------   -----------   -----------    -----------
Balance, May 31, 1995                 --       6,429,215   (12,119,900)    (5,581,385)

Net loss                              --            --        (501,600)      (501,600)
                               -----------   -----------   -----------    -----------
Balance, May 31, 1996                 --       6,429,215   (12,621,500)    (6,082,985)

Stock issued for services             --          89,100          --           92,400

Stock issued to employees
as compensation                       --         322,900          --          334,900

Net loss                              --            --        (957,400)      (957,400)
                               -----------   -----------   -----------    -----------
Balance, May 31, 1997                 --       6,841,215   (13,578,900)    (6,613,085)


                  See independent auditors' report and accompanying
                      notes to consolidated financial statements


                                      F-44(Con't)

                     MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
=========================================================================================

                                         Common Stock               Treasury Stock
                                    -------------------------   -------------------------
                                      Shares        Amount        Shares        Amount
                                    -----------   -----------   -----------   -----------
Net loss                                   --            --            --            --
                                    -----------   -----------   -----------   -----------
Balance, May 31, 1998               124,563,432       124,600     8,000,000          --

Stock issued to employees             3,500,000         3,500          --            --

Stock issued to consultants
  for services                        1,300,000         1,300          --            --

Net loss                                   --            --            --            --
                                    -----------   -----------   -----------   -----------
Balance, May 31, 1999               129,363,432       129,400     8,000,000          --

Stock issued to employees
  as compensation                       450,000           400          --            --

Stock issued to vendors
  for services                        1,400,000         1,400          --            --

Exercise of options for
  accrued compensation                5,000,000         5,000          --            --

Exercise of options for
  subscriptions receivable              500,000           500          --            --

Stock options issued to
  consultants                              --            --            --            --

Stock options issued to employees          --            --            --            --

Contributed services                       --            --            --            --


                                           F-45

                        MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                                (Development Stage Companies)
                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
             FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                        (Continued)
===========================================================================================

                                                                   Deficit
                                                                 Accumulated
                                                   Additional    During the
                                   Subscriptions     Paid-in     Development
                                    Receivable       Capital        Stage          Total
                                    -----------    -----------   -----------    -----------
Net loss                                   --             --        (555,200)      (555,200)
                                    -----------    -----------   -----------    -----------
Balance, May 31, 1998                      --        6,841,215   (14,134,100)    (7,168,285)

Stock issued to employees                  --          120,000          --          123,500

Stock issued to consultants
  for services                             --           51,700          --           53,000

Net loss                                   --             --        (767,400)      (767,400)
                                    -----------    -----------   -----------    -----------
Balance, May 31, 1999                      --        7,012,915   (14,901,500)    (7,759,185)

Stock issued to employees
  as compensation                          --           10,850          --           11,250

Stock issued to vendors
  for services                             --           73,600          --           75,000

Exercise of options for
  accrued compensation                     --           45,000          --           50,000

Exercise of options for
  subscriptions receivable              (10,000)         9,500          --             --

Stock options issued to
  consultants                              --           29,000          --           29,000

Stock options issued to employees          --           35,435          --           35,435

Contributed services                       --          126,900          --          126,900


                      See independent auditors' report and accompanying
                         notes to consolidated financial statements


                                          F-45(Con't)

                     MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                             (Development Stage Companies)
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
          FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
======================================================================================

                                       Common Stock              Treasury Stock
                                 -------------------------   -------------------------
                                   Shares        Amount        Shares        Amount
                                 -----------   -----------   -----------   -----------
Stock option issued to Immune
  Network Research, Ltd.                --            --            --            --

Net loss                                --            --            --            --
                                 -----------   -----------   -----------   -----------
Balance, May 31, 2000            136,713,432       136,700     8,000,000          --

Exercise of Immune Network
   Research, Ltd. stock option    10,000,000        10,000          --            --

Contributed services                    --            --            --            --

Employee option exercise           1,500,000         1,500          --            --

Exercise of put option to
   Swartz LLC                        605,055           605          --            --

Shares to be returned from
   Swartz LLC                           --            --         894,945          --

Cost incurred to register
  common stock                          --            --            --            --

Stock options issued to
consultants                             --            --            --            --

Net income                              --            --            --            --
                                 -----------   -----------   -----------   -----------
Balance, May 31, 2001            148,818,487       148,805     8,894,945          --

Proceeds received for
  exercise of put option
  to Swartz LLC                         --            --            --            --


                                          F-46

                      MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                        (Continued)
==========================================================================================

                                                                 Deficit
                                                               Accumulated
                                                Additional     During the
                                Subscriptions     Paid-in      Development
                                  Receivable      Capital         Stage          Total
                                 -----------    -----------    -----------    -----------
Stock option issued to Immune
  Network Research, Ltd.                --          400,000           --          400,000

Net loss                                --             --       (1,150,100)    (1,150,100)
                                 -----------    -----------    -----------    -----------
Balance, May 31, 2000                (10,000)     7,743,200    (16,051,600)    (8,181,700)

Exercise of Immune Network
   Research, Ltd. stock option          --          290,000           --          300,000

Contributed services                    --          336,150           --          336,150

Employee option exercise            (155,000)       153,500           --             --


Exercise of put option to
   Swartz LLC                        (48,404)        47,799           --             --

Shares to be returned from
   Swartz LLC                           --             --             --             --

Cost incurred to register
  common stock                          --          (76,973)          --          (76,973)

Stock options issued to
consultants                             --           19,500           --           19,500

Net income                              --             --          562,695        562,695
                                 -----------    -----------    -----------    -----------
Balance, May 31, 2001               (213,404)     8,513,176    (15,488,905)    (7,040,328)

Proceeds received for
  exercise of put option
  to Swartz LLC                       48,404           --             --           48,404


                See independent auditors' report and accompanying
                   notes to consolidated financial statements


                                   F-46(Con't)

                       MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                               (Development Stage Companies)
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
==========================================================================================

                                         Common Stock              Treasury Stock
                                 ---------------------------   ---------------------------
                                    Shares         Amount         Shares         Amount
                                 ------------   ------------   ------------   ------------
Exercise of put option to
  Swartz LLC                        1,157,000          1,157           --             --

Shares to be returned from
  Swartz LLC                             --             --        3,843,000           --

Reimbursement for costs
  incurred to register common
  stock                                  --             --             --             --

Stock issued to consultant for
  fundraising activity                250,000            250           --             --

Stock options issued to
  consultants                            --             --             --             --

Stock issued for exercise of
  option                            2,500,000          2,500           --             --

Net loss                                 --             --             --             --
                                 ------------   ------------   ------------   ------------
Balance, May 31, 2002             152,725,487        152,712     12,737,945           --

Sale of Stock                       5,860,000          5,860           --             --

Stock issued to consultant            300,000            300           --             --

Stock options issued to
 consultants                             --             --             --             --

Net loss                                 --             --             --             --
                                 ------------   ------------   ------------   ------------

Balance, May 31, 2003             158,885,487   $    158,872     12,737,945   $       --

Sale of Stock                       9,800,000          9,800           --             --

Stock issued as forgiveness
 of debt                            3,000,000         30,000           --             --

Net loss                                 --             --             --             --
                                 ------------   ------------   ------------   ------------

Balance, May 31, 2004             171,685,487        198,672     12,737,945           --


                                           F-47

                         MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                                 (Development Stage Companies)
                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                         (Continued)
=============================================================================================

                                                                  Deficit
                                                                Accumulated
                                                  Additional     During the
                                 Subscriptions      Paid-in      Development
                                  Receivable        Capital         Stage           Total
                                 ------------    ------------    ------------    ------------
Exercise of put option to
  Swartz LLC                             --            69,385            --            70,542

Shares to be returned from
  Swartz LLC                             --              --              --              --

Reimbursement for costs
  incurred to register common
  stock                                  --            14,637            --            14,637

Stock issued to consultant for
  fundraising activity                   --              (250)           --              --

Stock options issued to
  consultants                            --            56,400            --            56,400

Stock issued for exercise of
  option                                 --            72,500            --            75,000

Net loss                                 --              --          (972,073)       (972,073)
                                 ------------    ------------    ------------    ------------
Balance, May 31, 2002                (165,000)      8,725,848     (16,460,978)     (7,747,418)

Sale of Stock                            --            58,140            --            64,000

Stock issued to consultant               --            14,700            --            15,000

Stock options issued to
 consultants                             --            32,500            --            32,500

Net loss                                 --              --          (612,894)       (612,894)
                                 ------------    ------------    ------------    ------------

Balance, May 31, 2003                (165,000)   $  8,831,188    $(17,073,872)   $ (8,248,812)

Sale of Stock                            --           132,422            --           142,222

Stock issued as forgiveness
 of debt                                 --              --              --            30,000

Net loss                                 --              --          (307,866)       (307,866)
                                 ------------    ------------    ------------    ------------

Balance, May 31, 2004                (165,000)      8,963,610     (17,381,738)     (8,384,456)


                       See independent auditors' report and accompanying
                          notes to consolidated financial statements


                                          F-47(Con't)

                               MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                                       (Development Stage Companies)
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
=========================================================================================================

                                                                                           For The Period
                                                                                             May 14,1982
                                                             For The Year    For The Year      (Date of
                                                                Ended           Ended        of Inception
                                                             May 31, 2004    May 31, 2003    May 31, 2004
                                                             ------------    ------------    ------------
Cash flows from operating activities:
     Net loss                                                $   (307,866)   $   (612,894)   $(16,768,844)
     Adjustments to reconcile net )loss) income to
       net cash used in operating activities:
          Depreciation and amortization                             1,493           1,346         140,183
          Warrants and options issued to employees,
            vendors and consultants                                  --            32,500         851,000
          Minority interest in losses of subsidiary                  --          (329,800)
          Stock issued to employees, vendors and
            consultants                                              --            15,000       1,667,300
          Contributed services                                       --           463,050
          Accrued interest on advances from affiliates               --           197,697       3,241,648
          Gain on write-down of accounts payable                     --        (1,405,232)
          Changes in operating assets and liabilities:
              Other receivable                                       --               621            --
              Trade mark                                             (189)           --              (189)
              Other assets                                           --              (161)         (9,140)
              Accounts payable and accrued expenses                (3,976)          1,333       1,590,794
              Accrued compensation                                219,000         248,834       3,244,353
                                                             ------------    ------------    ------------

     Net cash used in operating activities                        (91,538)       (115,724)     (7,314,877)

Cash flows used in investing activities:
      Purchases of furniture and equipment                         (1,773)           --          (140,966)
                                                             ------------    ------------    ------------
Cash flows from financing activities:
     Proceeds from advances from affiliates, net                     --            30,000       2,190,800
     Proceeds from loan payable                                      --              --            71,000
     Proceeds from sale of stock and exercise options, net        142,222          64,000       5,320,568
     Cost incurred to register securities                            --              --           (62,336)
     Principal payments on advances from stockholder                 --              --           (43,500)
                                                             ------------    ------------    ------------

Net cash provided by financing activities                         142,222          94,000       7,476,532
                                                             ------------    ------------    ------------

Net change in cash and cash equivalents                            48,911         (21,724)         20,689

Cash and cash equivalents, beginning of period                     10,053          31,777            --
                                                             ------------    ------------    ------------

Cash and cash equivalents, end of period                     $     58,964    $     10,053    $     20,689
                                                             ============    ============    ============

Supplemental disclosure of cash flow information:
Cash paid during the period for:
              Interest                                       $       --      $       --      $       --
                                                             ============    ============    ============

              Income taxes                                   $       --      $       --      $       --
                                                             ============    ============    ============

                            See independent auditors' report and accompanying
                               notes to consolidated financial statements.


                                                    F-48

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business activity (Company and Subsidiaries)

     Meditech Pharmaceuticals, Inc. ("Meditech") is a drug development company, which is focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. Meditech was incorporated in Nevada on March 21, 1983. Since then, it has been engaged in research and development activities associated with bringing its products to market.

     Principles of Consolidation

     The consolidated financial statements include the accounts of Meditech and its 37% owned and controlled subsidiary Viral Research Technologies, Inc. ("Viral" - see Note C) (Collectively, the "Company"). All significant transactions and balances have been eliminated in consolidation.

     Development Stage Enterprise

     The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. The Company has not generated significant revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities. The Company will require substantial additional funding for commercialization of its products. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company. The Company's products, to the extent that they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. There can be no assurance that the Company will maintain or obtain the regulatory approvals required to market its products.

     Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $307,866 during the year ended May 31, 2004 and had a cash balance of approximately $58,964 at May 31, 2004. In addition, at May 31, 2004, the Company's deficit accumulated during the development stage was $17,381,738 and the Company had negative working capital of $8,201,462. Management recognizes that the Company must generate additional resources for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through equity financing and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

     These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

     Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)


     Cash and Cash Equivalents

     The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Revenue

     Revenue represents license fees that are recognized when earned over the period of the applicable license agreement.

     Property and Equipment

     Property and Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 5 years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

     Impairment of Long-Lived Assets

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Based on its analysis, the Company believes that no impairment of the carrying value on its long-lived assets exists at May 31, 2004. There can be no assurance, however, that market conditions will not change which could result in impairment on long-lived assets in the future.

     Stock-Based Compensation

     The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense and net (loss) income had compensation cost for the Company's stock option issues been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 is as follows for the years ended May 31:

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

     Stock-Based Compensation (cont.)

                                                         2004           2003
                                                      ----------     ----------
     Net (loss) income, as reported                     (307,866)      (612,896)

     Additional compensation expense under SFAS 123         --             --
                                                      ----------     ----------

     Pro forma net (loss) income                      $ (307,866)      (612,896)
                                                      ==========     ==========

     Pro forma net (loss) income per share            $     --       $     --
                                                      ==========     ==========


     Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not those assets will not be recovered.

     Fair Value of Financial Instruments

     The carrying values of the Company's certain financial instruments as of May 31, 2004, including cash, accounts payable and accrued expenses, and accrued compensation, approximate their respective fair values due to their short-term nature. The fair value of advances from affiliates are not determinable as the transactions are with related parties.

     Concentration of Credit Risk

     The financial instrument which potentially subjects the Company to concentration of credit risk is cash and cash equivalents. The Company maintains cash and cash equivalents balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of May 31, 2004, there were no uninsured portions of cash.

     Loss Per Share

     Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company has incurred net losses for 2004 and 2003, potential common shares (totaling 3,800,000 and 3,800,000 shares, respectively) were excluded from the computation as the effect would be anti-dilutive.

     Comprehensive Income

     Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

     Segments of an Enterprise and Related Information

     As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

     New Accounting Standard

     On December 31, 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Application of the provisions of SFAS 148 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which SFAS 148 was issued. The Company has elected to adopt SFAS 148 as of the beginning of the current fiscal year.

     On April 30, 2003, the FASB issued a Financial Interpretation No. 45, "Disclosure Requirements Mandate Fair Value at Inception." FIN 45 states that "a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, including its ongoing obligations to stand ready to perfom over the term of the guarantee of the event that the specified triggering events or conditions occur. The objective of the initial measurement of that liability is the fair value of the guarantee at its inception." FIN 45 covers guarantee contracts such as financial and market value guarantees, performance guarantees, and indirect guarantees of the indebtedness of others. As of May 31, 2003, The Company does not have any guarantee contracts affected by this interpretation.

     On May 31, 2003 the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. Application of the provisions of SFAS 150 is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has elected to adopt SFAS 150 at the beginning of the next fiscal year.

     Reclassifications

     Certain reclassifications have been made to prior year amounts in the consolidated financial statements in order to conform to the current year presentation. These reclassifications have no effect on previously reported results of operations.

NOTE B - MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY

     On January 22, 1987, the Company and a 50% investor formed VRT, Inc. ("VRT"), a Nevada corporation, for the purposes of developing a marketing strategy for its products. On January 26, 1987, the Company granted certain exclusive rights to VRT to market and distribute the Company's products. The agreement expired on November 30, 1996.

     On April 30, 1987, pursuant to a merger agreement, VRT was combined with Viral, a Nevada corporation and an inactive public shell, which became the surviving corporation. In the transaction, Viral issued 15,000,000 shares of common stock to the company and its investor for all outstanding shares of VRT. After the merger, the Company owned 37% of Viral. Viral's Board of Directors is controlled by officers and directors of the Company. Additionally, the companies have the same management team, and Viral is economically dependent on the Company to fund its continuing operations. Therefore, Viral has been consolidated as it is effectively controlled by the Company.

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------

NOTE B - MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY (cont.)

     At May 31, 2004, the assets and liabilities of Viral were as follows:


     ASSETS

           Due from Meditech                             $    400,000
                                                         ------------
                 Total Assets                            $    400,000
                                                         ============


     LIABILITIES

           Accounts Payable                              $     5,000

           Due to Meditech                                    129,000
                                                         ------------

                 Total Liabilities                            134,000

     EQUITY                                                   266,000
                                                         ------------

                 Total Liabilities and Equity            $    400,000
                                                         ============

     Amounts recorded as minority interest in consolidated subsidiary on the accompanying consolidated balance sheet represent the pro rata portion of Viral's equity attributable to minority stockholders.

NOTE C - COMMITMENTS AND CONTINGENCIES

     Leases

     Currently, the Company uses its operating facilities provided by its Chief Executive Officer, without a license agreement. The Company incurred approximately $18,000 for the years ended May 31, 2004 and 2003 of rent expense related to this lease. There is no guarantee the officer will be willing to provide these facilities in the future (see Note G).

     Employment Agreements

     The Company entered into employment agreements dated February 3, 2000 (amended on May 31, 2001) with two of its officers. The agreements are for three-year terms ending on March 15, 2003, however if it is not terminated by either party, the term shall be automatically renewed for successive one-year periods commencing on each anniversary date of the original term. As of May 31, 2003, the agreements were not terminated. The agreements provide for a combined base salary of $270,000 per annum for the first year with an increase at least equal to the consumer price index over each succeeding year. The agreements also provide for an annual bonus based on certain performance goals and a severance payment based on two years of base salary and bonus based, as defined, upon termination without cause or change of control of the Company. Additionally, on August 9, 2001, the Company granted to its officers, options to purchase a total of 44,900,000 shares of common stock exercisable at $0.056 per share and vesting immediately on the date of grant. No compensation expense was recognized for the granting of these options as the exercise price was equal to the market price on the date of grant.

     Litigation

     The Company may become involve in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------

NOTE C - COMMITMENTS AND CONTINGENCIES (cont.)

     License Agreement

     On February 3, 2000, the Company received $25,000 from Immune Network Research, Ltd. ("INR"), a Canadian pharmaceutical development company, under a letter of intent. The payment was made for a one-year irrevocable option granting INR the right to negotiate for an exclusive license for pharmaceutical applications worldwide outside of the United States. The Company then received an additional $100,000 from INR in anticipation of a definitive agreement. Under the terms of the letter, if an agreement is reached, the Company will issue an option to INR for up to 10,000,000 shares of common stock, exercisable at $0.03 per share. In return, the Company will receive royalties equal to 7% of net sales for all MTCH-24
     (TM) products sold and 4% of net sales for all Viraplex (R) products sold by INR. The option was valued at $400,000 using the Black-Scholes option-pricing model, which was recorded as an operating expense on the date granted.

     On May 25, 2001, the Company and INR entered into a definitive licensing agreement, which terminated the letter of intent. Under this licensing agreement the Company assigned its rights and interests in two applications of its proprietary products. In consideration of the assignment, INR agreed to pay a royalty equal to 2% of the gross worldwide sales of each of the products. The term of the royalty is the longer of 10 years or the life of any patent based on the products. The Company has not yet recognized any royalty revenue related to this agreement.

NOTE D - STOCKHOLDERS' DEFICIT

     Preferred Stock

     The Company is authorized to issue 25,000,000 shares of its $0.001 par value preferred stock. The Company has not issued any preferred stock to date.

     Common Stock

     In May 2003, the Company issued 300,000 shares of common stock to a consultant for work performed in connection with a proceeding against Meditech, recording consulting expense of $15,000.

     During the year ended May 31, 2003, the Company issued 5,860,000 shares of common stock for cash of $64,000.

     During the year ended May 31, 2004, the Company issued 3,000,000 shares of common stock as a payment against a loan. This issuance paid off the entire loan of $30,000.

     During the year May 31, 2004, the Company issued 9,800,000 shares of common stock for cash of $142,222.

     Stock Options

     The Company has no formal stock option plan. From time to time, the Company issues stock options pursuant to various agreements and other compensating arrangements.

     The following summarizes all transactions for the years ended May 31, 2004 and 2003 involving the Company's stock options:

     During the year ended May 31, 2003, the Company issued options to purchase 1,500,000 shares of its common stock to vendors and consultants of the Company. The options are exercisable at $0.010 per share for 1,250,000 options and $0.028 per share for 250,000 options and expire at various dates through February 2008. All of these options vest immediately. The Company recognized $32,500 as consulting expense under general and administrative expenses in the accompanying consolidated statement of operations related to these options (based on the Black- Scholes option pricing model pursuant to SFAS 123).

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------


NOTE D - STOCKHOLDERS' DEFICIT (cont.)

     Stock Options (cont.)

     During the year ended May 31, 2003, the Company issued options to purchase 2,250,000 shares of common stock to employees and stockholders of the Company, vesting immediately. The options are exercisable at $0.010 per share and expire at various dates through December 2007. No compensation expense was recognized as the exercise price at the dates of grant approximates the fair market value of the stock on those dates.

     Stock option activity for the years ended May 31, 2004 and 2003, is as follows:

                                                       2004                      2003
                                              -----------------------   -----------------------
                                                            Weighted                  Weighted
                                                            Average                   Average
                                                            Exercise                  Exercise
                                                Options      Price       Options       Price
                                              ----------   ----------   ----------   ----------
     Outstanding, beginning of year           57,890,000   $     0.06   54,140,000   $     0.14

     Granted                                        --         --        3,750,000         0.05

     Exercised                                      --         --             --

     Outstanding, end of year                 57,890,000         0.06   57,890,000         0.06
                                              ==========   ==========   ==========   ==========

     Exercisable, end of year                 57,890,000         0.06   53,640,000         0.06
                                              ==========   ==========   ==========   ==========

     Weighted average fair value of
     options granted                                             0.06                      0.05
                                                           ==========                ==========

     The following summarizes information about stock options outstanding at May 31, 2004:

                                         Options Outstanding                     Options Exercisable
                             --------------------------------------------     ---------------------------
                                              Weighted
                                              Average           Weighted                        Weighted
                              Number of      Remaining          Average       Number of         Average
     Range of Exercise         Shares        Contractual        Exercise        Shares          Exercise
     Prices                  Outstanding     Life (Years)        Price        Exercisable         Price
     -----------------       -----------     ------------      ----------     -----------      ----------
     $ 0.010 - $ 0.028         7,650,000        5.4            $    0.020       7,650,000      $    0.018
     $ 0.050 - $ 0.056        46,990,000        6.9                 0.060      46,990,000           0.056
     $ 0.130 - $ 0.210         3,250,000        0.7                 0.210       3,250,000           0.206
                              ----------     ----------        ----------      ----------      ----------
                              57,890,000                       $    0.059      57,890,000      $    0.059
                              ==========                       ==========      ==========      ==========


     Pro Forma Stock Option Information

     Pro Forma information regarding net (loss) income is required by SFAS 123 and is determined as if the Company accounted for its employee stock options under the fair value method pursuant to SFAS 123,

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------


NOTE D - STOCKHOLDERS' DEFICIT (cont.)

     Pro Forma Stock Option Information  (cont.)

     rather than the method pursuant to APB 25, as discussed in Note A. The fair value of these options is estimated at the date of grant based on the Black-Scholes options pricing model (the "Model") with the following assumptions for the years ended May 31, 2004 and 2003, respectively; risk free interest rate of 3.9% and 4.4%; expected dividend yield of 0%; expected life of the options of 5 years; and volatility factor of the expected market price of the Company's common stock of 88% and 207%.

     The Model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Model requires the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options; changes in the subjective input assumptions can materially affect the fair value estimate.



NOTE E - INVESTMENT AGREEMENT

     On June 30, 2000, and subsequently amended on February 15, 2001, the Company entered into an investment agreement with Swartz Private Equity, LLC ("Swartz"). The investment agreement entitles the Company to issue and sell common stock to Swartz in the form of put rights for up to an aggregate of $30,000,000 from time to time during a three-year period beginning on the date of an effective registration statement which was May 3, 2001.

     Under the agreement, in order to invoke a put right, the Company must provide Swartz with at least 10 but not more than 20 business days advance notice of the date on which the Company intends to exercise a put right and must indicate the number of shares of common stock the Company intends to sell to Swartz. The Company may also designate a maximum dollar amount of common stock (not to exceed 2,000,000), which the Company will sell to Swartz during the put/and or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) 1,500,000 shares; (ii) 15% of the aggregate daily reported trading volume of the Company's common shares, excluding certain block trades, during the 20 business days after the date of a put notice, with certain restrictions;
     (iii) 15% of the aggregate daily reported trading volume of common shares during the 20 days before the put date, excluding certain block trades; or
     (iv) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would exceed 9.99% of the total number of shares of common stock outstanding. For each common share, Swartz will pay the Company the lesser of (i) the market price for such put, minus $0.075 or (ii) 91% of the market price for the put.

     Further, under the provisions of the agreement, during the term of the investment agreement and for a period of one year thereafter, the Company is prohibited from engaging in certain financing transactions involving the Company's equity securities.

     During the year ended May 31, 2004 and 2003, the Company exercised no put options.

                  MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                          (Development Stage Companies)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
--------------------------------------------------------------------------------


NOTE F - INCOME TAXES

     Significant components of the Company's defered tax assets and liabilities consisted of the following at May 31, 2004:

     Deferred Tax Assets:
        Reserve for finance charges                       $     57,416
        Accrued compensation                                 1,454,541
        Interest on related party advances                   1,375,430
        Net operating loss carryforwards                     1,022,330
        Valuation allowance                                 (3,909,717)
                                                          ------------
        Net deferred tax asset                            $       --
                                                          ============

     The valuation allowance decreased by $74,964 and increased by $571,681 during the years ended May 31, 2004 and 2003, respectively. No current provision for income taxes for the year ended May 31, 2004 and 2003 is required, since the Company incurred net operating losses through May 31, 2004.

     As of May 31, 2004, the Company had net operating loss carryforwards of approximately $1,771,838 for federal income tax reporting purposes available to offset future taxable income, which expire on 2019.

NOTE G  - RELATED PARTY TRANSACTIONS

     Since inception, the Company has received advances from Petro-Med, Inc., an affiliate, to fund its working capital requirements. At May 31, 2004, the Company maintained short-term advances from affiliates of $4,539,346 which are due on demand. Accrued interest is attributed to and included in the outstanding balance as incurred. The advances bear interest at 9% per annum on any outstanding balance. During fiscal year ended May 31, 2003, both partners agreed to stop accruing interest on these advances. Interest expense on the advances was $0 and $197,699 for the years ended May 31, 2004 and 2003, respectively.

     The Company maintains its primary place of business in facilities owned by the Chief Executive Office, for which it is charged rent expense (see Note
     C).



NOTE H - EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the years ended May 31, 2004 and 2003.

                          MEDITECH PHARMACEUTICALS, INC AND SUBSIDIARY
                                  (Development Stage Companies)
                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE PERIOD OF MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
-----------------------------------------------------------------------------------------------

                                                                  2004                 2003
                                                               -----------          -----------
     Numerator for basic and diluted earning per share:

     Net loss contributed to common stockholders               $   307,866          $   612,896
                                                               ===========          ===========
     Denominator for basic and diluted earnings per share:

              Weighted average shares (basic)                  164,901,971          155,512,905

              Common stock equivalents                                --                   --
                                                               -----------          -----------
              Weighted average shares (dilutive)               164,901,971          155,512,905
                                                               ===========          ===========
     Basic and diluted earnings per share -
              Loss per common share                            $      0.00          $      0.00
                                                               ===========          ===========

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                              February 28, 2005       May 31, 2004
                                                              -----------------    -----------------
                                     ASSETS

Current assets:
   Cash and cash equivalents                                  $            --      $          58,964
   Other current assets                                                    --                   --
                                                              -----------------    -----------------

        Total current assets                                               --                 58,964

Property and equipment
   Property and equipment                                                  --                  5,366
   Less: accumulated depreciation                                          --                 (4,508)
                                                              -----------------    -----------------

        Total property and equipment, net                                  --                    858

Other assets                                                               --                  7,448
                                                              -----------------    -----------------

        Total assets                                          $            --      $          67,270
                                                              =================    =================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable and accrued expenses                      $            --      $         257,893
   Accrued compensation                                                    --              3,493,187
   Advances from affiliates                                                --              4,509,346
                                                              -----------------    -----------------

        Total current liabilities                                          --              8,260,426

Minority interest in consolidated subsidiary                               --                191,300

Commitments and contigencies

Stockholders' deficit:
   Preferred stock, $0.001 par value; 25,000,000 shares
    authorized; no shares issued and outstanding                           --                   --
Common stock, $0.001 par value; 400,000,000 shares
   authorized; 2,156,855 and 171,685,487 shares issued
   and outstanding at February 28, 2005 and May 31, 2004,
   respectively                                                           2,157              171,672
Subscriptions receivable                                                   --               (165,000)
Additional paid-in capital                                           15,048,708            8,990,610
Deficit accumulated during the development stage                    (15,050,865)         (17,381,738)
                                                              -----------------    -----------------

        Total stockholders' deficit                                        --             (8,384,456)
                                                              -----------------    -----------------

        Total liabilities and stockholders' deficit           $            --      $          67,270
                                                              =================    =================

                "See Accompanying Notes and Accountant's Report"

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                                               For the Period
                                                                                                                May 14,1982
                                            For The Three    For The Three    For The Nine     For The Nine        (Date of
                                             Months Ended     Months Ended     Months Ended     Months Ended    Inception) to
                                             February 28,     February 29,     February 28,     February 29,     February 28,
                                                2005             2004             2005             2004             2005
                                            -------------    -------------    -------------    -------------    -------------

Revenue                                     $        --      $        --      $        --      $        --      $     152,132
                                            -------------    -------------    -------------    -------------    -------------

Operating expenses:
Research and development                             --               --               --               --          1,899,450
General and administrative                         44,041           69,426          138,626          223,403       14,130,760
General                                              --               --               --               --            325,400
                                            -------------    -------------    -------------    -------------    -------------

Total Operating expenses                           44,041           69,426          138,626          223,403       16,355,610
                                            -------------    -------------    -------------    -------------    -------------

Loss before other income (expense)                (44,041)         (69,426)   $    (138,626)        (223,403)     (16,203,478)
                                            -------------    -------------    -------------    -------------    -------------

Other income (expense):
Interest expense                                     --               --                (15)              65       (3,439,389)
Interest income                                        23                4               56             --            305,899
Other income, net                                    --               --               --               --             81,612
Gain on forgiveness of debt                     2,278,158             --          2,278,158             --          2,278,158
Gain on write-down of accounts payable               --               --               --               --          1,405,232
                                            -------------    -------------    -------------    -------------    -------------

Total other income (expenses)                   2,278,181                4        2,278,199               65          631,513
                                            -------------    -------------    -------------    -------------    -------------

Loss before minority interest in losses
   of subsidiary                                2,234,140          (69,421)       2,139,573         (223,338)     (15,571,965)
                                            -------------    -------------    -------------    -------------    -------------

Minority interest in losses of subsidiary         191,300             --            191,300             --            521,100
                                            -------------    -------------    -------------    -------------    -------------

Net (loss) income                           $   2,425,440    $     (69,421)   $   2,330,873    $    (223,338)   $ (15,050,865)
                                            =============    =============    =============    =============    =============

Net (loss) income available to common
   stockholders per common share:           $         0.7    $        --      $         0.8    $        --
                                            =============    =============    =============    =============

Net (loss) income per common share -
   basic and diluted                        $         0.3    $        --      $         0.2    $        --
                                            =============    =============    =============    =============

Weighted average shares outstanding:
Basic                                             834,525      161,980,378          413,656      160,214,449
                                            =============    =============    =============    =============

Diluted                                           834,525      161,980,378          413,656      160,214,449
                                            =============    =============    =============    =============

                "See Accompanying Notes and Accountant's Report"

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005 AND 2004
--------------------------------------------------------------------------------

                                                   For The Nine    For The Nine
                                                   Months Ended    Months Ended
                                                   February 28,    February 28,
                                                       2005           2005
                                                   ------------    ------------

Cash flows from operating activities:
  Net income                                       $  2,330,873    $   (223,338)
  Adjustments to reconcile (net loss) income to
    net cash used in operating activities:
     Depreciation and amortization                          858             372
     Forgiveness of debt                              2,278,158            --
     Stock issued in exchange for debt                3,775,425            --
       Minority interest in losses of subsidiary       (191,300)           --
     Changes in operating assets and liabilities:
       Other current assets                                --            (2,379)
       Other assets                                       7,448           9,587
       Accounts payable and accrued expenses           (257,893)        (38,556)
       Advances from affiliates                      (4,509,346)        (10,000)
       Accrued compensation                          (3,493,187)        240,000
                                                   ------------    ------------

  Net cash used in operating activities                 (58,964)        (24,314)

Cash flows from investing activities:
  Purchase of furniture and fixtures                       --            (1,724)
                                                   ------------    ------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                   --            82,000
                                                   ------------    ------------


Net change in cash and cash equivalents                 (58,964)         55,962

Cash and cash equivalents, beginning of period           58,964          20,418
                                                   ------------    ------------

Cash and cash equivalents, end of period           $       --      $     76,380
                                                   ============    ============


                "See Accompanying Notes and Accountant's Report"

                          MEDITECH PHARMACEUTICALS, INC
                                 AND SUBSIDIARY
                          (Development Stage Companies)
                          NOTES TO FINANCIAL STATEMENTS
                          FEBRUARY 28, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business activity (Company and Subsidiaries)

     Meditech Pharmaceuticals, Inc. ("Meditech") is a drug development company, which is focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. Meditech was incorporated in Nevada on March 21, 1983. Since then, it has been engaged in research and development activities associated with bringing its products to market.

     Development Stage Enterprise

     The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced.

     The Company has not generated significant revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities. The Company will require substantial additional funding for commercialization of its products. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company. The Company's products, to the extent that they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. There can be no assurance that the Company will maintain or obtain the regulatory approvals required to market its products.

     Basis of Presentation

     The accompanying financial statements have been prepared by Meditech pursuant to the rules and regulations of the Securities and Exchange
     Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of managements, necessary to fairly represent the operating results for the respective periods. Certain information and footnote disclosures normally present in the annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the three months ended February 28, 2005 are not necessarily indicative of the results to be expected for the full year ending May 31, 2005.

     Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                          MEDITECH PHARMACEUTICALS, INC
                                 AND SUBSIDIARY
                          (Development Stage Companies)
                          NOTES TO FINANCIAL STATEMENTS
                          FEBRUARY 28, 2005 (Unaudited)
--------------------------------------------------------------------------------

     Revenue

     Revenue represents license fees that are recognized when earned over the period of the applicable license agreement.

     Impairment of Long-Lived Assets

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Based on its analysis, the Company believes that no impairment of the carrying value on its long-lived assets exists at February 28, 2005. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

     Stock-Based Compensation

     The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense and net (loss) income had compensation cost for the Company's stock option issues been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 is as follows for the years ended May 31:

                                                            2004         2003
                                                         ---------    ---------

     Net (loss) income, as reported                       (612,896)    (612,896)

     Additional compensation expense under SFAS 123           --           --
                                                         ---------    ---------

     Pro forma net (loss) income                         $(612,896)    (612,896)
                                                         =========    =========

     Pro forma net (loss) income per share               $    --      $    --
                                                         =========    =========


     Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax

                          MEDITECH PHARMACEUTICALS, INC
                                 AND SUBSIDIARY
                          (Development Stage Companies)
                          NOTES TO FINANCIAL STATEMENTS
                          FEBRUARY 28, 2005 (Unaudited)
--------------------------------------------------------------------------------

     rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not those assets will not be recovered.

     Loss Per Share

     Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For the three months ended February 28, 2005 and February 29, 2004, the Company incurred net losses; therefore, potential common shares are ignored as their effect would be anti-dilutive.

     Comprehensive Income

     Comprehensive  income  is  not  presented  in  the  Company's  consolidated
     financial   statements  since  the  Company  did  not  have  any  items  of comprehensive income in any period presented.

     Segments of an Enterprise and Related Information

     As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

                          MEDITECH PHARMACEUTICALS, INC
                                 AND SUBSIDIARY
                          (Development Stage Companies)
                          NOTES TO FINANCIAL STATEMENTS
                          FEBRUARY 28, 2005 (Unaudited)
--------------------------------------------------------------------------------

     Reclassifications

     Certain reclassifications have been made to prior year amounts in the consolidated financial statements in order to conform to the current year presentation. These reclassifications have no effect on previously reported results of operations.

NOTE B - COMMITMENTS AND CONTINGENCIES

     Leases

     Currently, the Company uses its operating facilities provided by its Chief Executive Officer, without a lease agreement. During the nine months ended February 28, 2005, and the year ended May 31, 2004, the Company incurred approximately $13,500 and $18,000, respectively, of rent expense related to this lease. There is no guarantee the officer will be willing to provide these facilities in the future.

     Employment Agreements

     There are no employment agreements in effect as of February 28, 2005.

     Litigation

     The Company may become involved in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

                          MEDITECH PHARMACEUTICALS, INC
                                 AND SUBSIDIARY
                          (Development Stage Companies)
                          NOTES TO FINANCIAL STATEMENTS
                          FEBRUARY 28, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE C - STOCKHOLDERS' DEFICIT

     During the three months ended February 28, 2005, the Company issued a total of 1,805,000 shares of restricted common stock as follows: 25,000 shares in repayment of a $25,000 note payable; 280,000 shares as stock incentive compensation for $280.00; and 1,500,000 shares for conversion of $2,418,303.90 debt to equity.

NOTE D  - RELATED PARTY TRANSACTIONS

     Since inception, the Company has received advances from Petro-Med, Inc., an affiliate, to fund its working capital requirements. At May 31, 2004, the Company maintained short-term advances from affiliates of $4,509,346 which are due on demand. Accrued interest is attributed to and included in the outstanding balance as incurred. The advances bear interest at 9% per annum on any outstanding balance. During fiscal year ended May 31, 2003, both partners agreed to stop accruing interest on these advances. On October 25, 2004, the Company and Petro-Med entered into a debt exchange agreement, thereby, paying in full the advances due to Petro-Med.

     The Company maintains its primary place of business in facilities owned by the Chief Executive Officer, for which it is charged rent expense (see Note
     B).

NOTE E - STOCK SPLIT

     On January 12, 2005 the Company effected a 1 for 1000 reverse split of its common Stock.

NOTE F - SUBSEQUENT EVENT

     In March 2005, Registrant underwent a change of control when it issued 9,853,740 shares of common stock in exchange for $5,748,015 and the contribution of a Chinese operating company. Details of the transaction and the new company has been set forth in a Form 8K filed by the Company. Registrant's pharmaceutical development business was transferred to its subsidiary East West Distributors, Inc., which will be distributed to the company's shareholders after East West provides disclosure information about the new company.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to Article VI, Sections 1 and 2 of our By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

      SEC Registration Fee               $  5,465.55
      Printing and Engraving Expenses*   $     5,000
      Professional Fees and Expenses*    $   150,000
      Transfer Agent's Fees*             $     2,500
      Miscellaneous Expenses*            $     3,000
                                         -----------
      Total                              $165,965.55
                                         -----------

      * Estimates

                     RECENT SALES OF UNREGISTERED SECURITIES

      The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended December 31, 2005:

      1. On March 31, 2005, pursuant to the Stock Contribution Agreement, the former shareholders of Deli Solar (BVI) contributed all the shares of capital stock of Deli Solar (BVI), par value U.S.$0.05 per share, in exchange for 4,067,968 shares of common stock of the Company. The exchange qualified as exempt transactions under Section 4(2) and/or Regulation S under the Securities Act of 1933, as amended.

      2. On March 31, 2005, pursuant to subscriptions executed by seventeen accredited investors, the Company issued a total of 1,714,290 shares of common stock, accompanied by warrants entitling the warrant holders to purchase ten
(10) shares of common stock for each ten (10) shares issued, in private placements qualifying as exempt transactions under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D thereunder. The total purchase price paid for the common shares and warrants was $6,000,015. The exercise price per share of the individual warrants was $3.85 per share (The number and the price of shares described in these two paragraphs has been adjusted to give effect to the one-for-six reverse stock split of all issued and outstanding shares of our common stock, which became effective on August 15, 2005.).

      The offering to the seventeen accredited investors was accomplished through Kuhns Brothers Securities Corporation, an NASD member and SEC registered broker dealer, as placement agent. John Kuhns, the Chairman and 95% shareholder of Kuhns Brother Securities Corporation, is the Chairman of our Board of Directors.

      Further information regarding these transactions is contained in out Current Report on Form 8-K filed with the SEC on April 6, 2005.

      The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended May 31, 2004 and the seven months ended December 31, 2004:

      1. During the year ended May 31, 2004 and the seven months ended December 31, 2004, we granted 3,000,000 shares of our common stock as payment against a loan given to Meditech. The loan of $30,000 was paid off through this issuance.

      2. During the year ended May 31, 2004 and the seven months ended December 31, 2004, we issued an aggregate of 9,800,000 shares of our common stock for cash of $142,222.

      No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued under circumstances not involving a public offering.

      The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended May 31, 2003.

      1. During the year ended May 31, 2003, we granted 300,000 shares of our common stock to a consultant for work performed in connection with a proceeding against Meditech, recording consulting expense of $15,000.

      2. During the year ended May 31, 2003, we issued an aggregate of 5,860,000 shares of our common stock for cash of $64,000.

      No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act of 1933 on the basis that they were issued under circumstances not involving a public offering.

      Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

                                    EXHIBITS

3.1 Certificate of Incorporation. (1)

3.2-1 Bylaws. (2)

3.2-2 Amendment to Bylaws dated October 17, 2005 (3)

4.1 Common Stock Specimen (4)

4.2 Form of Warrant. (1)

5.1 Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered.

10.1 Stock Contribution Agreement, dated March 28, 2005, entered into by and between the Company and Deli Du (5)

10.2 Stock Purchase Agreement, dated March 30, 2005, by and among Deli Du, Halter Capital Corporation, and the Company (5)

10.3 Form of Unit Purchase Agreement (1)

10.4 Form of Engagement Agreement (1)

10.5 Form of Lock Up Agreement between the Company and the members of the Financial Advisor Group (1)


10.6 Land Purchase Agreement by and between Deli Solar (PRC) and Deli Du (4) (English Translation).

10.7 Stock Purchase Agreement by and between Deli Solar (PRC) and Ailiyang Shareholders (6).

10.8 Land Use Rights Purchase Agreement by and between Deli Solar (PRC) and the Governance Commission of Beijiahe Village Chaheji County Bazhou City dated March 16, 2006 (English Translation).


21.1 List of subsidiaries.

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 is contained in the opinion annexed at Exhibit 5.1

23.2 Consent of accountants (Child, Van Wagoner & Bradshaw, PLLC) for use of their report.

23.3 Consent of accountants (MGB Partners, LLP) for use of their report.

------------

(1) Incorporated herein by reference to the Registration Statement on Form SB-2 filed with the SEC on November 2, 2005.

(2) Incorporated herein by reference to the Registration Statement on Form S-1 filed with the SEC in August 2003.

(3) Incorporated herein by reference to the Registration Statement on Form SB-2 filed with the SEC ion March 26, 2001.

(4) Incorporated herein by reference to the Registration Statement Amendment No. 1 on Form Sb-2 filed with the SEC on February 6, 2006.

(5) Incorporated herein by reference to Schedule 13D filed by the Company on April 18, 2005.

(6) Incorporated herein by reference to the Current Report on Form 8-K filed by the Company on November 28, 2005.

                                  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in Beijing, PRC, on May 19, 2006.

                                       DELI SOLAR (USA), INC.


                                       /s/ Deli Du
                                       ----------------------
                                       By: Deli Du,
                                       Chief Executive Officer and President
                                       (principal executive officer)


                                       /s/ Jianmin Li
                                       ----------------------
                                       By: Jianmin Li
                                       Chief Financial Officer (principal
                                       financial officer and accounting officer)


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name and Title                                                 Date
--------------                                                 ----


/s/ Deli Du                                                May 18, 2006
-----------------------
By: Deli Du,
Chief Executive Officer, President
(principal executive officer)


/s/ Jianmin Li                                             May 19, 2006
-----------------------
By: Jianmin Li
Chief Financial Officer
(principal financial officer and accounting officer)


/s/ Deli Du                                                May 18, 2006
-----------------------
By: Deli Du, Director


/s/ John D. Kuhns                                          May 22, 2006
-----------------------
John D. Kuhns, Director

/s/ Kelly Chow                                             May 22, 2006
-----------------------
Kelly Chow, Director


/s/ Yunjun Luo                                             May 19, 2006
-----------------------
Yunjun Luo, Director


/s/ Ravinder Soin                                          May 22, 2006
-----------------------
Ravinder Soin, Director